Table of Contents

As filed with the Securities and Exchange Commission on October 12, 2018

Registration Statement No. 333-__________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SONOMA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	# 2834	68-0423298
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Sonoma Pharmaceuticals, Inc.

1129 N. McDowell Blvd.

Petaluma, CA 94954

(707) 283-0550

(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive
offices)

Jim Schutz

Chief Executive Officer

Sonoma Pharmaceuticals, Inc.

1129 N. McDowell Blvd.

Petaluma, CA 94954

(707) 283-0550

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies of communications to:

Amy M. Trombly, Esq. Trombly Business Law, PC 1314 Main St. Ste 102 Louisville, CO 80027 Phone (617) 243-0060 Fax (617) 243-0066	Ralph V. De Martino Cavas Pavri Schiff Hardin LLP 901 K Street NW, Ste 700 Washington, DC 20001 Phone (202) 778-6400 Fax (202) 778-6460

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.:

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price (1)	Amount of registration fee (2)
Units, each consisting of one share of common stock, $0.0001 par value, and ___ of a warrant (3)	$	$
Shares of common stock included as part of the Units (3)	(4)	(5)
Warrants to purchase common stock included as part of the Units (3)	(4)	(5)
Shares of common stock underlying warrants (3)
Series [__] Convertible Preferred Stock, $0.0001 par value per share (3)	(4)	(4)
Underwriter’s unit purchase option (3)	$	$
Shares of common stock included in Units underlying the unit purchase option (3)	(4)	(5)
Warrants to purchase common stock included in Units underlying the unit purchase option (3)	(4)	(5)
Shares of common stock underlying warrants included in Units underlying the unit purchase option (3)
Total	$6,000,000	$727.20

(1)	Estimated solely for the purpose of calculating the registration fee under Rule 457(o) of the Securities Act of 1933, as amended (“Securities Act”).

(2)	Pursuant to Rule 416 under the Securities Act, the securities being registered hereunder include such indeterminate number of additional shares of common stock as may be issued after the date hereof as a result of stock splits, stock dividends or similar transactions.

(3)	Includes additional Units of common stock and warrants to may be issued upon exercise of a 30-day option granted to the underwriter to cover over-allotments, if any, up to 15%.

(4)	The common stock (or Series [_] Convertible Preferred Stock) and warrants to be issued to investors hereunder are included in the price of the Units above.

(5)	No separate registration fee is required pursuant to Rule 457(g) promulgated under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities, and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION,

THE DATE OF THIS PROSPECTUS IS ________________ __, 2018.

$6,000,000

SONOMA PHARMACEUTICALS, INC.

Up to [___] Units

We are offering [___] shares of our common stock, $0.0001 par value per share, together with warrants to purchase [___] shares of our common stock (and the shares of common stock issuable upon exercise of the warrants), referred to as “Units,” at a public offering price of $[___] per Unit. For each Unit purchased in this offering, investors will receive one share of common stock and [___] of a warrant. The shares and warrants will be separately issued but will be purchased together in this offering. Each full warrant is exercisable for one share of common stock at an initial exercise price of $[___] per share commencing upon consummation of this offering and terminating on the fifth anniversary of the date of issuance.

We are also offering to those purchasers, if any, whose purchase of our common stock in this offering would otherwise result in such purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% of our outstanding common stock immediately following the consummation of this offering, the opportunity, in lieu of purchasing common stock, to purchase Series [__] Convertible Preferred Stock, referred to as “Preferred Stock”. Each share of Preferred Stock is being sold together with [_____] of the same warrants described above being sold with each share of common stock. For each share of Preferred Stock purchased in this offering in lieu of common stock, we will reduce the number of shares of common stock being sold in the offering by [____]. Pursuant to this prospectus, we are also offering the shares of common stock issuable upon conversion of the Preferred Stock.

Each share of Preferred Stock is convertible into [____] shares of our common stock (subject to adjustment as provided in the related designation of preferences) at any time at the option of the holder, provided that the holder will be prohibited from converting Preferred Stock into shares of our common stock if, as a result of such conversion, the holder, together with its affiliates, would own more than 4.99% of the total number of shares of our common stock then issued and outstanding. However, any holder may increase such percentage to any other percentage not in excess of 9.99%, provided that any increase in such percentage shall not be effective until 61 days after such notice to us. The shares of Preferred Stock will otherwise have the preferences, rights and limitations described under “Description of Securities - Series [__] Convertible Preferred Stock Being Issued in this Offering” in this prospectus.

All costs associated with this registration will be borne by us. Our common stock is traded on The Nasdaq Capital Market under the trading symbol “SNOA.”

The warrants and Preferred Stock, if any, sold in this offering will not be listed or traded on a national securities exchange or market. There is no established public trading market for the warrants or Preferred Stock, and we do not expect a market to develop. On October 11, 2018, the last reported sale price of our common stock on the Nasdaq Capital Market was $1.72 per share.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE

SECURITIES ONLY IF YOU CAN AFFORD A COMPLETE LOSS.

SEE “RISK FACTORS” BEGINNING ON PAGE 9.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

		Per Unit		Total

Public offering price (1)	$	[___]	$	[___]
Underwriting discount (2)	$	[___]	$	[___]
Proceeds, before expenses, to us (3)	$	[___]	$	[___]

(1) One Unit consists of one share of common stock (or Preferred Stock) together with [___] of a warrant, with each warrant being exercisable for the purchase of one share of common stock.

(2) The underwriter will receive compensation in addition to the underwriting discount. See “Underwriting” on page 27 of this prospectus for a description of these arrangements.

(3) We estimate the total expenses of this offering will be approximately $[___].

The underwriter expects to deliver the securities comprising the Units against payment therefore on or about [___].

We granted the underwriter a 30-day option to purchase up to [___] additional shares of common stock and/or warrants to purchase up to [___] shares of common stock, in any combinations thereof, from us at the offering price for each security, less underwriting discount, to cover over-allotments, if any.

DAWSON JAMES SECURITIES, INC.

Subject to completion, the date of this prospectus is October ____, 2018.

You should rely only on the information contained in this prospectus. We have not, and the underwriter has not, authorized anyone to provide you with any information other than that contained in this prospectus. We are offering to sell, and seeking offers to buy, the securities covered hereby only in jurisdictions where offers and sales are permitted. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities covered hereby. Our business, financial condition, results of operations and prospects may have changed since that date. We are not, and the underwriter is not, making an offer of these securities in any jurisdiction where the offer is not permitted.

For investors outside the United States: We have not, and the underwriter has not, taken any action that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities covered hereby the distribution of this prospectus outside the United States.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to the registration statement of which this prospectus is a part were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

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PROSPECTUS SUMMARY

This summary highlights certain information contained elsewhere in this prospectus. This summary is not intended to be complete and does not contain all of the information that you should consider in making your investment decision. You should carefully read this entire prospectus, including our consolidated financial statements and the related notes and the information set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in this prospectus before making an investment decision.

Unless the context otherwise requires, references to “we,” “our,” “us,” or the “Company” in this prospectus mean Sonoma Pharmaceuticals, Inc., and its subsidiaries where appropriate, on a consolidated basis.

OUR BUSINESS

We are a specialty pharmaceutical company dedicated to identifying, developing and commercializing unique, differentiated therapies to millions of patients living with chronic skin conditions. We offer early-intervention relief with virtually no side-effects or contraindications. We believe our products, which are sold throughout the United States and internationally, have improved patient outcomes for more than six million patients by treating and reducing certain skin diseases including acne, atopic dermatitis, scarring, infections, itch, pain and harmful inflammatory responses. Our vision is to be a catalyst for improved care and increased access for all patients.

Some of our key products in the United States are:

•	Celacyn®, a prescription hypochlorous acid-based scar management gel clinically proven to soften and flatten raised scars while reducing redness and discoloration.

•	Ceramax™ Skin Barrier Cream, helps manage dry itchy skin, minor skin irritations, rashes, and inflammation caused by various skin conditions.

•	Mondoxyne™, a prescription oral tetracycline antibiotic used for the treatment of certain bacterial infections, including acne.

•	Levicyn™, a prescription hypochlorous acid based atopic dermatitis product line clinically proven to reduce pruritus (itch) and pain associated with various dermatoses.

•	Sebuderm™, a prescription topical gel used as an alternative to corticosteroids for the management of the burning, itching and scaling experienced with seborrhea and seborrheic dermatitis.

•	Loyon™, a prescription liquid containing Cetiol® CC and medical grade dimethicone, intended to manage and relieve erythema and itching for various types of dermatoses.

•	Microcyn® (sold under a variety of brand names), a line of products based on electrically charged oxychlorine small molecules designed to target a wide range of pathogens including viruses, fungi, spores and bacteria, including antibiotic-resistant strains.

Our key product outside the United States is:

•	Microcyn® or Microdacyn60® (sold under a variety of brand names), a line of products based on electrically charged oxychlorine small molecules designed to target a wide range of pathogens including viruses, fungi, spores and bacteria, including antibiotic-resistant strains.

As of September 30, 2018, we have obtained 22 clearances from the U.S. Food and Drug Administration, or FDA, permitting the sale of products as medical devices for Section 510(k) of the Federal Food, Drug and Cosmetic Act in the United States.

Outside the United States, we sell products for dermatological and advanced tissue care with a European Conformity marking, Conformité Européenne, or CE. These CEs cover 25 products in 48 countries with various approvals in Brazil, China, Southeast Asia, South Korea, India, Australia, New Zealand and the Middle East.

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Business Channels

Our core market differentiation is based on being the leading developer and producer of stabilized hypochlorous acid, or HOCl, solutions. HOCl is known to be among the safest and most-effective ways to relieve itch, inflammation and burns while stimulating natural healing through increased oxygenation and eliminating persistent microorganisms and biofilms.

Our core market includes patients who suffer from various skin diseases, including dermatoses, acne, scarring, skin-barrier and scaly skin conditions. Our secondary market includes eye-hygiene and acute care markets. These conditions impact patients worldwide who have had to live with less than optimal solutions or ones that come with significant side-effects. Skin conditions can have significant, multi-dimensional effects on quality of life, including on patient’s physical, functional and emotional well-being.

We have also built on our HOCl technology foundation by adding two complementary technology platforms: Lipogrid® Skin Barrier solutions and Exuvimax™ Skin de-scaling solutions. Lipogrid is a lipid structural matrix of solid lipid particles and vesicles containing phospholipids, ceramides, fatty acids and cholesterol-type stabilizers that deliver building blocks to the dermis and protect the skin. Exuvimax contains a combination of dicaprylyl carbonate (Cetiol® Oil) and dimethicones that provide a patented formulation designed for a very effective but safe keratolytic effect, which is the shedding of the top layer of skin. Our product Loyon® is based on the Exuvimax technology and its key benefit is to remove scale and therefore allow the topical treatments to work more effectively and faster on the underlying condition.

Dermatology

In the United States, we sell into dermatology markets with a sales team that visits or calls dermatologists. Our prescription-only dermatology products are primarily purchased by distributors, wholesalers and pharmacies.

Although specific customer requirements can vary depending on applications, customers generally demand quality, innovation, affordability and clinically-supported efficacy. We have responded to these customer demands by introducing new products that treat persistent and common dermatological afflictions, as well as promote healing and improve results for patients opting for cosmetic dermatology procedures. We are strategically focused on introducing innovative new products that are supported by human clinical data with applications that address specific dermatological procedures currently in demand. In addition, we look for markets where we can provide effective product line extensions and pricing to new product families. In the future, to increase market penetration beyond marketing to core dermatologists, we are also evaluating how our products fit into the aesthetic dermatologists and plastic surgeons practice.

We seek to extend and expand our strong ongoing relationships with customers through new products, sales of existing products, ongoing training and support, and distribution of skincare products. We primarily target practitioners through office visits, workshops, trade shows, webinars and trade journals. We also market to potential patients through brochures, workshops and websites. In addition, we offer clinical forums with recognized expert panelists to promote advanced treatment.

Eye Care and Advanced Tissue Care

Our eye care and advanced tissue care products provide patients similar benefits to those in dermatology. We support the eye care and advanced tissue care markets with a dedicated in-house sales force and through an inside call center. We have also entered into strategic partnerships with respected and influential physicians and surgeons to promote our products. Our eye care products include prescription and dispensing solutions prescribed mainly by ophthalmologists and optometrists supported by pharmacies and, in some cases, sold through wholesale networks. Our tissue care products are primarily purchased by hospitals, physicians, nurses and other healthcare practitioners.

Animal Health Care

Our animal health care products provide similar benefits to those in human dermatology. For our animal health products, we partnered with Manna Pro Products, LLC to bring relief to pets and peace of mind to their owners. Manna Pro distributes non-prescription products to national pet store retail chains, farm animal specialty stores, farm animal veterinarians, grocery stores and mass retailers in the United States and Canada. Through Manna Pro, we primarily target marketing efforts to veterinarians through trade shows and to customers through social media.

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Corporate Information

We originally incorporated as Micromed Laboratories, Inc. in 1999 under the laws of the State of California. We changed our name to Oculus Innovative Sciences, Inc. in 2001. In December 2006, we reincorporated under the laws of the State of Delaware and in December 2016, we changed our name to Sonoma Pharmaceuticals, Inc. Our principal executive offices are located at 1129 N. McDowell Blvd., Petaluma, California, 94954. We have two active wholly-owned subsidiaries: Oculus Technologies of Mexico, S.A. de C.V. and Sonoma Pharmaceuticals Netherlands, B.V. Our fiscal year end is March 31. Our corporate telephone number is (707) 283-0550.

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SUMMARY OF THE OFFERING

Common stock outstanding as of September 30, 2018 (1)	6,479,633 shares

Securities offered	[___] Units, with each Unit consisting of one share of common stock and [___] of a warrant to purchase one share of common stock.

Common stock offered as part of the Units	[___] shares

Preferred stock offered as part of the Units

We are also offering to those purchasers, if any, whose purchase of common stock in this offering would otherwise result in such purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% of our outstanding common stock immediately following the consummation of this offering, the opportunity, in lieu of purchasing common stock, to purchase shares of Preferred Stock. This prospectus also relates to the offering of shares of common stock issuable upon conversion of the Preferred Stock.

Each share of Preferred Stock is convertible into [___] shares of our common stock (subject to adjustment as provided in the related designation of preferences) at any time at the option of the holder, provided that the holder will be prohibited from converting Preferred Stock into shares of our common stock if, as a result of such conversion, the holder, together with its affiliates, would own more than 4.99% of the total number of shares of our common stock then issued and outstanding. However, any holder may increase such percentage to any other percentage not in excess of 9.99%, provided that any increase in such percentage shall not be effective until 61 days after such notice to us.

In the event of our liquidation, dissolution, or winding up, holders of our Preferred Stock will be entitled to receive the amount of cash, securities or other property to which such holder would be entitled to receive with respect to such shares of Preferred Stock if such shares had been converted to common stock immediately prior to such event (without giving effect for such purposes to any beneficial ownership limitation), subject to the preferential rights of holders of any class or series of our capital stock specifically ranking by its terms senior to the Preferred Stock as to distributions of assets upon such event, whether voluntarily or involuntarily.

The holders of the Preferred Stock have no voting rights, except as required by law. Any amendment to our certificate of incorporation that adversely affects the powers, preferences and rights of the Preferred Stock requires the approval of the holders of a majority of the shares of Preferred Stock then outstanding.

The holders of our Preferred Stock are entitled to receive dividends on shares of Preferred Stock equal (on an as-if-converted-to-common-stock basis, without giving effect for such purposes to any beneficial ownership limitation) to and in the same form as dividends actually paid on shares of the common stock when such dividends are specifically declared by our board of directors.

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Warrants offered as part of the Units	[___] warrants to purchase an aggregate of [___] shares

Common Stock outstanding after this offering assuming all Units are sold and no warrants are exercised (1)	[___] shares

Description of Warrants	Each full warrant will entitle the holder to purchase one share of common stock at a purchase price equal to $[___] per share, at any time commencing upon consummation of this offering and terminating on the fifth anniversary of the date of issuance. See “Description of Securities – Warrants.”

Over Allotment Option

Pursuant to the underwriting agreement we granted to the underwriter an option, exercisable within 30 days after the closing of this offering, to purchase up to [___] additional shares of common stock and/or warrants to purchase up to [___] shares of common stock, in any combinations thereof, from us at the offering price for each security, less underwriting discount, to cover over-allotments, if any.

Use of Proceeds	We intend to use the proceeds from the sale of the Units and from the exercise of warrants, if any, for general corporate purposes, new product launches and working capital. See “Use of Proceeds.”

Stock Symbol	SNOA

Risk Factors	Investing in our securities involves substantial risks. You should carefully review and consider the “Risk Factors” section of this prospectus beginning on page 9 and the other information in this prospectus for a discussion of the factors you should consider before you decide to invest in this offering.

(1)	Excludes shares of common stock issuable upon exercise of 1,411,000 outstanding options and 1,375,000 warrants as of June 30, 2018.

RISK FACTORS

Investing in our securities involves a high degree of risk. This prospectus contains a discussion of risks applicable to an investment in the securities offered. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed in the section entitles “Risk Factors” together with all of the other information contained in this prospectus or appearing or incorporated by reference in this prospectus.

SUMMARY FINANCIAL INFORMATION

Because this is only a summary of our financial information, it does not contain all of the financial information that may be important to you. Therefore, you should carefully read all of the information in this prospectus and any prospectus supplement, including the financial statements and their explanatory notes and the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” before making a decision to invest in our common stock. The information contained in the following summary is derived from our unaudited condensed consolidated financial statements for the three months ended June 30, 2018, and 2017, and our audited, consolidated financial statements for the fiscal years ended March 31, 2018 and 2017 (in thousands, except share and per share amounts).

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	Three Months ended		Year ended
	June 30,		March 31,
	(unaudited)
	2018	2017	2018	2017

Total revenues	$4,369	$3,835	$16,658	$12,825
Total cost of revenues	2,638	2,073	9,348	7,157
Gross profit	1,731	1,762	7,310	5,668
Operating expenses
Research and development	350	382	1,575	1,576
Selling, general and administrative	4,933	4,763	19,924	17,066
Total operating expenses	5,283	5,145	21,499	18,642
Loss from operations	(3,552)	(3,383)	(14,189)	(12,974)
Income from discontinued operations				17,943
Net (loss) income	$(3,458)	$(3,508)	$(14,328)	$9,274
Net (loss) income per share: basic and diluted	$(0.55)	$(0.82)	$(3.16)	$2.20

	June 30,	March 31,
	2018	2018	2017
	(unaudited)

Balance Sheet Data:
Cash and cash equivalents	$7,685	$10,066	$17,461
Working capital	10,511	12,993	19,355
Total assets	16,633	19,206	25,459
Total liabilities	4,004	3,880	4,028
Accumulated deficit	(160,898)	(157,440)	(143,101)
Total stockholders’ equity	$12,629	$15,326	$21,431

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THE OFFERING

Common stock outstanding as of September 30, 2018 (1)	6,479,633 shares

Securities offered	[___] Units, with each Unit consisting of one share of common stock and [___] of a warrant to purchase one share of common stock.

Common stock offered as part of the Units	[___] shares

Preferred stock offered as part of the Units

We are also offering to those purchasers, if any, whose purchase of common stock in this offering would otherwise result in such purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% of our outstanding common stock immediately following the consummation of this offering, the opportunity, in lieu of purchasing common stock, to purchase shares of Preferred Stock. This prospectus also relates to the offering of shares of common stock issuable upon conversion of the Preferred Stock.

Each share of Preferred Stock is convertible into [___] shares of our common stock (subject to adjustment as provided in the related designation of preferences) at any time at the option of the holder, provided that the holder will be prohibited from converting Preferred Stock into shares of our common stock if, as a result of such conversion, the holder, together with its affiliates, would own more than 4.99% of the total number of shares of our common stock then issued and outstanding. However, any holder may increase such percentage to any other percentage not in excess of 9.99%, provided that any increase in such percentage shall not be effective until 61 days after such notice to us.

In the event of our liquidation, dissolution, or winding up, holders of our Preferred Stock will be entitled to receive the amount of cash, securities or other property to which such holder would be entitled to receive with respect to such shares of Preferred Stock if such shares had been converted to common stock immediately prior to such event (without giving effect for such purposes to any beneficial ownership limitation), subject to the preferential rights of holders of any class or series of our capital stock specifically ranking by its terms senior to the Preferred Stock as to distributions of assets upon such event, whether voluntarily or involuntarily.

The holders of the Preferred Stock have no voting rights, except as required by law. Any amendment to our certificate of incorporation that adversely affects the powers, preferences and rights of the Preferred Stock requires the approval of the holders of a majority of the shares of Preferred Stock then outstanding.

The holders of our Preferred Stock are entitled to receive dividends on shares of Preferred Stock equal (on an as-if-converted-to-common-stock basis, without giving effect for such purposes to any beneficial ownership limitation) to and in the same form as dividends actually paid on shares of the common stock when such dividends are specifically declared by our board of directors.

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Warrants offered as part of the Units	[___] warrants to purchase an aggregate of [___] shares

Common Stock outstanding after this offering assuming all Units are sold and no warrants are exercised (1)	[___] shares

Description of Warrants	Each full warrant will entitle the holder to purchase one share of common stock at a purchase price equal to $[___] per share, at any time commencing upon consummation of this offering and terminating on the fifth anniversary of the date of issuance. See “Description of Securities – Warrants.”

Over Allotment Option

Pursuant to the underwriting agreement we granted to the underwriter an option, exercisable within 30 days after the closing of this offering, to purchase up to [___] additional shares of common stock and/or warrants to purchase up to [___] shares of common stock, in any combinations thereof, from us at the offering price for each security, less underwriting discount, to cover over-allotments, if any.

Use of Proceeds	We intend to use the proceeds from the sale of the Units and from the exercise of warrants, if any, for general corporate purposes, new product launches and working capital. See “Use of Proceeds.”

Stock Symbol	SNOA

Risk Factors	Investing in our securities involves substantial risks. You should carefully review and consider the “Risk Factors” section of this prospectus beginning on page 9 and the other information in this prospectus for a discussion of the factors you should consider before you decide to invest in this offering.

(1)	Excludes shares of common stock issuable upon exercise of 1,411,000 outstanding options and 1,375,000 warrants as of June 30, 2018.

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RISK FACTORS

Investing in our securities involves a high degree of risk. Before investing in our securities, you should carefully consider the risks described below, together with all of the other information contained in this prospectus or appearing or incorporated by reference in this prospectus. Some of these factors relate principally to our business and the industry in which we operate. Other factors relate principally to your investment in our securities. The risks and uncertainties described therein and below are not the only risks we face, but those that we consider to be material. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also materially and adversely affect our business and operations. If any of the matters included in the following risks were to occur, our business, financial condition, results of operations, cash flows or prospects could be materially and adversely affected. In such case, you may lose all or part of your investment. Please also read carefully the section below entitled “Cautionary Note Regarding Forward-Looking Statements.”

Risks Related to Our Business

We have a history of losses, we expect to continue to incur losses and we may never achieve profitability.

We reported a loss from operations of $3,552,000 and $3,383,000 for the three months ended June 30, 2018 and 2017, respectively, and a loss from continuing operations of $14,328,000 and $8,669,000 for the years ended March 31, 2018 and 2017, respectively. At June 30, 2018, our accumulated deficit amounted to $160,898,000. At March 31, 2018 and 2017, our accumulated deficit amounted to $157,440,000 and $143,101,000, respectively. We had working capital of $10,511,000 as of June 30, 2018 and $12,993,000 and $19,355,000 as of March 31, 2018 and 2017, respectively. During the three months ended June 30, 2018 and 2017, we used net cash in operating activities of $3,060,000 and $4,634,000, respectively. During the year ended March 31, 2018 and 2017, net cash used in operating activities amounted to $12,439,000 and $8,167,000, respectively. As of June 30, 2018, we had cash and cash equivalents of $7,685,000. We expect to continue incurring losses for the foreseeable future and may never achieve or sustain profitability.

Our ability to generate revenue will be diminished if we are unable to obtain acceptable prices or an adequate level of reimbursement from third-party payors, or if the number of people with insurance were to drop significantly.

Currently, none of our products are reimbursed by federal healthcare programs, such as Medicare and Medicaid, and we do not anticipate that they will be reimbursed by such programs in the future. In addition, our ability to negotiate favorable contracts with non-governmental payors, including managed-care plans or group purchasing organizations, as these payors continue to reduce costs, may significantly affect our future revenue and profitability. In the United States, governmental and private payors have limited the growth of health care costs through price regulation or controls, competitive pricing programs and drug rebate programs. Our ability to commercialize our products successfully will depend in part on the extent to which appropriate coverage and reimbursement levels for the cost of our products and related treatment are obtained from governmental authorities, private health insurers and other organizations, such as health maintenance organizations, or HMOs.

There is significant uncertainty concerning third-party coverage and reimbursement of newly approved medical products. Third-party payors are increasingly challenging the prices charged for medical products and services. Also, the trend toward managed healthcare in the United States and the concurrent growth of organizations such as HMOs, as well as the “Affordable Care Act,” or any new healthcare laws may result in lower prices for or rejection of our products. The cost containment measures that health care payors and providers are instituting and the effect of any healthcare reform or changes to managed healthcare could materially and adversely affect our ability to generate revenues.

In the United States and some foreign jurisdictions, there have been a number of legislative and regulatory proposals to change the health care system in ways that could affect our ability to sell our products profitably. These cost reduction initiatives and legislation could decrease the coverage and price that we receive for any approved products and could seriously harm our business.

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In March 2010, the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Affordability Reconciliation Act, or collectively, the PPACA, became law in the United States. The PPACA, among others, has mandated higher Medicaid rebates, expanded the rebate to Medicaid managed care utilization, established annual fees and tax fees for certain pharmaceutical companies, and increased the types of entities eligible for the federal drug discount program. The effects of recently proposed changes to the PPACA are difficult to predict and could adversely affect our business. However, if the number of insured people were to decrease significantly, it could have a material adverse effect on our sales of products and our business operations.

Additionally, many states have proposed legislation that seeks to regulate pharmaceutical drug pricing by way of public disclosure or by placing price ceilings on products. If such legislation is passed, it may result in downward pressure on pharmaceutical reimbursement, which could negatively affect market acceptance of our HOCI-based solutions or products.

We expect to experience pricing pressures in connection with the sale of our dermatological products, due to the trend toward managed health care, the increasing influence of health maintenance organizations and additional legislative proposals. If we fail to successfully secure and maintain reimbursement coverage for our products or are significantly delayed in doing so, we will have difficulty achieving market acceptance of our products and our business will be harmed.

We face pricing pressure from private third-party payers, including from our customers, from the use of co-pays or rebates and restrictive reimbursement practices.

Increasingly, private health insurance companies and self-insured employers have been raising co-payments required from beneficiaries and looking for other ways to shift more of the cost burden to manufacturers and patients. This cost shifting has given consumers greater control of medication choices, as they pay for a larger portion of their prescription costs and may cause consumers to favor lower cost generic alternatives to branded pharmaceuticals. Additionally, patients continue to face cost reduction pressures that may cause them to curtail their use of, or to seek reimbursement for, our products, to negotiate reduced fees or other concessions or to delay payment. Third-party payors may reduce or limit reimbursement for our products in the future, such as by withdrawing their coverage policies, canceling any future contracts with us, reviewing and adjusting the rate of reimbursement, or imposing limitations on coverage. A high number of concessions or reductions in reimbursement could have a material adverse effect on our revenues, financial position, cash flows and results of operations.

Our ability to generate revenue will be diminished if we are unable to manage customer product substitutions.

Similar to other pharmaceutical companies, our customers are increasingly seeking lower-cost substitutes to our products. Even if our customers have a prescription for our product, the pharmacist may recommend a less expensive product even if that product is less effective or designed for conditions different from what the customer is seeking to treat. As a result, the customer may choose to abandon purchasing our prescribed product for a less expensive alternative product resulting in a lost sale for us. If the number of customers substituting our products increases, it will have a material adverse effect on our revenues, financial position, cash flows and results of operations.

Following this offering, our ability to use shares of our common stock to carry out our business plan, to offer stock as a form of compensation or to use stock to meet our financial obligations may be diminished.

We currently have 24,000,000 shares of authorized common stock. Assuming we complete the maximum offering, we will sell and issue a majority of those shares. As of June 30, 2018, we had 6,479,633 shares of common stock outstanding and have committed to issue approximately 2,800,000 shares of common stock upon the exercise of outstanding stock options and warrants. It is possible that some or all of the currently outstanding options and warrants will not be exercised and the shares of common stock we have reserved to satisfy our obligations under the terms of those securities may never be issued. If options or warrants expire prior to exercise, then the shares we have reserved in the event they are exercised may be used for other purposes. Having a limited number of authorized shares of common stock may diminish our ability to execute our business plan, to offer stock or stock options as part of a competitive compensation package for attracting and retaining the highly skilled officers, directors and employees on which our success relies, or to issue equity securities in the future to allow the Company flexibility in meeting our routine financial obligations, raising capital if needed and/or issuing equity securities to acquire assets or businesses or to engage in strategic collaborations where the transaction might be improved for us by issuing equity securities. This may have a material adverse effect on our revenues, financial position, cash flows and results of operations.

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Because our revenues from the Latin American assets sold to Invekra on October 27, 2016 represented a significant portion of our reported total consolidated revenues during the fiscal years ended March 31, 2018 and 2017, our business following the sale transaction may be substantially reduced and less diversified.

Our revenues from our Latin American business that we sold to Invekra on October 27, 2016, were $3,007,000 and $1,299,000 for the years ended March 31, 2018 and 2017, respectively. During the three months ended June 30, 2018, our revenues from our Latin American business were $1,079,000. We will continue to supply products at a reduced price from list prices to Invekra pursuant to our contractual obligations for a transition period until, at the latest, October 27, 2020, while Invekra builds its own manufacturing lines. However, we expect that our future revenues from Latin American sales will be substantially reduced which may adversely affect our results of operations and financial condition. We are also entitled to receive a royalty of $2,500,000 to be paid in Mexican currency in quarterly installments over a period of ten years from closing as consideration for the provision of certain services and providing technical assistance, calculated as three percent on net sales of certain products in Latin America, excluding Mexico. Since the $2,500,000 is to be paid in foreign currency, we may receive more or less than $2,500,000 due to currency fluctuations. During the year ended March 31, 2018, we received royalties of $312,500. We intend to use the proceeds from the sale of the assets to grow our U.S. dermatology business. However, we may encounter unanticipated difficulties or challenges as we continue to develop our U.S. dermatology business and internal sales force. We may not be able to grow our dermatology business fast enough to offset the loss of revenue from Latin American sales, or at all. If we are unable to increase our dermatology revenues or international sales, our results of operations and financial condition may be adversely affected.

We have broad discretion in how we use the proceeds from the Latin American asset sale to Invekra, and we may use the proceeds in ways in which our stockholders may disagree.

We received an aggregate purchase price of $22,000,000, with $18,000,000 paid in cash upon closing, $1,500,000 was held in escrow until completion of our obligation to deliver certain equipment and paid to us on March 16, 2017, and future variable consideration representing 3% of net sales of certain products in Latin America, excluding Mexico (with a minimum guaranteed payment of $2,500,000) to be paid in Mexican currency in quarterly installments over a period of ten years from closing. Because the $2,500,000 is to be paid in foreign currency, we may receive more or less than $2,500,000 due to currency fluctuations. We intend to use the proceeds from the sale to grow our U.S. dermatology business, such as, among others, to increase our direct sales force, to develop and to launch new products and for general working capital. Our management will have broad discretion in the application of the proceeds from the asset sale and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. We cannot guarantee that our efforts to grow our U.S. dermatology business will succeed and result in increased sales or revenues. The failure by management to apply the proceeds effectively could result in financial losses that could have a material adverse effect on our business or cause the price of our common stock to decline.

Our dermatology sales may be subject to seasonal fluctuations.

Sales of our dermatological products depend in part on the type of insurance coverage of patients. With the decrease of managed care plans and the rise of high-deductible insurance plans, we have experienced slower sales for our dermatological products in the beginning of the calendar year or the first quarter of each calendar year, our fourth fiscal quarter. This is due to insurance deductibles being reset at the beginning of each new calendar year and changing copays and patients deciding to withhold purchases of our products. Fluctuations may negatively affect our business and results of operations.

If we are unable to expand or retain our direct domestic sales force, we may not be able to successfully sell our products in the United States.

We currently use a direct sales force to sell our products in the dermatology markets. Expanding our sales force is expensive and time consuming, and the lack of qualified sales personnel could delay or limit the success of our product launch in the United States. Our domestic sales force competes with the sales operations of our competitors, which are better funded and more experienced. We may not be able to expand or retain our domestic sales capacity on a timely basis, or in the markets that we desire, or at all.

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Our Petaluma facility is vulnerable to natural disasters and other unexpected events, any of which could result in an interruption in our business and harm to our operating results.

A disruption or failure of our business and operations because of a major earthquake, weather event, cyber-attack, or other catastrophic event could disrupt or cause delays in performing critical functions of our business. Our corporate headquarters, a portion of our research and development activities, substantially all of our U.S. manufacturing and other essential business operations are in Petaluma, California.

We suffered flooding of our Petaluma facility over 10 years ago, which led to a shutdown of our manufacturing facilities for 12 months. Also, in late 2016, heavy rain nearly caused flooding of our facility. A catastrophic event that results in the destruction or disruption of any of our critical business or manufacturing operations could harm our ability to conduct normal business operations. If any of these events result in damage to our facilities or systems, we may experience interruptions in our business until the damage is repaired, resulting in the potential loss of customers and revenues. Additionally, we may incur costs in repairing any damage beyond our applicable insurance coverage. While we have taken precautions against flooding, we cannot assure that heavy rain will not cause significant disruption to our business. We have also obtained flood and business interruption insurance, but such insurance may not cover all expenses associated with a natural disaster or the complete shutdown of our Petaluma facility. We are currently looking to move to new facilities after our lease ends, and are also considering expanding our manufacturing facilities in Mexico. Moving our manufacturing facility is a lengthy and expensive process due to obtaining all necessary FDA approvals.

We do not have the necessary regulatory approvals to market HOCI as a drug in the United States.

We have obtained 22 510(k) clearances in the United States that permit us to sell HOCI-based and other products as medical devices. However, before we are permitted to sell HOCI as a drug in the United States, we must, among other things, successfully complete additional preclinical studies and well-controlled clinical trials, submit a new drug application to the FDA and obtain FDA approval.

The FDA approval process is expensive and uncertain, requires detailed and comprehensive scientific and other data and generally takes several years. Despite the time and expense exerted, approval is never guaranteed. Even if we obtain FDA approval to sell HOCI as a drug, we may not be able to successfully commercialize HOCI as a drug in the United States and may never recover the substantial costs we have invested in the development of our HOCI-based products.

If we fail to obtain, or experience significant delays in obtaining, additional regulatory clearances or approvals to market our current or future products, we may be unable to commercialize these products.

The developing, testing, manufacturing, marketing and selling of medical technology products is subject to extensive regulation by numerous governmental authorities in the United States and other countries. The process of obtaining regulatory clearance and approval of medical technology products is costly and time consuming. Even though their underlying product formulations may be the same or similar, our products are subject to different regulations and approval processes depending upon their intended use.

To obtain regulatory approval of our products as drugs in the United States, we must first show that our products are safe and effective for target indications through preclinical studies consisting of laboratory and animal testing and clinical trials consisting of human testing. The FDA generally clears marketing of a medical device through the 510(k) pre-market clearance process if it is demonstrated the new product has the same intended use and the same or similar technological characteristics as another legally marketed Class II device, such as a device already cleared by the FDA through the 510(k) premarket notification process, and otherwise meets the FDA’s requirements. Product modifications, including labeling the product for a new intended use, may require the submission of a new 510(k) clearance and FDA approval before the modified product can be marketed.

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The outcomes of clinical trials are inherently uncertain. In addition, we do not know whether the necessary approvals or clearances will be granted or delayed for future products. The FDA could request additional information, changes to product formulation(s) or clinical testing that could adversely affect the time to market and sale of products as drugs. If we do not obtain the requisite regulatory clearances and approvals, we will be unable to commercialize our products as drugs or devices and may never recover any of the substantial costs we have invested in the development of HOCI.

Distribution of our products outside the United States is subject to extensive government regulation. These regulations, including the requirements for approvals or clearance to market, the time required for regulatory review and the sanctions imposed for violations, vary from country to country. We do not know whether we will obtain regulatory approvals in such countries or that we will not be required to incur significant costs in obtaining or maintaining these regulatory approvals. In addition, the export by us of certain of our products that have not yet been cleared for domestic commercial distribution may be subject to FDA export restrictions. Failure to obtain necessary regulatory approvals, the restriction, suspension or revocation of existing approvals or any other failure to comply with regulatory requirements would have a material adverse effect on our future business, financial condition, and results of operations.

If our products do not gain market acceptance, our business will suffer because we might not be able to fund future operations.

A number of factors may affect the market acceptance of our products or any other products we develop or acquire, including, among others:

•	the price of our products relative to other products for the same or similar treatments;

•	the perception by patients, physicians and other members of the healthcare community of the effectiveness and safety of our products for their indicated applications and treatments;

•	changes in practice guidelines and the standard of care for the targeted indication;

•	our ability to fund our sales and marketing efforts; and

•	the effectiveness of our sales and marketing efforts or our partners’ sales and marketing efforts.

Our ability to effectively promote and sell any approved products will also depend on pricing and cost-effectiveness, including our ability to produce a product at a competitive price and our ability to obtain sufficient third-party coverage or reimbursement, if any. In addition, our efforts to educate the medical community on the benefits of our product candidates may require significant resources, may be constrained by FDA rules and policies on product promotion, and may never be successful. If our products do not gain market acceptance, we may not be able to fund future operations, including developing, testing and obtaining regulatory approval for new product candidates and expanding our sales and marketing efforts for our approved products, which would cause our business to suffer.

If our competitors develop products with similar characteristics to HOCI, we may need to modify or alter our business strategy, which may delay the achievement of our goals.

Competitors have and may continue to develop products with similar characteristics to HOCI. Such similar products marketed by larger competitors can hinder our efforts to penetrate the market. As a result, we may be forced to modify or alter our business and regulatory strategy and sales and marketing plans, as a response to changes in the market, competition and technology limitations, among others. Such modifications may pose additional delays in achieving our goals.

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We depend on third parties and intend to continue to license or collaborate with third parties in various potential markets, and events involving these strategic partners or any future collaboration could delay or prevent us from developing or commercializing products.

Our business strategy and our short- and long-term operating results depend in part on our ability to execute on existing strategic collaborations and to license or partner with new strategic partners. We believe collaborations allow us to leverage our resources and technologies and to access markets that are compatible with our own core areas of expertise while avoiding the cost of establishing or maintaining a direct sales force in each market. We may incur significant costs in the use of third parties to identify and assist in establishing relationships with potential collaborators. We currently have a direct sales force, which sells our products in the tissue care and dermatology markets, and we use distributors for sales in the animal health care market.

To penetrate our target markets, we may need to enter into additional collaborative agreements to assist in the development and commercialization of products. For example, depending upon our analysis of the time and expense involved in obtaining FDA approval to sell a product to treat open wounds, we may choose to license our technology to a third party as opposed to pursuing commercialization ourselves, or in-license technologies that complement our products. Establishing strategic collaborations is difficult and time-consuming. Potential collaborators may reject collaborations based upon their assessment of our financial, regulatory or intellectual property position and our internal capabilities. Our discussions with potential collaborators may not lead to the establishment of new collaborations on favorable terms and may have the potential to provide collaborators with access to our key intellectual property filings and next generation formations. We have limited control over the amount and timing of resources that our current collaborators or any future collaborators devote to our collaborations or potential products. These collaborators may breach or terminate their agreements with us or otherwise fail to conduct their collaborative activities successfully and in a timely manner. Further, our collaborators may not develop or commercialize products that arise out of our collaborative arrangements or devote sufficient resources to the development, manufacture, marketing or sale of these products. By entering into collaboration, we may preclude opportunities to collaborate with other third parties who do not wish to associate with our existing third-party strategic partners. Moreover, in the event of termination of a collaboration agreement, termination negotiations may result in less favorable terms.

We rely on a number of key customers who may not consistently purchase our products in the future and if we lose any one of these customers, our revenues may decline.

Although we have a significant number of customers in each of the geographic markets that we operate in, we rely on certain key customers for a significant portion of our revenues. For the year ended March 31, 2018, one customer represented 22%, one customer represented 19%, one customer represented 13% and one customer represented 12% of net revenues. For the year ended March 31, 2017, one customer represented 12%, and two customers each represented 10% of net revenues. In the future, a small number of customers may continue to represent a significant portion of our total revenues in any given period. These customers may not consistently purchase our products at a particular rate over any subsequent period. The loss of any of these customers could adversely affect our revenues.

Negative economic conditions increase the risk that we could suffer unrecoverable losses on our customers’ accounts receivable which would adversely affect our financial results.

We grant credit to our business customers, which are primarily located in Mexico, Europe and the United States. Collateral is generally not required for trade receivables. We maintain allowances for potential credit losses. At March 31, 2018, one customer represented 36% and one customer represented 18% of the net accounts receivable balance. At March 31, 2017, one customer represented 26%, one customer represented 12%, and one customer represented 10% of the net accounts receivable balance. While we believe we have a varied customer base and have experienced strong collections in the past, if current economic conditions disproportionately impact any one of our key customers, including reductions in their purchasing commitments to us or their ability to pay their obligations, it could have a material adverse effect on our revenues and liquidity. We have not purchased insurance on our accounts receivable balances.

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If we fail to comply with ongoing regulatory requirements, or if we experience unanticipated problems with our products, these products could be subject to restrictions or withdrawal from the market.

Regulatory approvals or clearances that we currently have and that we may receive in the future are subject to limitations on the indicated uses for which the products may be marketed, and any future approvals could contain requirements for potentially costly post-marketing follow-up studies. If the FDA determines that our promotional materials or activities constitute promotion of an unapproved use or we otherwise fail to comply with FDA regulations, we may be subject to regulatory enforcement actions, including warning letters, injunctions, seizures, civil fines or criminal penalties. In addition, the manufacturing, labeling, packaging, adverse event reporting, storing, advertising, promoting, distributing and record-keeping for approved products are subject to extensive regulation. We are subject to continued supervision by European regulatory agencies relating to our CE markings and are required to report any serious adverse incidents to the appropriate authorities. Our manufacturing facilities, processes and specifications are subject to periodic inspection by the FDA, Mexican and other regulatory authorities and, from time to time, we may receive notices of deficiencies from these agencies as a result of such inspections. Our failure to continue to meet regulatory standards or to remedy any deficiencies could result in restrictions being imposed on our products or manufacturing processes, fines, suspension or loss of regulatory approvals or clearances, product recalls, termination of distribution, product seizures or the need to invest substantial resources to comply with various existing and new requirements. In the more egregious cases, criminal sanctions, civil penalties, disgorgement of profits or closure of our manufacturing facilities are possible. The subsequent discovery of previously unknown problems with HOCI, including adverse events of unanticipated severity or frequency, may result in restrictions on the marketing of our products, and could include voluntary or mandatory recall or withdrawal of products from the market.

New government regulations may be enacted and changes in FDA policies and regulations and, their interpretation and enforcement, could prevent or delay regulatory approval of our products. We cannot predict the likelihood, nature or extent of adverse government regulation that may arise from future legislation or administrative action, either in the United States or abroad. Therefore, we do not know whether we will be able to continue to comply with any regulations or that the costs of such compliance will not have a material adverse effect on our future business, financial condition, and results of operations. If we are not able to maintain regulatory compliance, we will not be permitted to market our products and our business would suffer.

We may experience difficulties in manufacturing our products, which could prevent us from commercializing one or more of our products.

The machines used to manufacture our products are complex, use complicated software and must be monitored by highly trained engineers. Slight deviations anywhere in our manufacturing process, including quality control, labeling and packaging, could lead to a failure to meet the specifications required by the FDA, the Environmental Protection Agency, European notified bodies, Mexican regulatory agencies and other foreign regulatory bodies, which may result in lot failures or product recalls. If we are unable to obtain quality internal and external components, mechanical and electrical parts, if our software contains defects or is corrupted, or if we are unable to attract and retain qualified technicians to manufacture our products, our manufacturing output of HOCI, or any other product candidate based on our platform that we may develop, could fail to meet required standards, our regulatory approvals could be delayed, denied or revoked, and commercialization of one or more of our products may be delayed or foregone. Manufacturing processes that are used to produce the smaller quantities of HOCI-based products needed for clinical tests and current commercial sales may not be successfully scaled up to allow production of significant commercial quantities. Any failure to manufacture our products to required standards on a commercial scale could result in reduced revenues, delays in generating revenue and increased costs.

Our competitive position depends on our ability to protect our intellectual property and our proprietary technologies.

Our ability to compete and to achieve and maintain profitability depends on our ability to protect our intellectual property and proprietary technologies. We currently rely on a combination of patents, patent applications, trademarks, trade secret laws, confidentiality agreements, license agreements and invention assignment agreements to protect our intellectual property rights. We also rely upon unpatented know-how and continuing technological innovation to develop and maintain our competitive position. These measures may not be adequate to safeguard our HOCI technology. If we do not protect our rights adequately, third parties could use our technology, and our ability to compete in the market would be reduced.

15

Although we have filed several U.S. and foreign patent applications related to our HOCI-based products, the manufacturing technology for making the products, and their uses, only 16 U.S. patents have been issued from these applications to date.

Our pending patent applications and any patent applications we may file in the future may not result in issued patents, and we do not know whether any of our in-licensed patents or any additional patents that might ultimately be issued by the U.S. Patent and Trademark Office or foreign regulatory body will protect our HOCI technology. Any claims that are issued may not be sufficiently broad to prevent third parties from producing competing substitutes and may be infringed, designed around, or invalidated by third parties. Even issued patents may later be found to be invalid, or may be modified or revoked in proceedings instituted by third parties before various patent offices or in courts. For example, our European patent that was initially issued on May 30, 2007 was revoked by the Opposition Division of the European Patent Office in December 2009 following opposition proceedings instituted by a competitor.

The degree of future protection for our proprietary rights is more uncertain in part because legal means afford only limited protection and may not adequately protect our rights, and we will not be able to ensure that:

•	we were the first to invent the inventions described in patent applications;

•	we were the first to file patent applications for inventions;

•	others will not independently develop similar or alternative technologies or duplicate our products without infringing our intellectual property rights;

•	any patents licensed or issued to us will provide us with any competitive advantages;

•	we will develop proprietary technologies that are patentable; or

•	the patents of others will not have an adverse effect on our ability to do business.

The policies we use to protect our trade secrets may not be effective in preventing misappropriation of our trade secrets by others. In addition, confidentiality and invention assignment agreements executed by our employees, consultants and advisors may not be enforceable or may not provide meaningful protection for our trade secrets or other proprietary information in the event of unauthorized use or disclosures.

We operate in the State of California. The laws of California prevent us from imposing a delay before an employee, who may have access to trade secret and propriety know-how, can commence employment with a competing company. Although we may be able to pursue legal action against competitive companies improperly using our proprietary information, we may not be aware of any use of our trade secrets and proprietary know-how until after significant damages has been done to our Company.

We cannot be certain that the steps we have taken will prevent the misappropriation and use of our intellectual property in the United States, or in foreign countries where the laws may not protect our proprietary rights as fully as in the United States.

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We may face intellectual property infringement claims that could be time-consuming, costly to defend and could result in our loss of significant rights and, in the case of patent infringement claims, the assessment of treble damages.

On occasion, we may receive notices of claims of infringement, misappropriation or misuse of other parties’ proprietary rights. We may have disputes regarding intellectual property rights with the parties that have licensed those rights to us. We may also initiate claims to defend our intellectual property. Intellectual property litigation, regardless of its outcome, is expensive and time-consuming, and could divert management’s attention from our business and have a material negative effect on our business, operating results or financial condition. In addition, the outcome of such litigation may be unpredictable. If there is a successful claim of infringement against us, we may be required to pay substantial damages, including treble damages if we were to be found to have willfully infringed a third party’s patent, to the party claiming infringement, develop non-infringing technology, stop selling our products or using technology that contains the allegedly infringing intellectual property or enter into royalty or license agreements that may not be available on acceptable or commercially practical terms, if at all. Our failure to develop non-infringing technologies or license the proprietary rights on a timely basis could harm our business. In addition, modifying our products to exclude infringing technologies could require us to seek re-approval or clearance from various regulatory bodies for our products, which would be costly and time consuming. Also, we may be unaware of pending patent applications that relate to our technology. Parties making infringement claims on future issued patents may be able to obtain an injunction that would prevent us from selling our products or using technology that contains the allegedly infringing intellectual property, which could harm our business.

We could be required to indemnify third parties for alleged intellectual property infringement, which could cause us to incur significant costs.

Some of our distribution agreements contain commitments to indemnify our distributors against liability arising from infringement of third-party intellectual property, such as patents. We may be required to indemnify our customers for claims made against them or to contribute to license fees they are required to pay. If we are forced to indemnify for claims or to pay license fees, our business and financial condition could be substantially harmed.

A significant part of our business is conducted outside of the United States, exposing us to additional risks that may not exist in the United States, which in turn could cause our business and operating results to suffer.

We have material international operations in Mexico and Europe. During the years ended March 31, 2018 and 2017, approximately 47% and 45% of our total product related revenue (including product license fees and royalties), respectively, were generated from sales outside of the United States. During the three months ended June 30, 2018, approximately 52% of our total product related revenue (including product license fees and royalties), were generated from sales outside of the United States. Our business is highly regulated for the use, marketing and manufacturing of our HOCI-based products both domestically and internationally. Our international operations are subject to risks, including:

•	local political or economic instability;

•	changes in governmental regulation;

•	changes in import/export duties;

•	trade restrictions;

•	lack of experience in foreign markets;

•	difficulties and costs of staffing and managing operations in certain foreign countries;

•	work stoppages or other changes in labor conditions;

•	difficulties in collecting accounts receivables on a timely basis or, at all; and

•	adverse tax consequences or overlapping tax structures.

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We plan to continue to market and sell our products internationally to respond to customer requirements and market opportunities. We currently have manufacturing facilities in Mexico and the United States. Establishing operations in any foreign country or region presents risks such as those described above as well as risks specific to the particular country or region. In addition, until a payment history is established over time with customers in a new geographic area or region, the likelihood of collecting receivables generated by such operations could be less than our expectations. As a result, there is a greater risk that the reserves set with respect to the collection of such receivables may be inadequate. If our operations in any foreign country are unsuccessful, we could incur significant losses and we may not achieve profitability.

In addition, changes in policies or laws of the United States or foreign governments resulting in, among other things, changes in regulations and the approval process, higher taxation, currency conversion limitations, restrictions on fund transfers or the expropriation of private enterprises, could reduce the anticipated benefits of our international expansion. If we fail to realize the anticipated revenue growth of our future international operations, our business and operating results could suffer.

Our international operations are subject to trade policies and trade agreements and unfavorable changes could harm our business.

We have significant international operations in Mexico and Europe, and we manufacture products for export in Mexico. If trade policies or trade agreements, such as the North American Free Trade Agreement, or NAFTA, were to change unfavorably, or protectionist measures or tariffs were enacted, our business, financial condition and results of operations could be adversely affected.

Our sales in international markets subject us to foreign currency exchange and other risks and costs which could harm our business.

A substantial portion of our revenues are derived from outside the United States, primarily from Mexico and Europe. We anticipate that revenues from international customers will continue to represent a substantial portion of our revenues for the foreseeable future. Because we generate revenues in foreign currencies, we are subject to the effects of exchange rate fluctuations. The functional currency of our Mexican subsidiary is the Mexican Peso and the functional currency of our Netherlands subsidiary is the Euro. For the preparation of our consolidated financial statements, the financial results of our foreign subsidiaries are translated into U.S. dollars using average exchange rates during the applicable period. If the U.S. dollar appreciates against the Mexican Peso or the Euro, as applicable, the revenues we recognize from sales by our subsidiaries will be adversely impacted. Foreign exchange gains or losses as a result of exchange rate fluctuations in any given period could harm our operating results and negatively impact our revenues. Additionally, if the effective price of our products were to increase as a result of fluctuations in foreign currency exchange rates, demand for our products could decline and adversely affect our results of operations and financial condition.

Our business and operations would suffer in the event of computer system failures, cyber-attacks or a deficiency in our cyber-security.

Despite the implementation of security measures, our internal computer systems, and those of third parties on which we rely, are vulnerable to damage from computer viruses, malware, natural disasters, terrorism, war, telecommunication and electrical failures, cyber-attacks or cyber-intrusions over the Internet, attachments to emails, persons inside our organization or persons with access to systems inside our organization. The risk of a security breach or disruption, particularly through cyber-attacks or cyber-intrusion, including by computer hackers, foreign governments and cyber terrorists, has generally increased as the number, intensity and sophistication of attempted attacks and intrusions from around the world have increased. If such an event were to occur and cause interruptions in our operations, it could result in a material disruption of our product development programs. For example, the loss of clinical trial data from completed or ongoing or planned clinical trials could result in delays in our regulatory approval efforts and significantly increase our costs to recover or reproduce the data. Also, confidential patient and other information may be compromised in a cyber-attack or cyber-intrusion. To the extent that any disruption or security breach was to result in a loss of or damage to our data or applications, or inappropriate disclosure of confidential or proprietary information, we could incur material legal claims and liability, damage to our reputation, and the further development of our products could be delayed.

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The loss of key members of our senior management team, any of our directors, or our highly skilled scientists, technicians and salespeople could adversely affect our business.

Our success depends largely on the skills, experience and performance of key members of our executive management team, including Jim Schutz, our Chief Executive Officer, Robert Miller, our Chief Financial Officer, Marc Umscheid, our Chief Operating Officer and Robert Northey, our Executive Vice President of Research and Development. The efforts of these people will be critical to us as we continue to develop our products and attempt to commercialize products in the tissue and dermatology markets. If we were to lose one or more of these individuals, we might experience difficulties in competing effectively, developing our technologies and implementing our business strategies.

Our research and development programs depend on our ability to attract and retain highly skilled scientists and technicians. We may not be able to attract or retain qualified scientists and technicians in the future due to the intense competition for qualified personnel among medical technology businesses, particularly in the San Francisco Bay Area. We also face competition from universities and public and private research institutions in recruiting and retaining highly qualified personnel. In addition, our success depends on our ability to attract and retain salespeople with extensive experience in dermatology or in the markets we seek, and who have close relationships with the medical community, including physicians and other medical staff. We may have difficulties locating, recruiting or retaining qualified salespeople, which could cause a delay or decline in the rate of adoption of our products. If we are unable to attract and retain the necessary personnel to accomplish our business objectives, we may experience constraints that will adversely affect our ability to support our research, development and sales programs.

The dermatology, tissue and animal healthcare industries are highly competitive and subject to rapid technological change. If our competitors are better able to develop and market products that are less expensive or more effective than any products that we may develop, our commercial opportunity may be reduced or eliminated.

Our success depends, in part, upon our ability to stay at the forefront of technological change and to maintain a competitive position. We compete with large healthcare, pharmaceutical and biotechnology companies, along with smaller or early-stage companies that have collaborative arrangements with larger pharmaceutical companies, academic institutions, government agencies and other public and private research organizations. Many of our competitors have significantly greater financial resources and expertise in research and development, manufacturing, pre-clinical testing, conducting clinical trials, obtaining regulatory approvals and marketing approved products than we do. Our competitors may:

•	develop and patent processes or products earlier than we will;

•	develop and commercialize products that are less expensive or more effective than any products that we may develop;

•	obtain regulatory approvals for competing products more rapidly than we will; and

•	improve upon existing technological approaches or develop new or different approaches that render our technology or products obsolete or non-competitive.

As a result, we may not be able to successfully commercialize any future products.

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The success of our research and development efforts may depend on our ability to find suitable collaborators to fully exploit our capabilities. If we are unable to establish collaborations or if these future collaborations are unsuccessful, our research and development efforts may be unsuccessful, which could adversely affect our results of operations and financial condition.

An important element of our business strategy is to enter into collaborative or license arrangements under which we license our HOCI technology to other parties for development and commercialization. We expect to seek collaborators for our drug candidates and for a number of our potential products because of the expense, effort and expertise required to conduct additional clinical trials and further develop those potential product candidates. Because collaboration arrangements are complex to negotiate, we may not be successful in our attempts to establish these arrangements. If we need third party assistance in identifying and negotiating one or more acceptable arrangements, it might be costly. Also, we may not have products that are desirable to other parties, or we may be unwilling to license a potential product because the party interested in it is a competitor. The terms of any arrangements that we establish may not be favorable to us. Alternatively, potential collaborators may decide against entering into an agreement with us because of our financial, regulatory or intellectual property position or for scientific, commercial or other reasons. If we are unable to establish collaborative agreements, we may not be able to develop and commercialize new products, which would adversely affect our business and our revenues.

In order for any of these collaboration or license arrangements to be successful, we must first identify potential collaborators or licensees whose capabilities complement and integrate well with ours. We may rely on these arrangements for not only financial resources, but also for expertise or economies of scale that we expect to need in the future relating to clinical trials, manufacturing, sales and marketing, and for licensing technology rights. However, it is likely that we will not be able to control the amount and timing or resources that our collaborators or licensees devote to our programs or potential products. If our collaborators or licensees prove difficult to work with, are less skilled than we originally expected, or do not devote adequate resources to the program, the relationship will not be successful. If a business combination involving a collaborator or licensee and a third party were to occur, the effect could be to diminish, terminate or cause delays in development of a potential product.

Delays or adverse results in clinical trials could result in increased costs to us and could delay our ability to generate revenue.

Clinical trials can be long and expensive, and the outcome of clinical trials is uncertain and subject to delays. It may take several years to complete clinical trials, if at all, and a product candidate may fail at any stage of the clinical trial process. The length of time required varies substantially according to the type, complexity, novelty and intended use of the product candidate. Interim results of a preclinical study or clinical trial do not necessarily predict final results, and acceptable results in preclinical studies or early clinical trials may not be repeatable in later subsequent clinical trials. The commencement or completion of any of our clinical trials may be delayed or halted for a variety of reasons, including the following:

•	insufficient funds to continue our clinical trials;

•	changes in the FDA requirements for approval, including requirements for testing efficacy and safety;

•	delays in obtaining or failure to obtain FDA or other regulatory authority approval of a clinical trial protocol;

•	patients not enrolling in clinical trials at the rate we expect;

•	delays in reaching agreement on acceptable clinical trial agreement terms with prospective sites;

•	delays in obtaining institutional review board approval to conduct a study at a prospective site;

•	third party clinical investigators not performing our clinical trials on our anticipated schedule or performance is not consistent with the clinical trial protocol and good clinical practices, or the third-party organizations not performing data collection and analysis in a timely or accurate manner; and

•	changes in governmental regulations or administrative actions.

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We do not know whether future clinical trials will demonstrate safety and efficacy sufficiently to result in additional FDA approvals. While a number of physicians have conducted clinical studies assessing the safety and efficacy of HOCI for various indications, the data from these studies are not sufficient to support approval of HOCI as a drug in the United States.

Clinical trials involve a lengthy and expensive process with an uncertain outcome, and results of earlier studies and trials may not be predictive of future trial results.

The results of preclinical studies and early clinical trials of new drugs do not necessarily predict the results of later-stage clinical trials. The design of our clinical trials is based on many assumptions about the expected effects of our product candidates, and if those assumptions are incorrect, the trials may not produce statistically significant results. Preliminary results may not be confirmed upon full analysis of the detailed results of an early clinical trial. Product candidates in later stages of clinical trials may fail to show safety and efficacy sufficient to support intended use claims despite having progressed through initial clinical testing. The data collected from clinical trials of our product candidates may not be sufficient to obtain regulatory approval in the United States or elsewhere. Because of the uncertainties associated with drug development and regulatory approval, we cannot determine if or when we will have an approved product for commercialization or achieve sales or profits.

If we are unable to comply with broad and complex federal and state fraud and abuse laws, including state and federal anti-kickback laws, we could face substantial penalties and our products could be excluded from government healthcare programs.

We are subject to various federal and state laws pertaining to healthcare fraud and abuse, which include, among other things, “anti-kickback” laws that prohibit payments to induce the referral of products and services, and “false claims” statutes that prohibit the fraudulent billing of federal healthcare programs. Our operations are subject to the Federal Anti-Kickback Statute, a criminal statute that, subject to certain statutory exceptions, prohibits any person from knowingly and willfully offering, paying, soliciting or receiving remuneration, directly or indirectly, to induce or reward a person either (i) for referring an individual for the furnishing of items or services for which payment may be made in whole or in part by a government healthcare program such as Medicare or Medicaid, or (ii) for purchasing, leasing, ordering or arranging for or recommending the purchasing, leasing or ordering of an item or service for which payment may be made under a government healthcare program. Because of the breadth of the Federal Anti-Kickback Statute, the Office of Inspector General of the U.S. Department of Health and Human Services, was authorized to adopt regulations setting forth additional exceptions to the prohibitions of the statute commonly known as “safe harbors.” If all of the elements of an applicable safe harbor are fully satisfied, an arrangement will not be subject to prosecution under the Federal Anti-Kickback Statute.

In addition, if there is a change in law, regulation or administrative or judicial interpretations of these laws, we may have to change our business practices or our existing business practices could be challenged as unlawful, which could have a negative effect on our business, financial condition and results of operations.

Healthcare fraud and abuse laws are complex, and even minor, inadvertent irregularities can potentially give rise to claims that a statute or regulation has been violated. The frequency of suits to enforce these laws has increased significantly in recent years and has increased the risk that a healthcare company will have to defend a false claim action, pay fines or be excluded from the Medicare, Medicaid or other federal and state healthcare programs as a result of an investigation arising out of such action. We cannot guarantee that we will not become subject to such litigation. Any violations of these laws, or any action against us for violation of these laws, even if we successfully defend against it, could harm our reputation, be costly to defend and divert management’s attention from other aspects of our business. Similarly, if the physicians or other providers or entities with which we do business are found to have violated abuse laws, they may be subject to sanctions, which could also have a negative impact on us.

Our efforts to discover and develop potential products may not lead to the discovery, development, commercialization or marketing of actual drug products.

We are currently engaged in a number of different approaches to discover and develop new product applications and product candidates. Discovery and development of potential drug candidates are expensive and time-consuming, and we do not know if our efforts will lead to discovery of any drug candidates that can be successfully developed and marketed. If our efforts do not lead to the discovery of a suitable drug candidate, we may be unable to grow our clinical pipeline or we may be unable to enter into agreements with collaborators who are willing to develop our drug candidates.

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We may not be able to maintain sufficient product liability insurance to cover claims against us.

Product liability insurance for the healthcare industry is generally expensive to the extent it is available at all. We may not be able to maintain such insurance on acceptable terms or be able to secure increased coverage if the commercialization of our products progresses, nor can we be sure that existing or future claims against us will be covered by our product liability insurance. Moreover, the existing coverage of our insurance policy or any rights of indemnification and contribution that we may have may not be sufficient to offset existing or future claims. A successful claim against us with respect to uninsured liabilities or in excess of insurance coverage and not subject to any indemnification or contribution could have a material adverse effect on our future business, financial condition, and results of operations.

If any of our third-party contractors fail to perform their responsibilities to comply with FDA rules and regulations, the manufacture, marketing and sales of our products could be delayed, which could decrease our revenues.

Supplying the market with our HOCI-based products requires us to manage relationships with an increasing number of collaborative partners, suppliers and third-party contractors. As a result, our success depends partially on the success of these third parties in performing their responsibilities to comply with FDA rules and regulations. Although we pre-qualify our contractors and we believe that they are fully capable of performing their contractual obligations, we cannot directly control the adequacy and timeliness of the resources and expertise that they apply to these activities. For example, we and our suppliers are required to comply with the FDA’s quality system regulations, which cover the methods and documentation of the design, testing, production, control, quality assurance, labeling, packaging, storage and shipping of our products. The FDA enforces the quality system regulation through inspections.

If any of our partners or contractors fail to perform their obligations in an adequate and timely manner, or fail to comply with the FDA’s rules and regulations, including failure to comply with quality systems regulations or a corrective action submitted to the FDA after notification by the FDA of a deficiency is deemed insufficient, then the manufacture, marketing and sales of our products could be delayed. Our products could be detained or seized, the FDA could order a recall, or require our partner to replace or offer refunds for our products. The FDA could also require our partner, and, depending on our agreement with our partner, us, to notify healthcare professionals and others that the products present unreasonable risks of substantial harm to the public health. If any of these events occur, the manufacture, marketing and sales of our products could be delayed which could decrease our revenues.

If we fail to comply with the FDA’s rules and regulations and are subject to an FDA recall as part of an FDA enforcement action, the associated costs could have a material adverse effect on our business, financial position, results of operations and cash flows.

Our Company, our products, the manufacturing facilities for our products, the distribution of our products, and our promotion and marketing materials are subject to strict and continual review and periodic inspection by the FDA and other regulatory agencies for compliance with pre-approval and post-approval regulatory requirements.

If we fail to comply with the FDA’s rules and regulations, we could be subject to an enforcement action by the FDA. The FDA could undertake regulatory actions, including seeking a consent decree, recalling or seizing our products, ordering a total or partial shutdown of production, delaying future marketing clearances or approvals, and withdrawing or suspending certain of our current products from the market. A product recall, restriction, or withdrawal could result in substantial and unexpected expenditures, destruction of product inventory, and lost revenues due to the unavailability of one or more of our products for a period of time, which could reduce profitability and cash flow. In addition, a product recall or withdrawal could divert significant management attention and financial resources. If any of our products are subject to an FDA recall, we could incur significant costs and suffer economic losses. Production of our products could be suspended and we could be required to establish inventory reserves to cover estimated inventory losses for all work-in-process and finished goods related to products we, or our third-party contractors, manufacture. A recall of a material amount of our products could have a significant, unfavorable impact on our future gross margins.

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If our products fail to comply with FDA and other governmental regulations, or our products are deemed defective, we may be required to recall our products and we could suffer adverse public relations that could adversely impact our sales, operating results, and reputation which would adversely affect our business operations.

We may be exposed to product recalls, including voluntary recalls or withdrawals, and adverse public relations if our products are alleged to cause injury or illness, or if we are alleged to have mislabeled or misbranded our products or otherwise violated governmental regulations. Governmental authorities can also require product recalls or impose restrictions for product design, manufacturing, labeling, clearance, or other issues. For the same reasons, we may also voluntarily elect to recall, restrict the use of a product or withdraw products that we consider below our standards, whether for quality, packaging, appearance or otherwise, in order to protect our brand reputation.

Product recalls, product liability claims, even if unmerited or unsuccessful, or any other events that cause consumers to no longer associate our brand with high quality and safe products may also result in adverse publicity, hurt the value of our brand, harm our reputation among our customers and other healthcare professionals who use or recommend the products, lead to a decline in consumer confidence in and demand for our products, and lead to increased scrutiny by federal and state regulatory agencies of our operations, any of which could have a material adverse effect on our brand, business, performance, prospects, value, results of operations and financial condition.

Our inability to raise additional capital on acceptable terms in the future may cause us to curtail certain operational activities, including regulatory trials, sales and marketing, and international operations, in order to reduce costs and sustain the business, and such inability would have a material adverse effect on our business and financial condition.

We expect capital outlays and operating expenditures to increase over the next several years as we work to expand our sales force, conduct regulatory trials, commercialize our products and expand our infrastructure. We may need to raise additional capital in order to, among other things:

•	increase our sales and marketing efforts to drive market adoption and address competitive developments;

•	sustain commercialization of our current products or new products;

•	acquire or license technologies;

•	develop new products;

•	fund our clinical trials and preclinical studies;

•	expand our manufacturing capabilities; and

•	finance capital expenditures and our general and administrative expenses.

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Our present and future funding requirements will depend on many factors, including:

•	the progress and timing of our clinical trials;

•	the level of research and development investment required to maintain and improve our technology position;

•	cost of filing, prosecuting, defending and enforcing patent claims and other intellectual property rights;

•	our efforts to acquire or license complementary technologies or acquire complementary businesses;

•	changes in product development plans needed to address any difficulties in commercialization;

•	competing technological and market developments; and

•	changes in regulatory policies or laws that affect our operations.

If we raise additional funds by issuing equity securities, it will result in dilution to our stockholders. Any equity securities issued also may provide for rights, preferences or privileges senior to those of holders of our common stock. If we raise additional funds by issuing debt securities, these debt securities would have rights, preferences and privileges senior to those of holders of our common stock, and the terms of the debt securities issued could impose significant restrictions on our operations. If we raise additional funds through collaborations or licensing arrangements, we might be required to relinquish significant rights to our technologies or products, or grant licenses on terms that are not favorable to us. A failure to obtain adequate funds may cause us to curtail certain operational activities, including regulatory trials, sales and marketing, and international operations, in order to reduce costs and sustain our business, and would have a material adverse effect on our business and financial condition.

Risks Related to Our Common Stock

The market price of our common stock may be volatile, and the value of your investment could decline significantly.

The trading price for our common stock has been, and we expect it to continue to be, volatile. The price at which our common stock trades depends upon a number of factors, including our historical and anticipated operating results, our financial situation, announcements of new products by us or our competitors, our ability or inability to raise the additional capital we may need and the terms on which we raise it, and general market and economic conditions. Some of these factors are beyond our control. Broad market fluctuations may lower the market price of our common stock and affect the volume of trading in our stock, regardless of our financial condition, results of operations, business or prospects. It is impossible to assure you that the market price of our shares of common stock will not fall in the future.

Our operating results may fluctuate, which could cause our stock price to decrease.

Fluctuations in our operating results may lead to fluctuations, including declines, in our share price. Our operating results and our share price may fluctuate from period to period due to a variety of factors, including:

•	demand by physicians, other medical staff and patients for our HOCI-based products;

•	reimbursement decisions by third-party payors and announcements of those decisions;

•	clinical trial results published by others in our industry and publication of results in peer-reviewed journals or the presentation at medical conferences;

•	the inclusion or exclusion of our HOCI-based products in large clinical trials conducted by others;

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•	actual and anticipated fluctuations in our quarterly financial and operating results;

•	developments or disputes concerning our intellectual property or other proprietary rights;

•	issues in manufacturing our product candidates or products;

•	new or less expensive products and services or new technology introduced or offered by our competitors or by us;

•	the development and commercialization of product enhancements;

•	changes in the regulatory environment;

•	delays in establishing our sales force or new strategic relationships;

•	costs associated with collaborations and new product candidates;

•	introduction of technological innovations or new commercial products by us or our competitors;

•	litigation or public concern about the safety of our product candidates or products;

•	changes in recommendations of securities analysts or lack of analyst coverage;

•	failure to meet analyst expectations regarding our operating results;

•	additions or departures of key personnel; and

•	general market conditions.

Variations in the timing of our future revenues and expenses could also cause significant fluctuations in our operating results from period to period and may result in unanticipated earning shortfalls or losses. In addition, The Nasdaq Capital Market, in general, and the market for life sciences companies, in particular, have experienced significant price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies.

Anti-takeover provisions in our certificate of incorporation, our bylaws and under Delaware law may make it more difficult for stockholders to change our management and may also make a takeover difficult.

Our corporate documents and Delaware law contain provisions that limit the ability of stockholders to change our management and may also enable our management to resist a takeover. These provisions include:

•	the ability of our Board of Directors to issue and designate, without stockholder approval, the rights of up to 714,286 shares of convertible preferred stock, which rights could be senior to those of common stock;

•	limitations on persons authorized to call a special meeting of stockholders; and

•	advance notice procedures required for stockholders to make nominations of candidates for election as directors or to bring matters before meetings of stockholders.

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In addition, on October 18, 2016, our Board of Directors approved, and we entered into, a Section 382 rights agreement with Computershare Inc. The rights agreement provides for a dividend of one preferred stock purchase right for each share of common stock, par value $0.0001 per share, of the Company outstanding on November 1, 2016, or the record date. Each Right entitles the holder to purchase from us one one-thousandth of a share of Series B Preferred Stock, par value $0.0001 per share, for a purchase price of $10.00, subject to adjustment as provided in the rights agreement. Our Board of Directors adopted the rights agreement to protect shareholder value by guarding against a potential limitation on our ability to use our net operating loss carryforwards, or NOLs, and other tax benefits, which may be used to reduce potential future income tax obligations. We have experienced and continue to experience substantial operating losses, and under the Internal Revenue Code of 1986, as amended, and rules promulgated thereunder, we may “carry forward” these NOLs and other tax benefits in certain circumstances to offset any current and future earnings and thus reduce our income tax liability, subject to certain requirements and restrictions. To the extent that the NOLs and other tax benefits do not otherwise become limited, we believe that we will be able to carry forward a significant amount of NOLs and other tax benefits, and therefore these NOLs and other tax benefits could be a substantial asset to us. However, if we experience an “ownership change,” as defined in Section 382 of the Code, our ability to use our NOLs and other tax benefits will be substantially limited. Generally, an ownership change would occur if our shareholders who own, or are deemed to own, 5% or more of our common stock increase their collective ownership in the Company by more than 50% over a rolling three-year period.

We are subject to Section 203 of the Delaware General Corporation Law, which, subject to certain exceptions, prohibits “business combinations” between a publicly-held Delaware corporation and an “interested stockholder,” which is generally defined as a stockholder who became a beneficial owner of 15% or more of a Delaware corporation’s voting stock for a three-year period following the date that such stockholder became an interested stockholder.

These provisions might discourage, delay or prevent a change of control in our management. These provisions could also discourage proxy contests and make it more difficult for you and other stockholders to elect directors and cause us to take other corporate actions. In addition, the existence of these provisions, together with Delaware law, might hinder or delay an attempted takeover other than through negotiations with our Board of Directors.

We currently have significant “equity overhang” which could adversely affect the market price of our common stock and impair our ability to raise additional capital through the sale of equity securities in the future.

We currently have significant “equity overhang.” The possibility that substantial amounts of our common stock may be issued to and then sold by investors, or the perception that such issuances and sales could occur, often called “equity overhang,” could adversely affect the market price of our common stock and could impair our ability to raise additional capital through the sale of equity securities in the future. The consummation of the exercise of options or warrants for common stock would significantly increase the number of issued and outstanding shares of our common stock.

Our stockholders may experience substantial dilution in the value of their investment if we issue additional shares of our capital stock or other securities convertible into common stock.

Our Restated Certificate of Incorporation, as amended, allows us to issue up to 24,000,000 shares of our common stock and to issue and designate, without stockholder approval, the rights of up to 714,286 shares of preferred stock. In the event we issue additional shares of our capital stock, dilution to our stockholders could result. In addition, if we issue and designate a class of convertible preferred stock, these securities may provide for rights, preferences or privileges senior to those of holders of our common stock. Additionally, if we issue preferred stock, it may convert into common stock at a ratio of 1:1 or greater because our Restated Certificate of Incorporation, as amended, allows us to designate a conversion ratio without limitations.

Shares issuable upon the conversion of warrants or the exercise of outstanding options may substantially increase the number of shares available for sale in the public market and depress the price of our common stock.

As of June 30, 2018, we had outstanding warrants exercisable for an aggregate of 1,375,000 shares of our common stock at a weighted average exercise price of approximately $6.18 per share. In addition, as of June 30, 2018, options to purchase an aggregate of 1,411,000 shares of our common stock were outstanding at a weighted average exercise price of approximately $12.58 per share and a weighted average contractual term of 7.22 years. In addition, 1,433,185 shares of our common stock were available on June 30, 2018 for future option grants under our 2011 Stock Incentive Plan and 2016 Equity Incentive Plan. To the extent any of these warrants or options are exercised and any additional options are granted and exercised, there will be further dilution to stockholders and investors. Until the options and warrants expire, these holders will have an opportunity to profit from any increase in the market price of our common stock without assuming the risks of ownership. Holders of options and warrants may convert or exercise these securities at a time when we could obtain additional capital on terms more favorable than those provided by the options or warrants. The exercise of the options and warrants will dilute the voting interest of the owners of presently outstanding shares by adding a substantial number of additional shares of our common stock.

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We have filed several registration statements with the SEC, so that substantially all of the shares of our common stock which are issuable upon the exercise of outstanding warrants and options may be sold in the public market. The sale of our common stock issued or issuable upon the exercise of the warrants and options described above, or the perception that such sales could occur, may adversely affect the market price of our common stock.

Risks Related to this Offering

We will have broad discretion in how we use the proceeds, and we may use the proceeds in ways in which you and other stockholders may disagree.

We intend to use the net proceeds from this offering for general corporate purposes, new product launches and working capital. Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. The failure by management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business or cause the price of our common stock to decline.

The market price of our common stock may be volatile, and the value of your investment could decline significantly.

The trading price for our common stock has been, and we expect it to continue to be, volatile. The price at which our common stock trades depends upon a number of factors, including our historical and anticipated operating results, our financial situation, announcements of new products by us or our competitors, our ability or inability to raise the additional capital we may need and the terms on which we raise it, and general market and economic conditions. Some of these factors are beyond our control. Broad market fluctuations may lower the market price of our common stock and affect the volume of trading in our stock, regardless of our financial condition, results of operations, business or prospects. It is impossible to assure you that the market price of our shares of common stock will not fall in the future.

Purchasers in this offering may suffer immediate and substantial dilution in the net tangible book value per share of our common stock.

Because the price per Unit of common stock in this offering may be substantially higher than the net tangible book value per share of common stock, purchasers in this offering may suffer immediate and substantial dilution in the net tangible book value per share of common stock. After giving effect to the sale of [______] Units of our common stock at a price of $[______] per Unit, and after deducting the underwriter discount and estimated offering expenses payable by us, purchasers in this offering will experience immediate dilution of $[______] per share, representing the difference between our as adjusted net tangible book value per share as of June 30, 2018, after giving effect to this offering and the assumed offering price. See the section entitled “Dilution” below for a more detailed illustration of the dilution you would incur if you participate in this offering. In the event investors exercise some or all of the warrants issued in this offering, investors will experience further dilution, however, we cannot predict if or when the warrants will be exercised. In addition, upon the exercise of any of our outstanding options or warrants, investors will incur further dilution.

Purchasers in this offering may experience future dilution as a result of future equity offerings.

In order to raise additional capital for the execution of our business plans, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by purchasers in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

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If you purchase Preferred Stock in lieu of common stock in this offering, as a holder of Preferred Stock, you will have no rights as a common stockholder with respect to the shares of common stock underlying the Preferred Stock until you acquire our common stock.

If you purchase Preferred Stock in lieu of common stock in this offering, until you acquire our common stock upon conversion of your Preferred Stock, you will have no rights with respect to the common stock underlying the Preferred Stock. Upon conversion of your Preferred Stock, you will be entitled to exercise the rights of a common stockholder only as to matters for which the record date for actions to be taken by our common stockholders occurs after the date you convert your Preferred Stock.

Our Preferred Stock will rank junior to all our liabilities to third party creditors, and to any class or series of our capital stock created after this offering specifically ranking by its terms senior to the Preferred Stock, in the event of a bankruptcy, liquidation or winding up of our assets.

In the event of bankruptcy, liquidation or winding up, our assets will be available to pay obligations on our Preferred Stock only after all our liabilities have been paid. Our Preferred Stock will effectively rank junior to all existing and future liabilities held by third party creditors. The terms of our Preferred Stock do not restrict our ability to raise additional capital in the future through the issuance of debt. Our Preferred Stock will also rank junior to any class or series of our capital stock created after this offering specifically ranking by its terms senior to the Preferred Stock. In the event of bankruptcy, liquidation or winding up, there may not be sufficient assets remaining, after paying our liabilities, to pay amounts due on any or all of our Preferred Stock then outstanding.

You may not be able to resell your warrants or Preferred Stock.

There is no established trading market for the warrants or Preferred Stock being offered in this offering, and we do not expect such a market to develop. In addition, we do not intend to apply for listing of the warrants or Preferred Stock on any securities exchange or other nationally recognized trading system, and you may not be able to resell your warrants or Preferred Stock.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus contain forward looking statements. When used in this prospectus, the words “anticipate,” “intend,” “estimate,” “plan,” “project,” “continue,” “ongoing,” “potential,” “expect,” “predict,” “believe,” “intend,” “may,” “can,” “will,” “should,” “could,” “would,” “proposal,” and similar expressions are intended to identify forward-looking statements.

You should not place undue reliance on these forward-looking statements. Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons, including the reasons described in our “Risk Factors” section. Although we believe the expectations reflected in the forward-looking statements are reasonable, they relate only to events as of the date on which the statements are made. These forward-looking statements speak only as of the date of this prospectus supplement. We expressly disclaim any obligation or undertaking to update or revise any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based, except as required by law.

USE OF PROCEEDS

We estimate that we will receive up to $[___] in net proceeds from the sale of Units in this offering after deducting the underwriting discount and estimated offering expenses payable by us. If a warrant holder exercises their warrants for cash, we will also receive proceeds from such exercise at the time of such exercise. We cannot predict when or if the warrants will be exercised. It is possible that the warrants may expire and may never be exercised, in which case we will not receive any additional proceeds. We intend to use the net proceeds received from this offering for general corporate purposes, new product launches and working capital. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. Accordingly, our management will have broad discretion in the application of these proceeds.

UNDERWRITING

We have entered into an underwriting agreement with Dawson James Securities, Inc. with respect to the offering. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriter, and the underwriter has agreed to purchase from us on a firm commitment basis, the number of units set forth opposite its name in the table below.

Underwriter	Number of Units (1)
Dawson James Securities, Inc.	[___]
Total	[___]

______________

(1) The shares and warrants comprising the units will be separately issued but will be purchased together in this offering. Includes units that include either common stock or Preferred Stock as determined by the underwriters. Purchasers, if any, whose purchase of our common stock in this offering would otherwise result in such purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% of our outstanding common stock immediately following the consummation of this offering, will have the opportunity, in lieu of purchasing common stock, to purchase Preferred Stock.

The underwriting agreement provides that the obligations of the underwriter are subject to certain conditions precedent and that the underwriter has agreed to purchase all of the units sold under the underwriting agreement if any of these units are purchased.

The underwriter proposes to offer to the public the units purchased pursuant to the underwriting agreement at the public offering price per unit on the cover page of this prospectus supplement. The underwriter may offer some of the units to other securities dealers at such price less a concession of $[___] per unit. The underwriter may also allow, and such dealers may reallow, a concession not in excess of $[___] per unit to other dealers. After the units are released for sale to the public, the underwriter may change the offering price and other selling terms at various times.

The factors considered in determining the public offering price included the recent market price of our common stock, the general condition of the securities market at the time of this offering, the history of, and the prospects for, the industry in which we compete, our past and present operations and our prospects for future revenues.

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Dawson James Securities, Inc., its officers and its registered representatives may participate in this offering on the same terms and conditions as the investors participating in this offering.

The following table shows the per unit price and total underwriting discounts and commissions we will pay in connection with the sale of the units.

Per unit underwriting discount	$	[___]
Total	$	[___]

In addition, we have agreed to reimburse the underwriter for its expenses in an amount not to exceed $142,500 and the reimbursement of “blue sky” fees and expenses not to exceed $25,000.

Pursuant to the underwriting agreement, for a period of nine months from the closing of this offering, with certain exceptions, we will grant Dawson James the right of first refusal to act as lead managing underwriter and book runner, for future equity, or convertible debt (excluding non-convertible debt, at the market financing and strategic investments) offerings during such period, and subject to the rights previously granted to the Benchmark Company, LLC.

We have also agreed to issue to the underwriter or its designees a five-year unit purchase option to purchase 5% of the number of units sold in this offering at an exercise price equal to $ [___] per unit (125% of the public offering price per unit). The unit purchase option will be exercisable at any time and from time to time, in whole or in part, during the period commencing six months following the commencement date of this offering, and ending five years from the commencement date of this offering. The unit purchase option provides for a cashless exercise provision and customary anti-dilution provisions (for stock dividends and splits and recapitalizations) consistent with FINRA Rule 5110. The unit purchase option and the underlying securities are deemed compensation by FINRA, and are therefore subject to FINRA Rule 5110(g)(1). In accordance with FINRA Rule 5110(g)(1), neither the unit purchase option nor any securities issued upon exercise of the unit purchase option may be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of such securities by any person for a period of 180 days immediately following the date of commencement of sales of the offering pursuant to which the unit purchase option is being issued, except the transfer of any security: (i) by operation of law or by reason of reorganization of our company; (ii) to any FINRA member firm participating in this offering and the officers or partners thereof, if all securities so transferred remain subject to the lock-up restriction described above for the remainder of the time period; (iii) if the aggregate amount of our securities held by either a underwriter or a related person do not exceed 1% of the securities being offered; (iv) that is beneficially owned on a pro-rata basis by all equity owners of an investment fund, provided that no participating member manages or otherwise directs investments by the fund, and participating members in the aggregate do not own more than 10% of the equity in the fund; or (v) the exercise or conversion of any security, if all securities received remain subject to the lock-up restriction set forth above for the remainder of the time period.

We have granted to the underwriter a 30-day option to purchase up to additional shares of common stock and/or warrants to purchase up to [___] shares of common stock, in any combinations thereof, from us at the offering price for each security, , less the underwriting discount, to cover over-allotments, if any. We will pay the expenses associated with the exercise of the over-allotment option.

In connection with this offering, the underwriter may engage in stabilizing transactions, overallotment transactions, syndicate covering transactions, penalty bids and purchases to cover positions created by short sales.

•	Stabilizing transactions permit bids to purchase common stock so long as the stabilizing bids do not exceed a specified maximum, and are engaged in for the purpose of preventing or retarding a decline in the market price of the common stock while the offering is in progress.

•	Syndicate covering transactions involve purchases of common stock in the open market after the distribution has been completed in order to cover syndicate short positions. If the underwriters sell more shares than set forth herein and, therefore, have a naked short position, the position can be closed out only by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that after pricing there could be downward pressure on the price of the shares in the open market that could adversely affect investors who purchase in the offering.

•	Penalty bids permit the representative to reclaim a selling concession from a syndicate member when the common stock originally sold by that syndicate member are purchased in stabilizing or syndicate covering transactions to cover syndicate short positions.

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This prospectus may be made available in electronic format on Internet sites or through other online services maintained by the underwriter or its affiliates. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. Other than this prospectus in electronic format, any information on the underwriter’s or its affiliates’ websites and any information contained in any other website maintained by the underwriter or any affiliate of the underwriter is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the underwriter and should not be relied upon by investors.

The underwriter or its affiliates have in the past and may in the future engage in transactions with, and may perform, from time to time, investment banking and advisory services for us in the ordinary course of their business and for which they would receive customary fees and expenses. In addition, in the ordinary course of their business activities, the underwriter and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for its own account and for the accounts of its customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates.

The underwriting agreement provides that we will agree, subject to certain exceptions, for a period of six months from the date of this offering, that we will not (a) offer, sell, or otherwise transfer or dispose of, directly or indirectly, any shares of our capital stock or any securities convertible into or exercisable or exchangeable for shares of our capital stock, except for the exercise of outstanding options and warrants, securities issued for compensation, shares we are contractually obligated to issue; or (b) file or caused to be filed any registration statement relating to the offering of any shares of our capital stock or any securities convertible into or exercisable or exchangeable for shares of our capital stock. Notwithstanding the foregoing, we may continue to grant shares of common stock, options and other equity for compensation purposes consistent with past practices and we may file a registration statement on Form S-8.

Our directors, executive officers and certain 5% shareholders will enter into lock-up agreements with the underwriter. Under these agreements, these individuals have agreed, subject to specified exceptions, not to sell or transfer any common stock or securities convertible into, or exchangeable or exercisable for, our common stock during a period ending six months after the date of this offering.

The foregoing description of the underwriting agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the underwriting agreement and underwriter unit purchase option, copies of which are included as exhibits to the registration statement of which this prospectus forms a part.

Financial Services Agreement

We entered into a financial services agreement with The Benchmark Company, LLC dated November 1, 2017, as amended. Pursuant to the financial services agreement, Benchmark will provide us with financial advisory services and guidance, such as attaining research coverage, complementing our IR efforts by organizing road shows and investor meetings, and inviting us to investor conferences. We agreed to pay Benchmark a monthly cash retainer of $10,000 and expenses up to an amount of $4,000.

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DILUTION

Purchasers of Units offered by this prospectus will suffer immediate and substantial dilution in the net tangible book value per share of common stock. Our net tangible book value on June 30, 2018 was approximately $12.6 million, or approximately $1.96 per share of common stock based upon 6,432,749 shares outstanding as of June 30, 2018. Net tangible book value per share is determined by dividing our net tangible book value, which consists of tangible assets less total liabilities, by the number of shares of common stock outstanding on that date.

After giving effect to the sale of [___] Units, with each Unit consisting of one share of common stock together with [__] warrant to purchase shares of common stock, at a public offering price of $[______] per Unit and after deducting the underwriting discount and estimated offering expenses payable by us, our as adjusted net tangible book value as of June 30, 2018 would have been approximately $[______], or $[______] per share of common stock. This represents an immediate increase in net tangible book value of $[______] per share to existing stockholders and immediate dilution in net tangible book value of $[______] per share to purchasers of our common stock in this offering at the public offering price. The following table illustrates this calculation on a per share basis

Offering price per Unit			$
Net tangible book value per share of common stock as of June 30, 2018		$1.96
Increase in net tangible book value per share of common stock attributable to this offering	$

As adjusted net tangible book value per share of common stock as of June 30, 2018, after giving effect to this offering			$

Dilution in net tangible book value per share of common stock to investors participating in this offering			$

The foregoing table is based on 6,432,749 shares of our common stock outstanding as of June 30, 2018 and excludes:

•	1,411,000 shares of common stock issuable upon exercise of outstanding stock options, at a weighted average exercise price of $12.58 per share, under our equity incentive plans;

•	21,000 shares of common stock issuable upon exercise/vesting of restricted stock units;

•	1,433,185 additional shares of common stock reserved for future issuance under our equity incentive plans;

•	1,375,000 shares of common stock issuable upon exercise of outstanding warrants, with current exercise prices ranging from $4.375 per share to $6.50 per share; and

•	[___] shares of common stock issuable upon exercise of warrants sold in this offering at an initial exercise price of $[___] per share.

If the underwriter exercises in full its option to purchase [___] additional Units in full, the as adjusted net tangible book value of our common stock after this offering would be $[___] per share, representing an immediate increase in net tangible book value of approximately $[___] per share to existing stockholders and an immediate dilution of $[___] per share to the investors in this offering, after deducting the underwriting discount and estimated offering expenses payable by us.

To the extent that outstanding options or warrants outstanding as of June 30, 2018, have been or may be exercised or other shares issued, investors participating in this offering may experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

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PRICE RANGE OF OUR COMMON STOCK

Market Information

Our common stock is traded on The Nasdaq Capital Market under the symbol “SNOA”. Previously, it traded under the symbol “OCLS” until December 6, 2016. Our common stock has been trading since our initial public offering on January 25, 2007. The warrants we issued in connection with our January 2015 offering are traded on The Nasdaq Capital Market under the symbol “SNOAW” since January 21, 2015.

The following table sets forth the range of high and low sales prices for our common stock for each quarter during the last two fiscal years and the last quarters, based on the closing price of our common stock in each of the quarters:

	Year Ending March 31, 2019
	First Quarter	Second Quarter	Third Quarter*	Fourth Quarter
Stock price-high	$4.16	$2.58	$1.89	$
Stock price-low	$2.43	$1.46	$1.35	$

* Through October 10, 2018.

	Year Ended March 31, 2018
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
Stock price-high	$7.75	$7.19	$5.55	$5.92
Stock price-low	$6.25	$4.86	$4.16	$3.50

	Year Ended March 31, 2017
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
Stock price-high	$6.65	$4.98	$5.65	$8.25
Stock price-low	$3.62	$3.57	$3.91	$5.03

Holders

As of September 30, 2018, we had approximately 334 holders of record of our common stock. Holders of record include nominees who may hold shares on behalf of multiple owners.

Dividends

We have never declared or paid any cash dividends on our common stock. We currently anticipate that we will retain all future earnings for the operation of our business and we do not currently intend to pay any cash dividends on our common stock in the foreseeable future.

Equity Compensation Plan Information

Pursuant to Item 201(d) of Regulation S-K, “Securities Authorized for Issuance Under Equity Compensation Plans,” we are providing the following information summarizing our equity compensation plans as of March 31, 2018. All share numbers have been updated for the 1-for-5 reverse stock split of the Company’s common stock effective as of June 24, 2016.

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Plan Category	Number of Securities to be issued upon exercise of outstanding options and rights	Weighted average exercise price of outstanding options and rights	Number of Securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	1,425,000	$12.41	1,455,000
Equity compensation plans not approved by security holders	–	–	–
Total	1,425,000	$12.41	1,455,000

Our Amended and Restated 2006 Stock Incentive Plan and our 2011 Stock Incentive Plan were adopted with the approval of our stockholders, and we have previously provided the material terms of such plans.

Our 2016 Equity Incentive Plan was adopted with the approval of our stockholders on September 16, 2016. The 2016 Plan replaced our Amended and Restated 2006 Stock Incentive Plan, which expired by its terms on August 25, 2016. The 2016 Plan initially authorized the issuance of up to 400,000 shares of our common stock pursuant to awards to be granted under the 2016 Plan. On April 1, 2017, the number of shares for issuance under the 2016 Plan increased by 343,137, which is an amount equal to the lesser of (i) 8% of the number of outstanding shares of common stock on the last day of the immediately preceding year or (ii) an amount determined by the Board.

The 2016 Plan is administered by the Compensation Committee or, in the Board’s sole discretion, by the Board. The Compensation Committee has full authority to determine the type and terms of Awards, including:

•	which Employees, Consultants, and Directors will be granted Awards;

•	the number of shares subject to each Award;

•	the vesting, duration, cancellation, and termination provisions of each Award; and

•	all other terms and conditions upon which an Award may be granted in accordance with the 2016 Plan.

In addition, the Compensation Committee has full authority to interpret the 2016 Plan and apply its provisions, and may take any necessary or advisable actions for the administration of the 2016 Plan. The Compensation Committee may, in its discretion, amend any term or condition of an outstanding Award, subject to applicable legal restrictions and to the consent of the Participant if the Participant’s rights or obligations would be materially impaired. The 2016 Plan provides that awards of options, stock, performance awards or stock appreciation rights may be granted to Employees, Directors, and Consultants who, as determined by the Compensation Committee, are in a position to make significant contributions to our long-term success.

Incentive Stock Options may be granted only to Employees. The exercise price of a Stock Option may not be less than 100% of the Fair Market Value of our common stock on the date of grant and may not have a term longer than ten years. However, if an Incentive Stock Option is granted to an individual who owns more than 10% of the combined voting power of all our classes of stock, the exercise price may not be less than 110% of the fair market value of our common stock on the date of grant and the term of the Incentive Stock Option may not be longer than five years.

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In the event of changes in the outstanding common stock or in the capital structure of the Company due to any stock or extraordinary cash dividend, stock split, reverse stock split, an extraordinary corporate transaction such as reorganization, Awards granted under the 2016 Plan will be equitably adjusted or substituted, as to the number, price or kind of a share of Award to the extent necessary to preserve the economic intent of such Award. Upon a corporate transaction, outstanding Awards granted under the 2016 Plan will be subject to the agreement of merger or reorganization. Such agreement shall provide for:

•	the continuation of outstanding Awards by us, if we are a surviving corporation;

•	the assumption of the outstanding Awards by the surviving corporation or its parent or subsidiary;

•	the substitution by the surviving corporation or its parent or subsidiary of its own awards for the outstanding Awards;

•	full exercisability or vesting and accelerated expiration of the outstanding Awards; or

•	settlement of the full value of the outstanding Awards in cash or cash equivalents followed by cancellation of such Awards.

Upon a Change in Control, Options and Stock Appreciation Rights will become immediately exercisable with respect to 100 percent of the shares subject to such Options or Stock Appreciation Rights, and/or the Restricted Period will expire immediately with respect to 100 percent of the shares of Restricted Stock or Restricted Stock Units. In addition, immediately upon a Change in Control, all outstanding Performance Compensation Awards will immediately lapse, and the Compensation Committee will determine the Awards to be paid to the Participant according to the extent to which Performance Goals have been met.

The 2016 Plan will terminate automatically on September 2, 2026, unless terminated earlier by the Board of Directors or extended by the Board of Directors with the approval of the stockholders. The Board of Directors may amend or terminate the 2016 Plan at any time and from time to time. An amendment of the 2016 Plan shall be subject to the approval of our stockholders only to the extent required by applicable laws, regulations or rules, or as otherwise determined at the time by the Board. However, no amendment or termination may materially impair any rights or obligations under any outstanding Award without the Participant’s consent.

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CAPITALIZATION

The following table sets forth our capitalization as of June 30, 2018 on an actual basis and on a pro forma basis, based upon an assumed public offering price of $[___] per Unit, to give effect to the sale of [___] Units consisting of [___] shares of common stock and [___] warrants in this offering, after deducting the underwriting discount and estimated offering expenses payable by us.

Based on the assumed public offering price of $[___] per Unit, we allocated the $[___] aggregate consideration to common stock (assuming no value to the warrants). The pro forma information below is for illustrative purposes and our capitalization following the completion of this offering will be adjusted based on the actual offering price and other terms of this offering determined at pricing. You should read this table in conjunction with “Use of Proceeds” above as well as our “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and financial statements and the related notes appearing elsewhere in this prospectus.

	June 30, 2018
	Actual	Pro Forma (1)
	(in thousands) (unaudited)
Total assets	$16,633	$
Current portion of long-term debt	194
Stockholders’ equity:
Convertible preferred stock, $0.0001 par value; 714,286 shares authorized, none issued and outstanding actual; and 714,286 shares authorized, [___] shares issued and outstanding pro forma	–		–
Common stock, $0.0001 par value; 24,000,000 shares authorized, 6,432,749 shares issued and outstanding actual; and 24,000,000 shares authorized, [____] shares issued and outstanding pro forma	1
Additional paid-in capital	178,003
Accumulated deficit	(160,898)
Accumulated other comprehensive loss	(4,477)
Total stockholders’ equity	$12,629	$

The foregoing table is based on 6,432,749 shares of our common stock outstanding as of June 30, 2018 and excludes:

•	1,411,000 shares of common stock issuable upon exercise of outstanding stock options, at a weighted average exercise price of $12.58 per share, under our equity incentive plans;

•	21,000 shares of common stock issuable upon exercise/vesting of restricted stock units;

•	1,433,185 additional shares of common stock reserved for future issuance under our equity incentive plans;

•	1,375,000 shares of common stock issuable upon exercise of outstanding warrants, with current exercise prices ranging from $4.375 per share to $6.50 per share; and

•	[___] shares of common stock issuable upon exercise of warrants sold in this offering at an initial exercise price of $[___] per share.

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Management’s Discussion and Analysis of Financial Condition and Results of Operations

Critical Accounting Policies

The preparation of our consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to exercise its judgment. We exercise considerable judgment with respect to establishing sound accounting policies and in making estimates and assumptions that affect the reported amounts of our assets and liabilities, our recognition of revenues and expenses, and disclosure of commitments and contingencies at the date of the consolidated financial statements.

On an ongoing basis, we evaluate our estimates and judgments. Areas in which we exercise significant judgment include, but are not necessarily limited to, our valuation of accounts receivable, inventory, income taxes, equity transactions (compensatory and financing) and contingencies. We have also adopted certain polices with respect to our recognition of revenue that we believe are consistent with the guidance provided under Securities and Exchange Commission Staff Accounting Bulletin No. 104.

We base our estimates and judgments on a variety of factors including our historical experience, knowledge of our business and industry, current and expected economic conditions, the attributes of our products, the regulatory environment and, in certain cases, the results of outside appraisals. We periodically re-evaluate our estimates and assumptions with respect to these judgments and modify our approach when circumstances indicate that modifications are necessary.

While we believe that the factors we evaluate provide us with a meaningful basis for establishing and applying sound accounting policies, we cannot guarantee that the results will always be accurate. Since the determination of these estimates requires the exercise of judgment, actual results could differ from such estimates.

For a Summary of Critical Accounting Policies, please refer to Notes to Consolidated Financial Statements, Note 3.

Results of Operations

Comparison of the Three Months Ended June 30, 2018 and 2017

Total revenues for the three months ended June 30, 2018 of $4,369,000 increased by $534,000, or 14%, as compared to $3,835,000 for the three months ended June 30, 2017. Product revenues for the three months ended June 30, 2018 of $4,095,000 increased by $492,000, or 14%, as compared to $3,603,000 for the three months ended June 30, 2017. This increase was the result of growth in the United States and Latin America.

Product revenues in the United States for the three months ended June 30, 2018 of $1,971,000 increased by $112,000, or 6%, as compared to $1,859,000 for the three months ended June 30, 2017. This increase was mostly the result of higher sales of our animal health care products and a slight increase of our dermatology products, partly offset by a decline in sales of our acute care products.

As a result of the asset purchase agreement and arrangement we entered into on October 27, 2016 with Invekra, we will continue to supply Invekra with product at a reduced price until they set up their manufacturing facility. We expect our revenues in Latin America will decrease significantly once Invekra has set up their manufacturing facility. During the three months ended June 30, 2018, we reported $1,079,000 of Latin America product revenue related to Invekra, as compared to $569,000 during the three months ended June 30, 2017.

Product revenue in Europe and the Rest of the World for the three months ended June 30, 2018 of $1,045,000 decreased by $130,000, or 11%, as compared to $1,175,000 for the three months ended June 30, 2017. This decrease was mostly the result of decreases in Middle East and Singapore partly offset by increases in China, Korea, Australia, New Zealand and India.

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The following table shows our product revenues by geographic region:

	Three Months Ended June 30,
	2018	2017	$ Change	% Change
United States	$1,971,000	$1,859,000	$112,000	6%
Latin America	1,079,000	569,000	510,000	90%
Europe and Rest of the World	1,045,000	1,175,000	(130,000)	(11)%
Total	$4,095,000	$3,603,000	$492,000	14%

Service revenues for the three months ended June 30, 2018 of $274,000 increased by $42,000, or 18%, when compared to $232,000 in the prior period. The increase was primarily the result of higher laboratory tests and services in the United States. Additionally, during the three months ended June 30, 2018 and 2017, the Company recorded service revenue related to technical services provided to Invekra in the amount of $14,000 and $39,000, respectively.

Gross Profit

For the three months ended June 30, 2018, we reported total revenues of $4,369,000 and total cost of revenues of $2,638,000, resulting in total gross profit of $1,731,000 or 40% of total revenues, compared to a gross profit of $1,762,000 or 46% of total revenues, for the same period in the prior year.

For the three months ended June 30, 2018, we reported product revenues of $4,095,000 and cost of product revenues of $2,424,000, resulting in product gross profit of $1,671,000, or 41% of product revenues, compared to product gross profit of $1,690,000, or 47% of product revenues, for the same period in the prior year. The decrease in gross profit as a percentage of product revenues was primarily due to an increase in sales in Latin America which are lower margin and increased dermatology rebate costs.

For the three months ended June 30, 2018, we reported service revenues of $274,000 and cost of service revenues of $214,000, resulting in service gross profit of $60,000, or 22% of service revenues, compared to service gross profit of $72,000, or 31% of service revenues, for the same period in the prior year.

Research and Development Expense

Research and development expenses for the three months ended June 30, 2018 of $350,000 were down slightly as compared to $382,000 for the three months ended June 30, 2017. The decrease is primarily the result of lower spending for studies in the current period.

Selling, General and Administrative Expense

Selling, general and administrative expenses for the three months ended June 30, 2018 of $4,933,000 increased by $170,000, or 4%, when compared to $4,763,000 for the three months ended June 30, 2017. The increase for the three months ended June 30, 2018 is the result of increased legal and marketing expenses in the U.S.

Interest Expense

Interest expense for the three months ended June 30, 2018 of $12,000 increased by $2,000 when compared to $10,000 for the three months ended June 30, 2017. The increase in interest expense relates primarily to capital leases.

Interest Income

Interest income for the three months ended June 30, 2018 of $55,000 increased by $2,000 when compared to $53,000 for the three months ended June 30, 2017. The increase is primarily due to interest income reported related to a discount on Invekra deferred compensation.

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Other Income Expense, net

Other income for the three months ended June 30, 2018 of $51,000 increased by $219,000 when compared to other expense of $168,000 for the three months ended June 30, 2017. The increase in other income (expense) relates primarily to fluctuations in foreign exchange.

Net Loss

Net Loss for the three months ended June 30, 2018 of $3,458,000 decreased $50,000, when compared to net loss of $3,508,000 for the three months ended June 30, 2017. The decrease in net loss is primarily due to an increase of other income of $219,000 related to foreign exchange fluctuation offset by an increase in operating losses of $169,000.

Comparison of the Years Ended March 31, 2018 and 2017

Total revenues for the year ended March 31, 2018 of $16,658,000 increased by $3,833,000, or 30%, as compared to $12,825,000 for the year ended March 31, 2017. Product revenues for the year ended March 31, 2018 of $15,663,000 increased by $3,706,000, or 31%, as compared to $11,957,000 for the year ended March 31, 2017. This increase was the result of strong growth in the United States, Latin America, and Europe.

Our dermatology net revenue, which we define as gross revenue from our dermatological products, less rebates, returns, wholesale fees and payment discounts, for the year ended March 31, 2018 of $5,803,000 increased by $1,669,000, or 40%, as compared to $4,134,000 for the year ended March 31, 2017.

Product revenues in the United States for the year ended March 31, 2018 of $8,372,000 increased by $1,792,000, or 27%, as compared to $6,580,000 for the year ended March 31, 2017. This increase was mostly the result of higher sales of our dermatology and acute care products, partly offset by a decline in sales of $316,000 related to our animal health care products.

Product revenue in Europe and the Rest of the World for the year ended March 31, 2018 of $4,284,000 increased by $206,000, or 5%, as compared to $4,078,000 for the year ended March 31, 2017. This increase was mostly the result of increases in Europe, Hong Kong, Singapore, New Zealand and India partly offset by a decrease in the Middle East and China.

As a result of the asset purchase agreement and arrangement we entered into on October 27, 2016 with Invekra, we will continue to supply Invekra with product at a reduced price until they set up their manufacturing facility. We expect our revenues in Latin America will decrease significantly once Invekra has set up their manufacturing facility. During the year ended March 31, 2018, we reported $3,007,000 of Latin America product revenue related to Invekra, as compared to $1,299,000 during the year ended March 31, 2017.

The following table shows our product revenues by geographic region:

	Year ended March 31,
	2018	2017	$ Change	% Change
United States	$8,372,000	$6,580,000	$1,792,000	27%
Latin America	3,007,000	1,299,000	1,708,000	131%
Europe and Rest of the World	4,284,000	4,078,000	206,000	5%
Total	$15,663,000	$11,957,000	$3,706,000	31%

In connection with our sale of our Latin American business to Invekra, product revenues and cost of revenues reported in the prior period were reclassified from continuing operations to discontinued operations as follows:

	Year Ended March 31,
	2018	2017
Product revenues	$–	$2,693,000
Product license fees and royalties	–	412,000
Total product related revenues	$–	$3,105,000

Service revenues for the year ended March 31, 2018 of $995,000 increased by $127,000, or 15%, when compared to $868,000 in the prior period. The increase in service revenues was the result of $207,000 of services recorded in Latin America related to a service agreement with Invekra offset by a decline in service revenue in the United States.

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Gross Profit

For the year ended March 31, 2018, we reported total revenues of $16,658,000 and total cost of revenues of $9,348,000, resulting in total gross profit of $7,310,000 or 44% of total revenues, compared to a gross profit of $5,668,000 or 44% of total revenues, for the same period in the prior year.

For the year ended March 31, 2018, we reported product revenues of $15,663,000 and cost of product revenues of $8,669,000, resulting in product gross profit of $6,994,000, or 45% of product revenues, compared to product gross profit of $5,538,000, or 46% of product revenues, for the same period in the prior year. The decrease in gross profit as a percentage of product revenues was primarily due to the product mix.

For the year ended March 31, 2018, we reported service revenues of $995,000 and cost of service revenues of $679,000, resulting in service gross profit of $316,000, or 32% of service revenues, compared to service gross profit of $130,000, or 15% of service revenues, for the same period in the prior year. The increase in service revenues gross profit was primarily the result of services performed in Latin America related to a service agreement with Invekra.

Research and Development Expense

Research and development expenses for the year ended March 31, 2018 of $1,575,000 were flat, as compared to $1,576,000 for the year ended March 31, 2017 and are primarily related to employee salaries and benefits.

Selling, General and Administrative Expense

Selling, general and administrative expenses for the year ended March 31, 2018 of $19,924,000 increased by $2,858,000, or 17%, when compared to $17,066,000 for the year ended March 31, 2017. The increase for the year ended March 31, 2018 was primarily due to higher sales expenses of $1,989,000 related to our growing dermatology business and higher stock compensation expenses of $422,000.

Interest Expense

Interest expense for the year ended March 31, 2018 of $40,000 increased by $37,000 when compared to $3,000 for the year ended March 31, 2017. The increase in interest expense relates primarily to capital leases entered into during the latter part of the year ended March 31, 2017 and the early part of the year ended March 31, 2018.

Interest Income

Interest income for the year ended March 31, 2018 of $258,000 increased by $236,000 when compared to $22,000 for the year ended March 31, 2017. The increase is primarily due to $189,000 of income reported related to a discount on Invekra deferred compensation and interest income earned on increased cash and cash equivalent balances.

Other Expense Income, net

Other expense for the year ended March 31, 2018 of $357,000 increased by $375,000 when compared to other income of $18,000 for the year ended March 31, 2017. The increase in other expense income relates primarily to fluctuations in foreign exchange of $315,000.

Loss from Continuing Operations

Loss from continuing operations for the year ended March 31, 2018 of $14,328,000 increased $5,659,000, when compared to loss from continuing operations of $8,669,000 for the year ended March 31, 2017. The increase in net loss from continuing operations is primarily due to $4,268,000 of income tax benefit recorded in the prior fiscal year period as a result of the transaction with Invekra and an increase of $1,215,000 in loss from operations related to increased operating expenses of $2,857,000, offset by an increase in gross margins of $1,642,000.

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Income from Discontinued Operations, net of Tax

The following summarizes operations of our Latin American business included in discontinued operations:

	Year Ended March 31,
	2018	2017
Revenues	$–	$3,105,000
Cost of Revenues	–	561,000
Income from discontinued operations before tax	–	2,544,000
Gain on disposal of discontinued operations before income taxes	–	19,679,000
Total income from discontinued operations, before tax	–	22,223,000
Income Tax benefit (expense)	–	(4,280,000)
Income from discontinued operations, net of tax	$–	$17,943,000

Liquidity and Capital Resources

We reported a net loss of $3,458,000 for the three months ended June 30, 2018. At June 30, 2018 and March 31, 2018, our accumulated deficit amounted to $160,898,000 and $157,440,000, respectively. We had working capital of $10,511,000 and $12,993,000 as of June 30, 2018 and March 31, 2018, respectively.

We expect to continue incurring losses for the foreseeable future and will need to raise additional capital to pursue our product development initiatives, to penetrate markets for the sale of our products and continue as a going concern. We cannot provide any assurances that we will be able to raise additional capital.

Management believes that we have access to capital resources through possible public or private equity offerings, debt financings, corporate collaborations or other means; however, we cannot provide any assurance that new financing will be available on commercially acceptable terms, if at all. If the economic climate in the U.S. deteriorates, our ability to raise additional capital could be negatively impacted. If we are unable to secure additional capital, we may be required to take additional measures to reduce costs in order to conserve our cash in amounts sufficient to sustain operations and meet our obligations. These measures could cause significant delays in our continued efforts to commercialize our products, which is critical to the realization of our business plan and our future operations. These matters raise substantial doubt about our ability to continue as a going concern.

Sources of Liquidity

As of June 30, 2018, we had cash and cash equivalents of $7,685,000. Since our inception, substantially all of our operations have been financed through sales of equity securities. Other sources of financing that we have used to date include our revenues, as well as various loans and the sale of certain Latin American assets to Invekra.

Since July 1, 2016, substantially all of our operations have been financed through the following transactions:

•	proceeds of $150,000 received from the exercise of common stock purchase warrants and options;
•	net proceeds of $18,639,000 received from the sale of certain Latin America assets to Invekra on October 27, 2016;
•	net proceeds of $1,889,000 received from the sale of common stock through our At Market Issuance Sales Agreement dated December 8, 2017;
•	net proceeds of $4,500,000 received from the sale of common stock through a registered direct offering which closed on March 6, 2018.

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Cash Flows

As of June 30, 2018, we had cash and cash equivalents of $7,685,000, compared to $10,066,000 as of March 31, 2018.

Net cash used in operating activities during the three months ended June 30, 2018 was $3,060,000, primarily due to our net loss of $3,458,000 offset by non-cash stock compensation of $347,000 in the period. Net cash used in operating activities during the three months ended June 30, 2017 was $4,634,000, primarily due to our net loss of $3,508,000 offset by non-cash stock compensation of $438,000 in the period. Additionally, we had increases in prepaid expenses of $659,000 and an increase in accounts receivable of $592,000.

Net cash used in operating activities during the year ended March 31, 2018 was $12,439,000, primarily due to our net loss of $14,328,000 offset by stock related compensation of $2,500,000 in the period. Additionally, we had increases in prepaid expenses of $1,065,000 mostly related to taxes in Mexico and prepaid rebate costs. Net cash used in operating activities during the year ended March 31, 2017 was $8,167,000, primarily due to our net income in the period of $9,274,000 which was offset by adjustments to net income related to our gain on sale of our Latin American assets, net of tax, of $15,399,000 and the income tax benefit realized of $4,268,000. Additionally, we recorded stock compensation related expenses of $2,243,000.

Net cash used in investing activities was $15,000 for three months ended June 30, 2018, primarily related to the purchase of equipment. Net cash used in investing activities was $171,000 for three months ended June 30, 2017, primarily related to the purchase of equipment.

Net cash used in investing activities was $201,000 for the year ended March 31, 2018, primarily related to the purchase of equipment. Net cash provided by investing activities was $18,224,000 for the year ended March 31, 2017, consisting primarily of proceeds from the sale of our Latin American assets, net of costs, of $18,639,000, offset by $394,000 related to equipment purchases and $21,000 related to changes in long-term deposits.

Net provided by financing activities was $794,000 for the three months ended June 30, 2018 related to principal payments on debt and capital leases of $122,000 offset by net proceeds from the sale of common stock of $916,000. Net cash used in financing activities was $26,000 for the three months ended June 30, 2017 related to principal payments on debt and capital leases of $71,000 offset by proceeds from exercise of common stock purchase warrants of $45,000.

Net cash provided by financing activities was $5,240,000 for the year ended March 31, 2018, primarily related to net proceeds from the sale of common stock of $5,468,000, proceeds of $52,000 from the exercise of common stock purchase warrants and options, offset by principal payments on debt and capital leases of $280,000. Net cash used in financing activities was $32,000 for the year ended March 31, 2017, primarily related to $130,000 principal payments on debt offset by cash received from the exercise of stock options and stock purchase warrants of $98,000.

Contractual Obligations

As of March 31, 2018, we had contractual obligations as follows (long-term debt and capital lease amounts include principal payments only):

	Payments Due by Period
	Total	Less Than 1 Year	1-3 Years	After 3 Years
Long-term debt	$268,000	$236,000	$32,000	$–
Capital leases	319,000	170,000	149,000
Operating leases	690,000	438,000	252,000	–
Total	$1,277,000	$844,000	$433,000	$–

Operating Capital and Capital Expenditure Requirements

We reported a net loss of $14,328,000 for the year ended March 31, 2018, and a net income of $9,274,000 for the year ended March 31, 2017. At March 31, 2018 and March 31, 2017, our accumulated deficit amounted to $157,440,000 and $143,101,000, respectively. At March 31, 2018 and March 31, 2017, our working capital amounted to $12,993,000 and $19,355,000, respectively.

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We expect to continue incurring losses for the foreseeable future and may need to raise additional capital to pursue our product development initiatives, to penetrate markets for the sale of our products and continue as a going concern. We cannot provide any assurances that we will be able to raise additional capital.

Management believes that we have access to capital resources through possible public or private equity offerings, debt financings, corporate collaborations or other means; however, we cannot provide any assurance that new financing will be available on commercially acceptable terms, if at all. If the economic climate in the U.S. deteriorates, our ability to raise additional capital could be negatively impacted. If we are unable to secure additional capital, we may be required to curtail our research and development initiatives and take additional measures to reduce costs in order to conserve our cash in amounts sufficient to sustain operations and meet our obligations. These measures could cause significant delays in our efforts to commercialize our products, which is critical to the realization of our business plan and our future operations. These matters raise substantial doubt about our ability to continue as a going concern.

On October 27, 2016, we, along with our Mexican subsidiary and manufacturer Oculus Technologies of Mexico, S.A. de C.V., closed on an asset purchase agreement with Invekra, S.A.P.I de C.V., an affiliate of Laboratorios Sanfer S.A. de C.V., for the sale of certain of our Latin America assets for an aggregate purchase price of $22,000,000, with $18,000,000 paid in cash upon closing, $1,500,000 paid on March 16, 2017 upon delivery of certain equipment and technology, and $2,500,000 to be paid in Mexican currency in quarterly installments over a period of ten years from closing as consideration for the provision of certain services and providing technical assistance, calculated as three per cent on net sales of certain products in Latin America, excluding Mexico. Since the $2,500,000 is to be paid in foreign currency, we may receive more or less than $2,500,000 due to currency fluctuations.

Our future funding requirements will depend on many factors, including:

•	our current and future revenues;

•	the scope, rate of progress and cost of our research and development activities;

•	future clinical trial results;

•	the terms and timing of any collaborative, licensing and other arrangements that we may establish;

•	the cost and timing of regulatory approvals;

•	the cost and delays in product development as a result of any changes in regulatory oversight applicable to our products;

•	the cost and timing of establishing sales, marketing and distribution capabilities;

•	the effect of competing technological and market developments;

•	the cost of filing, prosecuting, defending and enforcing any patent claims and other intellectual property rights; and

•	the extent to which we acquire or invest in businesses, products and technologies.

Material Trends and Uncertainties

We expect to continue incurring losses for the foreseeable future and will need to raise additional capital to pursue our product development initiatives, to penetrate markets for the sale of our products and continue as a going concern. We cannot provide any assurances that we will be able to raise additional capital as we need it.

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Management believes that we have access to capital resources through possible public or private equity offerings, debt financings, corporate collaborations or other means; however, we cannot provide any assurance that new financing will be available on commercially acceptable terms, if at all. If the economic climate in the U.S. deteriorates, our ability to raise additional capital could be negatively impacted. If we are unable to secure additional capital, we may be required to curtail our research and development and other business initiatives and take additional measures to reduce costs in order to conserve our cash in amounts sufficient to sustain operations and meet our obligations. These measures could cause significant delays in our continued efforts to commercialize our products, which is critical to the realization of our business plan and our future operations. These matters raise substantial doubt about our ability to continue as a going concern.

Consistent with other pharmaceutical companies in the United States, we experience seasonal fluctuations in the first quarter of each year, or our fourth fiscal quarter. This decrease in sales of pharmaceutical products is due to patients facing the need to satisfy health insurance deductibles which are reset at the beginning of each year and adjusting to changing copays.

Healthcare providers and insurers heavily influence the price patients pay for our products. Generally, insurers cover a lower percentage of our products compared to other medical products making our products seem relatively more expensive than other medical care. As a result, to remain competitive, we offer rebates on our products directly to patients. Most patients use these rebates to make our products more affordable. While we believe these rebates are necessary for many patients to buy our products and without them our revenues would likely decline, the impact of rebates on our bottom line has been significant. For example, in our first fiscal quarter ended June 30, 2018, dermatology rebates amounted to $1,902,000.

We continue to work with healthcare providers, insurers, third-party payors, pharmacies and others to manage pricing of our products to the consumer and to reduce the impact of rebates on our overall revenue. However, there is no guarantee we will be successful in reducing patient rebate use. Additionally, the legal landscape in healthcare is constantly changing. Adoption of new legislation at the federal or state level could further affect demand for, or pricing of, our products. For example, we face uncertainties due to federal legislative and administrative efforts to repeal, substantially modify or invalidate some or all of the provisions of the Affordable Care Act, or ACA, which could leave more patients without insurance coverage which, in turn, could reduce the price patients are willing to pay for our products if they must bear the entire cost.

During the quarter ended June 30, 2018, revenue from sales to our Latin America partner amounted to approximately 25% of our total revenue. We will continue to supply products at a reduced price from list prices to Invekra pursuant to our contractual obligations for a transition period until, at the latest, October 27, 2020, while Invekra builds its own manufacturing lines. However, we expect that our future revenues from Latin American sales will be substantially reduced.

Off-Balance Sheet Transactions

We currently have no off-balance sheet arrangements that have or are reasonably likely to have a current or future material effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Changes In and Disagreements with Accountants on Accounting and Financial Disclosure

There have been no disagreements with our independent public accountant in regards to accounting and financial disclosure.

Quantitative and Qualitative Disclosures about Market Risk

As a smaller reporting company as defined by Rule 12b-2 of the Exchange Act and in Item 10(f)(1) of Regulation S-K, we are electing scaled disclosure reporting obligations and therefore are not required to provide the information requested by this Item.

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OUR BUSINESS

Corporate Information

We originally incorporated as Micromed Laboratories, Inc. in 1999 under the laws of the State of California. We changed our name to Oculus Innovative Sciences, Inc. in 2001. In December 2006 we reincorporated under the laws of the State of Delaware and in December 2016, we changed our name to Sonoma Pharmaceuticals, Inc.

Our principal executive offices are located at 1129 N. McDowell Blvd., Petaluma, California, 94954. We have two active wholly-owned subsidiaries: Oculus Technologies of Mexico, S.A. de C.V. and Sonoma Pharmaceuticals Netherlands, B.V. Our fiscal year end is March 31. Our corporate telephone number is (707) 283-0550. Our website is www.sonomapharma.com. The website and any information contained therein or connected thereto is not intended to be incorporated into this prospectus.

Overview

We are a specialty pharmaceutical company dedicated to identifying, developing and commercializing unique, differentiated therapies to millions of patients living with chronic skin conditions. We offer early-intervention relief with virtually no side-effects or contraindications. We believe our products, which are sold throughout the United States and internationally, have improved patient outcomes for more than six million patients by treating and reducing certain skin diseases including acne, atopic dermatitis, scarring, infections, itch, pain and harmful inflammatory responses. Our vision is to be a catalyst for improved care and increased access for all patients.

Business update

During the fiscal year ended March 31, 2018 and through June 11, 2018, we achieved several milestones:

•	Total revenues increased by 30% from $12.8 million in fiscal year 2017 to $16.7 million in fiscal year 2018;

•	Dermatology net revenue increased by 40% from $4.1 million in fiscal year 2017 to $5.8 million in fiscal year 2018;

•	Number of dermatology prescriptions filled increased 40% from 52,563 in fiscal year 2017 to 73,667 in fiscal year 2018;

•	Partnered with the largest pharmaceutical company in Brazil to sell our proprietary HOCl dermatology products in Brazil;

•	Obtained four 510(k) clearances from the FDA for Loyon and to add antimicrobial language to several of our key products;

•	Hired 13 additional sales representatives for our sales team which now totals 28 representatives and five managers; and

•	Obtained several international approvals for our products, including in Brazil and the United Arab Emirates.

Business Channels

Our core market differentiation is based on being the leading developer and producer of stabilized hypochlorous acid, or HOCl, solutions. HOCl is known to be among the safest and most-effective ways to relieve itch, inflammation and burns while stimulating natural healing through increased oxygenation and eliminating persistent microorganisms and biofilms.

Our core market includes patients who suffer from various skin diseases, including dermatoses, acne, scarring, skin-barrier and scaly skin conditions. Our secondary market includes eye-hygiene and acute care markets. These conditions impact patients worldwide who have had to live with less than optimal solutions or ones that come with significant side-effects. Skin conditions can have significant, multi-dimensional effects on quality of life, including on patient’s physical, functional and emotional well-being.

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We have also built on our HOCl technology foundation by adding two complementary technology platforms: Lipogrid® Skin Barrier solutions and Exuvimax™ Skin de-scaling solutions. Lipogrid is a lipid structural matrix of solid lipid particles and vesicles containing phospholipids, ceramides, fatty acids and cholesterol-type stabilizers that deliver building blocks to the dermis and protect the skin. Exuvimax contains a combination of dicaprylyl carbonate (Cetiol® Oil) and dimethicones that provide a patented formulation designed for a very effective but safe keratolytic effect which is the shedding of the top layer of skin. Our product Loyon® is based on the Exuvimax technology and its key benefit is to remove scale and therefore allow the topical treatments to work more effectively and faster on the underlying condition.

Dermatology

In the United States, we sell into dermatology markets with a growing sales team that visits or calls dermatologists. Our dermatology products are primarily purchased by distributors, wholesalers, and pharmacies.

Although specific customer requirements can vary depending on applications, customers generally demand quality, innovation, affordability and clinically-supported efficacy. We have responded to these customer demands by introducing new products that treat persistent and common dermatological afflictions, as well as promote healing and improve results for patients opting for cosmetic dermatology procedures. We are strategically focused on introducing innovative new products that are supported by human clinical data with applications that address specific dermatological procedures currently in demand. In addition, we look for markets where we can provide effective product line extensions and pricing to new product families. In the future, to increase market penetration beyond marketing to core dermatologists, we are also evaluating how our products fit into the aesthetic dermatologists and plastic surgeons practice.

We seek to extend and expand our strong ongoing relationships with customers through new products, sales of existing products, ongoing training and support, and distribution of skincare products. We primarily target practitioners through office visits, workshops, trade shows, webinars and trade journals. We also market to potential patients through brochures, workshops and websites. In addition, we offer clinical forums with recognized expert panelists to promote advanced treatment.

Eye Care and Advanced Tissue Care

Our eye care and advanced tissue care products provide patients similar benefits to those in dermatology. We support the eye care and advanced tissue care markets with a dedicated in-house sales force and through an inside call center. We have also entered into strategic partnerships with respected and influential physicians and surgeons to promote our products. Our eye care products include prescription and dispensing solutions prescribed mainly by ophthalmologists and optometrists supported by pharmacies and, in some cases, sold through wholesale networks. Our tissue care products are primarily purchased by hospitals, physicians, nurses, and other healthcare practitioners.

Animal Health Care

Our animal health care products provide similar benefits to those in human dermatology. For our animal health products, we partnered with Manna Pro Products, LLC to bring relief to pets and peace of mind to their owners. Manna Pro distributes non-prescription products to national pet store retail chains, farm animal specialty stores, farm animal veterinarians, grocery stores and mass retailers in the United States and Canada. Through Manna Pro, we primarily target marketing efforts to veterinarians through trade shows and to customers through social media.

International

We sell products internationally through a worldwide distributor network in 48 countries. In these international markets, we have a network of partners, ranging from country specific distributors to large pharmaceutical companies and to full-service sales and marketing companies.

Europe

We rely on agreements with country-specific distributors for the sale of products in Europe, including Austria, Belgium, Croatia, Italy, the Netherlands, Germany, Greece, Hungary, the Czech Republic, Spain, Norway, Switzerland, Poland, Portugal, Slovenia, the Slovak Republic, Finland, Denmark, Montenegro and Serbia.

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Mexico

On October 27, 2016, we sold certain parts of our Latin American business to Invekra S.A.P.I de C.V., an affiliate of Laboratorios Sanfer, with the ability of Invekra to set up its own manufacturing using some of our know-how and technology. During a transitional time period, we will provide technical assistance and supply products to Invekra at a reduced price from current list prices. We expect that revenues will decrease and cease if Laboratorios Sanfer begins to manufacture its own product. We are also entitled to receive a royalty of $2,500,000 to be paid in Mexican currency in quarterly installments over a period of ten years from closing as consideration for the provision of certain services and providing technical assistance, calculated as three percent on net sales of certain products in Latin America, excluding Mexico. Since the $2,500,000 is to be paid in foreign currency, we may receive more or less than $2,500,000 due to currency fluctuations. During the year ended March 31, 2018, we received royalties of $312,500.

Rest of the World

Throughout the rest of the world, we use strategic partners and distributors for the sale of products into Brazil, South Korea, Japan, the People’s Republic of China, Singapore, Taiwan, Malaysia, Indonesia, the Philippines, India, Bangladesh, Sri Lanka, Australia, New Zealand, Thailand, United Arab Emirates, Saudi Arabia, Kuwait, Bahrain, South Africa, Jordan and Lebanon.

Employees

As of March 31, 2018, we employed a total of 78 full-time employees and one part-time employee in the United States and the Netherlands. Additionally, we had 138 employees in Mexico, all of which were contracted through an employment agency. As of March 31, 2018, we had a U.S. direct sales force of 34 employees and managers. We are not a party to any collective bargaining agreements. We believe relations with employees are very good.

U.S. Products

U.S. Dermatology - Levicyn™ Dermal Spray, Antipruritic Spray Gel, and Antipruritic Gel (formerly Alevicyn)

•	Levicyn™ offers fast itch relief.

•	LevicynTM is a HOCl-based topical prescription product indicated to manage and relieve the burning, itching and pain experienced with various types of dermatoses.

U.S. Dermatology - Celacyn® Scar Management Gel

• •

Celacyn® offers scar management.

Celacyn® is a HOCl-based topical prescription product indicated to promote efficient healing through the management of new and old scars resulting from surgical procedures and trauma wounds or burns.

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U.S. Dermatology - SebuDerm™ Topical Gel

• •

SebuDerm™ offers fast itch and pain relief.

SebuDerm™ is a HOCl-based topical prescription product indicated to manage and relieve the burning, itching, pain and distraction associated with seborrhea and seborrheic dermatitis.

U.S. Dermatology - Ceramax™ – Skin Barrier Cream

• •

Ceramax™ helps manage dry, itchy skin.

Ceramax™ is a Lipogrid® based topical prescription skin barrier cream indicated to relieve and manage the burning and itching associated with various skin conditions, including atopic dermatitis, and other dry skin conditions.

U.S. Dermatology - Mondoxyne™ – Oral Antibiotic

• •

Mondoxyne™ helps manage acne.

Mondoxyne™ is a doxycycline-based prescription oral tetracycline antibiotic that contain a broad spectrum antibacterial synthetically derived from oxytertracycline, the second of the broad-spectrum tetracycline group of antibiotics to be discovered, used as a treatment for acne vulgaris.

U.S. Eye Care - Acuicyn™ Eyelid and Eyelash Hygiene

• •

Acuicyn™ offers safe and effective eyelid and eyelash hygiene.

Acuicyn™ is a HOCl-based topical prescription product indicated to relieve itch and inflammation while helping to keep areas around the eye clean.

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U.S. Wound Care - Microcyn® Advanced Tissue Care Management

• •

Microcyn® offers enhanced healing properties.

Microcyn® is a HOCl-based topical line of products designed to stimulate expedited healing by targeting a wide range of pathogens including viruses, fungi, spores and bacteria, including antibiotic-resistant strains that slow the natural healing of wounds.

U.S. Animal Health – MicrocynAH® (retail) / MicrocynVS (veterinarian)

• •

MicrocynAH® and MicrocynVS offer enhanced healing properties for animals.

MicrocynAH® and MicrocynVS® are HOCl-based topical solutions designed to relieve the common symptoms of hot spots, scratches, skin rashes post-surgical sites and irritated animal skin and promote expedited healing.

International Products

Pediacyn™, Epicyn™, Gramaderm™, Microdacyn®

• • • •

Outside the United Sates, we sell mainly advanced tissue care and dermatology solutions.

Pediacyn™, Epicyn™ and Gramaderm™ offer relief for dermatoses, scar management and acne respectively.

Microdacyn® offers enhanced wound healing properties.

We partner with distributors in Europe, Brazil and Asia for the sale of our products.

Research and Development

Research and development expense consists primarily of personnel expenses, clinical and regulatory services and supplies. For the years ended March 31, 2018 and 2017, research and development expense amounted to $1,575,000 and $1,576,000, respectively. None of these expenses were borne by our customers.

Manufacturing and Packaging

We manufacture products at facilities in Petaluma, California and Zapopan, Mexico. We have developed an automated manufacturing process and conduct quality assurance testing on each production batch in accordance with current U.S., Mexican and international Current Good Manufacturing Practices. Both facilities are required to meet and maintain regulatory standards applicable to the manufacture of pharmaceutical and medical device products. Our United States facilities are certified and comply with U.S. Current Good Manufacturing Practices, Quality Systems Regulations for medical devices, and International Organization for Standardization, or ISO, guidelines. Our Mexican facility has been approved by the Ministry of Health and is also ISO 13485 certified.

Our machines are tested regularly, which is part of a validation protocol mandated by U.S., Mexican and international Current Good Manufacturing Practices, Quality Systems Regulation and ISO requirements. This validation is designed to ensure that the final product is consistently manufactured in accordance with product specifications at all manufacturing sites. Certain materials and components used in manufacturing are proprietary to Sonoma.

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We believe we own a sufficient number of machines to produce an adequate amount of product to meet anticipated future requirements for at least the next two years. With expansion into new geographic markets, we may establish additional manufacturing facilities to better serve those new markets.

U.S. Regulatory Approvals and Clearances

As of September 30, 2018, we have obtained 22 U.S. Food and Drug Administration, or FDA, clearances permitting the sale of products as medical devices for Section 510(k) of the Federal Food, Drug and Cosmetic Act in the United States.

International Regulatory Approvals and Clearances

Outside the United States, we sell products for dermatological and advanced tissue care with a European Conformity marking, Conformité Européenne, or CE. These CEs cover 25 products in 48 countries with various approvals in Brazil, China, Southeast Asia, South Korea, India, Australia, New Zealand and the Middle East.

The following table summarizes our material current regulatory approvals and clearances by brand.

Brand	Approval Type	Year of Approval	Summary Indication

Loyon®	U.S. 510(k)	2017	Intended to manage skin scaling experienced with various types of dermatoses.

Lasercyn™	U.S. 510(k) EU CE Mark	2016 2016	Indicated for the management of post non ablative laser therapy procedures, post microdermabrasion therapy and following superficial chemical peels, and to relieve itch and pain from minor skin irritations, lacerations, abrasions and minor burns.

MucoClyns™	EU CE Mark	2016	Indicated for the use in emergencies and safe to use on mucous membranes, cuts, abrasions, burns and body surfaces for the treatment immediately after an unexpected exposure to infection risk, and professional medical attention.

Sinudox™	EU CE Mark	2016	Solution intended for nasal irrigation, including the moistening of cuts, abrasions and lacerations located in the nasal cavity.

Ceramax™ Skin Barrier Cream	U.S. 510(k)	2015	Management of dry, itchy skin, minor skin irritations, rashes and inflammation caused by various skin conditions based on patented Lipogrid® Technology.

Sebuderm™ Topical Gel	U.S. 510(k)	2015	Manages and relieves the burning, itching, erythema, scaling and pain experienced with seborrhea and seborrheic dermatitis. It also helps to relieve dry, waxy skin by maintaining a moist wound and skin environment, which is beneficial to the healing process.

Celacyn®	U.S. 510(k)	2013	As hydrogel for the management of old and new hypertrophic and keloid scarring resulting from burns, general surgical procedures and trauma wounds.

Alevicyn™	U.S. 510(k) EU CE Mark	2011 2013	As hydrogel for the management of and relief from burning, itching and pain experienced with various types of dermatoses, including atopic dermatitis and radiation dermatitis.

Epicyn™	U.S. 510(k) EU CE Mark	2011 2013	Manages and relieves itching, burning and pain experienced with various types of dermatoses, including atopic dermatitis, first- and second-degree burns. Indicated as an adjuvant in the wound healing process with wounds that can only heal by secondary intention in maturation phase. Epicyn™ is effective for the management and reduction of new and existing hypertrophic and keloid scars.

Gramaderm®	EU CE Mark	2013	As a dermatological solution or hydrogel for the topical treatment of mild to moderate acne.

Microcyn™ Antimicrobial Hydrogel	U.S. 510(k)	2018	Manages minor skin irritations following post non ablative laser therapy procedures, post microdermabrasion therapy or superficial chemical peels. Relieves itch and pain from minor skin irritations, lacerations, abrasions and minor burns.

Microcyn™ Antimicrobial Skin and Wound Cleanser	U.S. 510(k)	2017	Cleansing, irrigation, moistening, debridement and removal of foreign material from wounds, including stage I-IV pressure ulcers, diabetic foot ulcers, post-surgical wounds, first- and second-degree burns, grafted and donor sites as preservative, abrasions, minor irritations of the skin.

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Significant Customers

We rely on certain key customers for a significant portion of revenues. In the US, our key customers are pharmaceutical wholesalers, including AmerisourceBergen, McKesson and Cardinal, that purchase our products and resell to retail pharmacies like CVS, Walgreens and Walmart. At March 31, 2018, one customer represented 36% and a second 18%, of the net accounts receivable balance. For the year ended March 31, 2018, one customer represented 22%, another 19%, a third 13%, and a fourth 12% of net revenues. At March 31, 2017, one customer represented 26%, a second 22%, a third 18%, and a fourth 17% of the net accounts receivable balance. For the year ended March 31, 2017, one customer represented 12%, a second 11%, and a third 10% of net revenues.

Contract Testing

We also operate a microbiology contract testing laboratory division that provides consulting and laboratory services to medical companies that design and manufacture biomedical devices and drugs, as well as testing our current and potential products. This testing laboratory complies with U.S. Current Good Manufacturing Practices and Quality Systems Regulations.

Intellectual Property

Our success depends in part on an ability to obtain and maintain proprietary protection for product technology and know-how, to operate without infringing proprietary rights of others, and to prevent others from infringing on our proprietary rights. We seek to protect a proprietary position by, among other methods, filing, when possible, U.S. and foreign patent applications relating to technology, inventions and improvements that are important to the business. We also rely on trade secrets, know-how, continuing technological innovation, and in-licensing opportunities to develop and maintain a proprietary position.

As of September 26, 2018, we own a total of 80 issued patents, consisting of 16 issued U.S. patents and 64 issued foreign patents. We also have 21 pending U.S. and foreign patent applications. All patent applications as well as issued patents are directed at our HOCl technology. The issued U.S. and foreign patents expire in 2022-2029.

In addition to our patents and applications, there is licensed technology developed in Japan relating to an electrolyzed water solution, methods of manufacture and electrolytic cell designs. This license includes three issued Japanese patents.

Although we work diligently to protect proprietary technology, there are no assurances that any patent will be issued from currently pending patent applications or from future patent applications. The scope of any patent protection may not exclude competitors or provide competitive advantages, and any patent may not be held valid if subsequently challenged, and others may claim rights in or ownership of patents and proprietary rights. Furthermore, others may develop products similar to ours and may duplicate any of the products or design around patents.

We have also filed for trademark protection for marks used with products in each of the following regions: United States, Europe, Canada, certain countries in Central and South America, including Mexico and Brazil, certain countries in the Middle East and certain countries in Asia, including Japan, China, Hong Kong, the Republic of Korea, India and Australia. In addition to patents and trademarks, we rely on trade secret and other intellectual property laws, nondisclosure agreements and other measures to protect intellectual property rights. We believe that in order to have a competitive advantage, we must develop and maintain the proprietary aspects of technologies. Employees, consultants and advisors are required to execute confidentiality agreements in connection with their employment, consulting or advisory relationships. Employees, consultants and advisors with whom we expect to work with are also required to disclose and assign to us all inventions made in the course of a working relationship with them, while using intellectual property or which relate to our business. Despite any measures taken to protect our intellectual property, unauthorized parties may attempt to copy aspects of the products or to wrongfully obtain or use information that regarded as proprietary.

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Competition

We compete globally across four main channels: dermatology, eye care, advanced tissue care and animal health with three main technology platforms: Stabilized Hypochlorous Acid, also referred to as HOCl Fast-Relief Technology, Lipogrid Skin-Barrier Technology and Exuvimax Scale-Removal Technology.

Dermatology

Our dermatology products are at the forefront of HOCl-based solutions, a safe and highly effective active ingredient designed to relieve itching, burning and inflammation and acts as a highly effective antimicrobial agent. We believe no other solutions on the market provide the same patient benefits at the levels of safety and cost. Our HOCl-based solutions face significant competition in the United States from prescription products including corticosteroids, topical steroids and topical antibiotics. Our opportunity as an adjunct to these steroids is based on the insight that many doctors and patients limit steroid and antibiotic use due to potential side effects. These side effects include bacterial resistance, stinging, burning and inflammation for topical antibiotics and stretch marks, easy bruising, tearing of the skin and, to a lesser extent, enlarged of blood vessels for topical steroids. Our HOCI-based products are safe, non-toxic and have shown few side effects in clinical studies.

Advanced Tissue Care Markets

Similar to our dermatology products, our HOCl-based advanced tissue care solutions provide improved efficacy at low costs than traditional acute care products. Our HOCl-based solutions compete with topical anti-infectives and antibiotics, as well as some advanced wound technologies, such as skin substitutes, growth factors and delayed release silver-based dressings. Our opportunity in this space relative to antibiotics is based on the insight that competing antibiotic solutions may have resistance-building properties.

Factors Affecting Competitive Position

While some other companies are able to produce small molecule, HOCI-based formulations, based on our research, their products may become unstable after a relatively short period of time or have large ranges of effectiveness. We believe our HOCl-based solutions are among the most stable therapeutics available.

Some of the competitors in the dermatology, advanced tissue care and animal health care markets enjoy several competitive advantages. These include:

•	greater name recognition;

•	established relationships with healthcare professionals, patients and third-party payors;

•	established distribution networks;

•	additional product lines and the ability to offer rebates or bundle products to offer discounts or incentives;

•	experience in conducting research and development, manufacturing, obtaining regulatory approval for products and marketing; and

•	financial and human resources for product development, sales and marketing and patient support.

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Government Regulation

Government authorities in the United States, at the federal, state and local levels, and foreign countries extensively regulate, among other things, the research, development, testing, manufacture, labeling, promotion, advertising, distribution, sampling, marketing, and import and export of pharmaceutical products, biologics and medical devices. All of our products in development will require regulatory approval or clearance by government agencies prior to commercialization. In particular, human therapeutic products are subject to rigorous pre-clinical and clinical trials and other approval procedures of the FDA and similar regulatory authorities in foreign countries. Various federal, state, local and foreign statutes and regulations also govern testing, manufacturing, safety, labeling, storage, distribution and record-keeping related to such products and their marketing. The process of obtaining these approvals and clearances, and the subsequent process of maintaining substantial compliance with appropriate federal, state, local, and foreign statutes and regulations, require the expenditure of substantial time and financial resources. In addition, statutes, rules, regulations and policies may change and new legislation or regulations may be issued that could delay such approvals.

Medical Device Regulation

As of September 30, 2018, we have received 22 510(k) clearances for use of products as medical devices in tissue care management, such as cleaning, debridement, lubricating, moistening and dressing, including for acute and chronic wounds, and in dermatology applications. Any future product candidates or new applications classified as medical devices will require clearance by the FDA.

Medical devices are subject to FDA clearance and extensive regulation under the Federal Food Drug and Cosmetic Act. Under the Federal Food Drug and Cosmetic Act, medical devices are classified into one of three classes: Class I, Class II or Class III. The classification of a device into one of these three classes generally depends on the degree of risk associated with the medical device and the extent of control needed to ensure safety and effectiveness. Devices may also be designated unclassified. Unclassified devices are legally marketed pre-amendment devices for which a classification regulation has yet to be finalized and for which a pre-market approval is not required.

Class I devices are devices for which safety and effectiveness can be assured by adherence to a set of general controls. These general controls include compliance with the applicable portions of the FDA’s Quality System Regulation, which sets forth good manufacturing practice requirements, facility registration, device listing and product reporting of adverse medical events; truthful and non-misleading labeling; and promotion of the device only for its cleared or approved intended uses. Class II devices are also subject to these general controls, and any other special controls as deemed necessary by the FDA to ensure the safety and effectiveness of the device. Review and clearance by the FDA for these devices is typically accomplished through the 510(k) pre-market notification procedure. When 510(k) clearance is sought, a sponsor must submit a pre-market notification demonstrating that the proposed device is substantially equivalent to a legally marketed device. If the FDA agrees that the proposed device is substantially equivalent to the predicate device, then 510(k) clearance to market will be granted. After a device receives 510(k) clearance, any modification that could significantly affect its safety or effectiveness, or that would constitute a major change in its intended use, requires a new 510(k) clearance or could require a pre-market approval.

Clinical trials are almost always required to support a pre-market approval application and are sometimes required for a 510(k) pre-market notification. These trials generally require submission of an application for an investigational device exemption. An investigational device exemption must be supported by pre-clinical data, such as animal and laboratory testing results, which show that the device is safe to test in humans and that the study protocols are scientifically sound. The FDA must approve an investigational device exemption, in advance, for a specified number of patients, unless the product is deemed a non-significant risk device and is eligible for more abbreviated investigational device exemption requirements.

Both before and after a medical device is commercially distributed, manufacturers and marketers of the device have ongoing responsibilities under FDA regulations. The FDA reviews design and manufacturing practices, labeling and record keeping, and manufacturers’ required reports of adverse experiences and other information to identify potential problems with marketed medical devices. Device manufacturers are subject to periodic and unannounced inspection by the FDA for compliance with the Quality System Regulation, which sets forth the Current Good Manufacturing Practice requirements that govern the methods used in, and the facilities and controls used for the design, manufacture, packaging, servicing, labeling, storage, installation and distribution of all finished medical devices intended for human use.

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FDA regulations prohibit the advertising and promotion of a medical device for any use outside the scope of a 510(k) clearance or pre-market approval or for unsupported safety or effectiveness claims. Although the FDA does not regulate physicians’ practice of medicine, the FDA does regulate manufacturer communications with respect to off-label use.

If the FDA finds that a manufacturer has failed to comply with FDA laws and regulations or that a medical device is ineffective or poses an unreasonable health risk, it can institute or seek a wide variety of enforcement actions and remedies, ranging from a public warning letter to more severe actions such as:

•	imposing fines, injunctions and civil penalties

•	requiring a recall or seizure of products

•	implementing operating restrictions, which can include a partial suspension or total shutdown of production

•	refusing requests for 510(k) clearance or pre-market approval of new products

•	withdrawing 510(k) clearance or pre-market approval approvals already granted

•	criminal prosecution

The FDA also has the authority to require a company to repair, replace, or refund the cost of any medical device.

The FDA also administers certain controls over the export of medical devices from the United States, as international sales of medical devices that have not received FDA clearance are subject to FDA export requirements. Additionally, each foreign country subjects such medical devices to its own regulatory requirements. In the European Union, there is a single regulatory approval process and approval is represented by the presence of a CE marking.

Other Regulation in the United States

The Physician Payments Sunshine Act

The Physician Payments Sunshine Act signed into law in 2010 as part of the Affordable Care Act requires manufacturers of medical devices, drugs, biologicals, and medical supplies to track and report certain payments made to and transfers of value provided to physicians and teaching hospitals as well as to report certain ownership and investment interests held by physicians and their immediate family members. These manufacturers must report annually to the Center for Medicare & Medicaid Services any direct or indirect payments and transfers of value of $10 or more, or annual aggregate of $100 or more, made to physicians or to a third party at the request of or on behalf of a physician, including dentists. Payment includes: consulting fees, compensation for services other than consulting, honoraria, gifts, entertainment, food, travel (including the specified destinations), education, research, charitable contribution, royalty or license, current or prospective ownership or investment interest, direct compensation for serving as faculty or as a speaker for a medical education program, grants, any other nature of the payment, or other transfer of value. Manufacturers face monetary penalties for non-compliance. Certain payments related to research must be reported separately. Product samples intended for patient use need not be reported.

Health Care Coverage and Reimbursement by Third-Party Payors

Commercial success in marketing and selling products depends, in part, on the availability of adequate coverage and reimbursement from third-party health care payors, such as government and private health insurers and managed care organizations. Third-party payors are increasingly challenging the pricing of medical products and services. Government and private sector initiatives to limit the growth of health care costs, including price regulation, competitive pricing, and managed-care arrangements, are continuing in many countries where we do business, including the United States. These changes are causing the marketplace to be more cost-conscious and focused on the delivery of more cost-effective medical products. Government programs, including Medicare and Medicaid, private health care insurance companies, and managed-care plans control costs by limiting coverage and the amount of reimbursement for particular procedures or treatments. This has created an increasing level of price sensitivity among customers for our products. Some third-party payors also require that a favorable coverage determination be made for new or innovative medical devices or therapies before they will provide reimbursement of those medical devices or therapies. Even though a new medical product may have been cleared or approved for commercial distribution, we may find limited demand for the product until adequate coverage and reimbursement have been obtained from governmental and other third-party payors.

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Fraud and Abuse Laws

In the United States, we are subject to various federal and state laws pertaining to healthcare fraud and abuse, which, among other things, prohibit the offer or acceptance of remuneration intended to induce or in exchange for the purchase of products or services reimbursed under a federal healthcare program and the submission of false or fraudulent claims with the government. These laws include the federal Anti-Kickback Statute, the False Claims Act and comparable state laws. These laws regulate the activities of entities involved in the healthcare industry, such as Sonoma, by limiting the kinds of financial arrangements such entities may have with healthcare providers who use or recommend the use of medical products, including, for example, sales and marketing programs, advisory boards and research and educational grants. In addition, in order to ensure that healthcare entities comply with healthcare laws, the Office of Inspector General of the U.S. Department of Health and Human Services recommends that healthcare entities institute effective compliance programs. To assist in the development of effective compliance programs, the Office of Inspector General has issued model Compliance Program Guidance, materials for a variety of healthcare entities which, among other things, identify practices to avoid that may implicate the federal Anti-Kickback Statute and other relevant laws and describes elements of an effective compliance program. While compliance with the Compliance Program Guidance materials is voluntary, a California law requires pharmaceutical and devices manufacturers to initiate compliance programs that incorporate the Compliance Program Guidance and the July 2002 Pharmaceuticals Research and Manufacturers of America Code on Interactions with Healthcare Professionals.

Due to the scope and breadth of the provisions of some of these laws, it is possible that some of our practices might be challenged by the government under one or more of these laws in the future. Violations of these laws, which are discussed more fully below, can lead to civil and criminal penalties, damages, imprisonment, fines, exclusion from participation in Medicare, Medicaid and other federal health care programs, and the curtailment or restructuring of operations. Any such violations could have a material adverse effect on our business, financial condition, results of operations or cash flows.

Anti-Kickback Laws

Our operations are subject to federal and state anti-kickback laws. The federal Anti-Kickback Statute prohibits persons from knowingly and willfully soliciting, receiving, offering or providing remuneration directly or indirectly to induce either the referral of an individual for a good or service reimbursed under a federal healthcare program, or the furnishing, recommending, or arranging of a good or service, for which payment may be made under a federal healthcare program, such as Medicare or Medicaid. The definition of “remuneration” has been broadly interpreted to include anything of value, including such items as gifts, discounts, the furnishing of supplies or equipment, waiver of co-payments, and providing anything at less than its fair market value. Because the Anti-Kickback Statute makes illegal a wide variety of common, even beneficial, business arrangements, the Office of Inspector General was tasked with issuing regulations, commonly known as “safe harbors,” that describe arrangements where the risk of illegal remuneration is minimal. As long as all of the requirements of a particular safe harbor are strictly met, the entity engaging in that activity will not be prosecuted under the federal Anti-Kickback Statute. The failure of a transaction or arrangement to fit precisely within one or more safe harbors does not necessarily mean that it is illegal or that prosecution will be pursued. However, business arrangements that do not fully satisfy an applicable safe harbor may result in increased scrutiny by government enforcement authorities, such as the Office of Inspector General. Our agreements to pay compensation to our advisory board members and physicians who provide other services for we may be subject to challenge to the extent they do not fall within relevant safe harbors under state and federal anti-kickback laws. In addition, many states have adopted laws similar to the federal Anti-Kickback Statute, which apply to the referral of patients for health care services reimbursed by Medicaid, and some have adopted such laws with respect to private insurance. Violations of the Anti-Kickback Statute are subject to significant fines and penalties and may lead to a company being excluded from participating in federal health care programs.

False Claims Laws

The federal False Claims Act prohibits knowingly filing a false claim, knowingly causing the filing of a false claim, or knowingly using false statements to obtain payment from the federal government. Certain violations of the Anti-Kickback Statute constitute per se violations of the False Claims Act. Under the False Claims Act, such suits are known as “qui tam” actions. Individuals may file suit on behalf of the government and share in any amounts received by the government pursuant to a settlement. In addition, certain states have enacted laws modeled after the federal False Claims Act under the Deficit Reduction Act of 2005, where the federal government created financial incentives for states to enact false claims laws consistent with the federal False Claims Act. As more states enact such laws, we expect the number of qui tam lawsuits to increase. Qui tam actions have increased significantly in recent years, causing greater numbers of healthcare companies to have to defend false claims actions, pay fines or be excluded from Medicare, Medicaid or other federal or state government healthcare programs as a result of investigations arising out of such actions.

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HIPAA

Two federal crimes were created under the Health Insurance Portability and Accountability Act of 1996, or HIPAA: healthcare fraud and false statements relating to healthcare matters. The healthcare fraud statute prohibits knowingly and willfully executing a scheme to defraud any healthcare benefit program, including private payors. The false statements statute prohibits knowingly and willfully falsifying, concealing or covering up a material fact or making any materially false, fictitious or fraudulent statement in connection with the delivery of or payment for healthcare benefits, items or services.

Health Information Privacy and Security

Individually, identifiable health information is subject to an array of federal and state regulation. Federal rules promulgated pursuant to HIPAA regulate the use and disclosure of health information by “covered entities.” Covered entities include individual and institutional health care providers from which we may receive individually identifiable health information. These regulations govern, among other things, the use and disclosure of health information for research purposes, and require the covered entity to obtain the written authorization of the individual before using or disclosing health information for research. Failure of the covered entity to obtain such authorization could subject the covered entity to civil and criminal penalties. We may experience delays and complex negotiations in dealing with each entity’s differing interpretation of the regulations and what is required for compliance. Also, where our customers or contractors are covered entities, including hospitals, universities, physicians or clinics, we may be required by the HIPAA regulations to enter into “business associate” agreements that subject the company to certain privacy and security requirements. In addition, many states have laws that apply to the use and disclosure of health information, and these laws could also affect the manner in which we conduct research and other aspects of business. Such state laws are not preempted by the federal privacy law when such laws afford greater privacy protection to the individual than the federal law. While activities to assure compliance with health information privacy laws are a routine business practice, we are unable to predict the extent to which resources may be diverted in the event of an investigation or enforcement action with respect to such laws.

Foreign Regulation

Whether or not we obtain FDA approval for a product, approval of a product by the applicable regulatory authorities of foreign countries must be obtained before clinical trials or marketing of the product in those countries can begin. The approval process varies from country to country, and the time may be longer or shorter than that required for FDA approval. The requirements governing the conduct of clinical trials, product licensing, pricing and reimbursement also vary greatly from country to country. Although governed by the applicable country, clinical trials conducted outside of the United States typically are administered under a three-phase sequential process similar to that discussed above for medical devices.

European Union Regulation

Medical Device Regulation

Our products are classified as medical devices in the European Union. In order to sell medical device products within the European Union, we are required to comply with the requirements of the Medical Devices Directive, and its national implementations, including affixing CE markings on products. The CE marking indicates a product’s compliance with EU legislation and so enables the sale of products throughout the European Economic Area, or the EEA, comprising the 28 Member States of the EU and European Free Trade Association, or EFTA, countries Iceland, Norway, and Liechtenstein. In order to comply with the Medical Devices Directive, we must meet certain requirements relating to the safety and performance of products and, prior to marketing products, we must successfully undergo verification of products’ regulatory compliance, or conformity assessment.

On May 26, 2017, the new Medical Devices Directive became effective in the EEA, becoming fully applicable after a transition period of three years, on May 26, 2020. Under the new Medical Devices Directive, certain devices will be classified in higher classes, new devices will become classified, and certain new obligations are imposed on manufacturers and distributors. Manufacturers will be required to engage a medical device expert and carry insurance for possible liability claims. In addition, the pre-market approval and post-market surveillance requirements were enhanced. The European Database for Medical Devices, or Eudamed, will hold and publish information on medical devices collected from the European Commission and the national authorities.

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Medical devices are divided into three regulatory classes: Class I, Class IIB and Class III. The nature of the conformity assessment procedures depends on the regulatory class of the product. In order to comply with the examination, we completed, among other things, a risk analysis and presented clinical data, which demonstrated that our products met the performance specifications claimed by us, provided sufficient evidence of adequate assessment of unwanted side effects and demonstrated that the benefits to the patient outweigh the risks associated with the device. We are subject to continued supervision and are required to report any serious adverse incidents to the appropriate authorities. We are also required to comply with additional national requirements that are beyond the scope of the Medical Devices Directive.

We received a CE certificate for 25 of its Class IIB medical devices, which allows us to affix CE markings on these products and sell them in Europe. We may not be able to maintain the requirements established for CE markings for any or all of our products or be able to produce these products in a timely and profitable manner while complying with the requirements of the Medical Devices Directive and other regulatory requirements.

European Good Manufacturing Process

In the European Union, the manufacture of pharmaceutical products and clinical trial supplies is subject to good manufacturing practice as set forth in the relevant laws and guidelines. Compliance with good manufacturing practice is generally assessed by the competent regulatory authorities. They may conduct inspections of relevant facilities, and review manufacturing procedures, operating systems and personnel qualifications. In addition to obtaining approval for each product, in many cases each drug manufacturing facility must be approved. Further inspections may occur over the life of the product.

Mexican Regulation

The Ministry of Health is the authority in charge of sanitary controls in Mexico. Sanitary controls are a group of practices related to the orientation, education, testing, verification and application of security measures and sanctions exercised by the Ministry of Health. The Ministry of Health is responsible for the issuance of Official Mexican Standards and specifications for drugs subject to the provisions of the General Health Law, which govern the process and specifications of drugs, including the obtaining, preparing, manufacturing, maintaining, mixing, conditioning, packaging, handling, transporting, distributing, storing and supplying of products to the public at large. In addition, a medical device is defined as a device that may contain antiseptics or germicides used in surgical practice or in the treatment of continuity solutions, skin injuries or its attachments.

Under the General Health Law, a business that manufactures drugs is either required to obtain a “Sanitary Authorization” or to file an “Operating Notice.” Our Mexican subsidiary, Oculus Technologies of Mexico, S.A. de C.V., is considered a business that manufactures medical devices and therefore is not subject to a Sanitary Authorization, but rather only required to file an Operating Notice.

In addition to its Operating Notice, our Mexico subsidiary has obtained a “Good Processing Practices Certificate” issued by Mexican Federal Commission for the Protection against Sanitary Risks, which demonstrates that the manufacturing at our facility located in Zapopan, Mexico, operates in accordance with the applicable official standards.

In addition, regulatory approval of prices is required in most countries other than the United States, which could result in lengthy negotiations delaying our ability to commercialize products. We face the risk that the prices which result from the regulatory approval process would be insufficient to generate an acceptable return.

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Description of Property

We currently lease the following material properties:

Location	Rent per month	Purpose
1129 North McDowell Blvd., Petaluma, CA 94954, USA	USD 11,072	Principal executive office, also used for research and manufacturing
324 Campus Lane, Suite A, Fairfield, CA 94534, USA	USD 4,103	Office
454 North 34th Street, Seattle, WA 98103, USA	USD 2,700	Shared office and laboratory space
Suite 130, First Floor, 2500 York Road, Jamison, PA 18929, USA	USD 2,493	Office
645 Molly Lane, Suite 150, Woodstock, GA 30189, USA	USD 5,040	Office
Industria Vidriera 81, Zapopan Industrial Norte, Zapopan, Jalisco, 45135, Mexico	MXN 113,543	Office, manufacturing
Industria Maderera 124 & 106 & 815 Zapopan Industrial Norte, Zapopan, Jalisco, 45135, Mexico	MXN 141,506	Warehouse
Boven de Wolfskuil 3, C30-C32, 6049 LX Herten/Roermond, The Netherlands	USD 1,700	Office

As we expand, we may need to establish manufacturing facilities in other countries. We believe that our properties will be adequate to meet our needs for at least the next 12 months.

Legal Proceedings

On March 17, 2017, we filed a lawsuit against Collidion, Inc. and several of our former employees, officers and directors, for the misappropriation of our confidential, proprietary and trade secret information as well as breach of fiduciary duties in the United States District Court for the Northern District of California, San Francisco Division. On August 15, 2018, as memorialized in writing on September 26, 2018, we settled the lawsuit to the satisfaction of all parties.

Aside from the lawsuit described above, we may be involved in legal matters arising in the ordinary course of our business including matters involving proprietary technology. While management believes that such matters are currently insignificant, matters arising in the ordinary course of business for which we are or could become involved in litigation may have a material adverse effect on our business, financial condition or results of comprehensive (loss) income.

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MANAGEMENT

Directors

At our 2008 Annual Meeting of Stockholders, our stockholders approved an amendment to our Restated Certificate of Incorporation, as amended, which provided that directors are classified into three classes, as nearly equal in number as possible, with each class serving for a staggered three-year term. Our Board currently consists of five directors:

	Name	Age	Position with the Company	Director Since	Term Expires
Class I
	Sharon Barbari	64	Class I Director	03/2014	2021
	Philippe Weigerstorfer	58	Class I Director	09/2018	2021
Class II
	Jay Birnbaum	73	Class II Director	04/2007	2019
	Jim Schutz	55	Chief Executive Officer and Class II Director	05/2004	2019
Class III
	Jerry McLaughlin	70	Class III Director	03/2013	2020

The biographies of our directors and certain information regarding each director’s experience, attributes, skills and/or qualifications that led to the conclusion that the director should be serving as a director of Sonoma are stated below.

Sharon Barbari: Ms. Barbari served as Executive Vice President of Finance and Chief Financial Officer of Cytokinetics, Inc. from July 2009 to July 2017. She served as Senior Vice President of Finance and Chief Financial Officer from September 2004 through June 2009. From September 2002 to August 2004, Ms. Barbari served as Chief Financial Officer and Senior Vice President of Finance and Administration of InterMune, Inc., a biopharmaceutical company. From January 1998 to June 2002, she served at Gilead Sciences, Inc., a biopharmaceutical company, and held several positions of increasing responsibility including most recently as its Vice President and Chief Financial Officer. From 1996 to 1998, Ms. Barbari served as Vice President of Strategic Planning at Foote, Cone & Belding Healthcare in San Francisco, an international advertising and marketing firm. From 1972 to 1995, she was employed by Syntex Corporation where she held various management positions in corporate finance, financial planning, marketing and commercial planning. Ms. Barbari earned a B.S. in accounting from San Jose State University.

Philippe Weigerstorfer: Mr. Weigerstorfer is the managing director and owner of Weigerstorfer New Venture LPP beginning January 2018. From August 2011 to December 2017 he was the managing director of Vifor Pharma Asia Pacific Pte. Ltd., a company of the Vifor Pharma Group, which specializes in treatment and prevention of iron deficiencies. From 2008 to 2011, he was the head of the business development and licensing unit of Vifor Pharma Ltd. From 2011 to 2016 he was also a special advisor to the executive chairman of Galenica Ltd., Switzerland. From May 1999 to November 2016 he worked at Galenica Ltd. where he rose to the position of head of corporate development, helping insure corporate growth through acquisition of pharmaceutical companies, licenses and projects. From 1996 to 1999, he worked at Novartis Pharma Ltd. where he headed the corporate marketing for the “dermatology and others” area and helped Novartis to become the leading dermatology company in the world. Previous to that, from 1987 to 1996, Mr. Weigerstorfer worked with Sandoz Pharma AG, Switzerland and Sandoz-Wander Pharma in many different roles including as head of marketing for the OTC products and head of marketing for the prescription business. He earned his degree in business administration and economics with a minor in law from University Basel, Switzerland and also taught at business school.

Jay Birnbaum: Dr. Birnbaum is a pharmacologist and, since 1999, has been a consultant to pharmaceutical companies in his area of expertise. He previously served as Vice President of Global Project Management at Novartis/Sandoz Pharmaceuticals Corporation, where he was responsible for the strategic planning and development of the company’s dermatology portfolio. Dr. Birnbaum is also a co-founder and former Chief Medical Officer of Kythera Biopharmaceuticals, and has served on the board of directors of Excaliard Pharmaceuticals (a company recently acquired by Pfizer) and on the scientific advisory boards of several companies. During 2015, Dr. Birnbaum co-founded Hallux, Inc. and serves as Hallux’ Chief Scientific Officer and member of the Board of Directors. He is currently an Executive Vice President of Thesan Pharmaceuticals, Inc. Dr. Birnbaum earned a B.S. in biology from trinity College in Connecticut and a Ph.D. in Pharmacology from the University of Wisconsin.

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Jim Schutz: Mr. Schutz was appointed our President and Chief Executive Officer on February 4, 2013. Prior to this appointment, he most recently held the position of our Chief Operating Officer and General Counsel, and has served in various other capacities as an executive officer of our Company since August 2003. From August 2001 to August 2003, Mr. Schutz served as General Counsel at Jomed (formerly EndoSonic Corp.), an international medical device company. From 1999 to July 2001, Mr. Schutz served as in-house counsel at Urban Media Communications Corporation, an internet/telecom company based in Palo Alto, California. Mr. Schutz earned a B.A. in Economics from the University of California, San Diego and a J.D. from the University of San Francisco School of Law.

Jerry McLaughlin: Mr. McLaughlin served as Interim Chief Executive Officer of Applied BioCode, Inc. from November 2011 to April 2013. In April 2011, he also founded, and until April 2016, served as Chairman of the Board and Chief Executive Officer, of DataStream Medical Imaging Systems, Inc., a start-up to develop diagnostic imaging software applications that work in conjunction with existing digital radiology platforms. He previously served as President of DataFlow Information Systems, from July 2007 to December 2011, and President and Chief Executive Officer of CompuMed, Inc. from May 2002 to June 2007. Mr. McLaughlin earned a B.S. in Pharmacy from the State University of New York at Buffalo.

Director Independence

We determine independence using the definitions set forth in the Nasdaq Listing Rules and the rules under the Securities Exchange Act of 1934. These definitions define independence based on whether the director or a family member of the director has been employed by the Company in the past three years, how much compensation the director or family member of a director received from the Company, how much stock the director or a family member of the director owns in the Company and whether the director or a family member of the director is associated with the Company’s independent auditor. The Board has determined that the following directors are independent:

•	Sharon Barbari;

•	Philippe Weigerstorfer;

•	Jerry McLaughlin; and

•	Jay Birnbaum.

It is our policy that all employees, officers and directors must avoid any activity that is, or has the appearance of, conflicting with the interests of our Company. This policy is included in our Code of Business Conduct, and our Board formally adopted a Related Party Transaction Policy and Procedures in July 2007 for the approval of interested transactions with persons who are Board members or nominees, executive officers, holders of 5% of our common stock, or family members of any of the foregoing. The Related Party Transaction Policy and Procedures are administered by our Audit Committee. We conduct a review of all related party transactions for potential conflict of interest situations on an ongoing basis and all such transactions relating to executive officers and directors must be approved by the Audit Committee.

Director Compensation

The following table sets forth the amounts and the value of compensation earned or paid to our directors for their service in fiscal year 2018.

Name of Director (1)	Fees Earned or Paid in Cash ($) (2)	Stock Awards ($) (3) (4)	All Other Compensation ($) (5)	Total ($)
Russell Harrison (6)	31,250	188,733	75,500	295,483
Sharon Barbari	35,000	184,990	72,000	291,990
Jay Birnbaum	23,750	231,237	92,480	347,467
Jerry McLaughlin	27,500	192,481	77,000	296,981

(1)	As a Company employee, Mr. Schutz did not receive compensation for his service as a director during the year ended March 31, 2018.

(2)	Includes the cash retainer fees earned by each non-employee director in fiscal year 2018.

(3)	Includes the grant date fair values of all shares of common stock granted to each non-employee director pursuant to FASB ASC Topic 718. A discussion of the assumptions used in calculating the amounts in this column may be found in Note 14 to our audited consolidated financial statements for the year ended March 31, 2018, included in our Annual Report on Form 10-K filed with the SEC on June 26, 2018. These amounts do not represent the actual amounts paid to or realized by the directors during the fiscal year ended March 31, 2018.

Includes the shares of common stock granted on May 30, 2017, August 29, 2017, November 29, 2017, and March 1, 2018 in lieu of cash based on the closing market price on such dates of $6.63, $5.68, $5.02, and $3.51, respectively, awarded at the election of each director in lieu of a portion of his or her retainer. Each of the following directors elected to receive a portion of his or her retainer, as indicated in the table below.

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Name of Director	Amount in $	Number of Shares received in Lieu of Cash
Sharon Barbari	15,000	4,054
Jay Birnbaum	16,250	3,293
Russell Harrison	23,750	4,813
Jerry McLaughlin	27,500	5,573

As of March 31, 2018, our directors had the following aggregate numbers of granted and outstanding options, respectively: Mr. Schutz – 125,625, Mr. Harrison – 17,893, Ms. Barbari – 16,192, Mr. Birnbaum – 34,798, and Mr. McLaughlin – 29,224.

(4)	Includes the annual grant in the amount of $65,000 in shares of our common stock made on November 29, 2017, or 12,948 shares valued at the closing market price on such date of $5.02 per share each. Also includes the bonus stock grant in the amount of $100,000 made on January 2, 2018, or 17,211 shares valued at the closing market price on such date of $5.81 per share each. Additionally, on January 2, 2018, Mr. Birnbaum received a bonus of $50,000 or 8,606 shares valued at the closing market price on such date of $5.81 per share due to his long tenure on our Board.

(5)	All other compensation includes amounts paid in cash due to rounding and for tax gross-ups. Pursuant to our non-employee director compensation program, all elective and automatic stock grants are subject to a 40% tax gross up granted as an additional cash payment.

(6)	Mr. Harrison retired from the Board on September 19, 2018.

Narrative to Director Compensation Table

Non-Employee Director Compensation Plan

Pursuant to our non-employee director compensation plan, as amended on October 26, 2017, during the year ended March 31, 2018 each non-employee director is entitled to the following annual retainers:

•	Board Member	$32,500
•	Lead Independent Director	$15,000
•	Chair of the Audit Committee	$10,000
•	Chair of the Compensation Committee	$7,500
•	Chair of the Nominating and Corporate Governance Committee	$7,500
•	Audit Committee Member (other than Chair)	$7,500
•	Compensation Committee Member (other than Chair)	$7,500
•	Nominating and Corporate Governance Committee Member (other than the Chair)	$7,500

All Audit Committee retainers must be paid in cash. All other retainers may be paid in (i) cash, (ii) options or (iii) as a stock grant with an additional cash payment equal to 0.40 multiplied by the number of shares of common stock granted multiplied by the closing price of the common stock on the Nasdaq Capital Market on the day of the grant, at the election of each director. We also reimburse our non-employee directors for reasonable expenses in connection with attendance at Board and committee meetings.

In addition to the annual retainers, non-employee directors are also eligible to receive an annual grant of $65,000 in shares of common stock, payable in options at the election of a director. The annual grant is made on the same day as the quarterly retainer grant for the second quarter of each fiscal year. Additionally, each non-employee director receiving an annual or initial grant will receive an additional cash payment equal to 0.40 multiplied by the number of shares of common stock granted multiplied by the closing price of the common stock on the Trading Market on the grant date. No annual grant is granted to any non-employee director in the same calendar year that such person received his or her initial grant.

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Each newly elected or appointed non-employee director will receive an initial grant of 22,500 shares of common stock upon his or her election to the Board of Directors. The initial grant will vest in three equal installments over a period of three years, on the first, second and third anniversary of the grant.

In the interest of good corporate governance and to further align the interests of members of the Board of Directors with the Company’s stockholders, the Nominating and Corporate Governance Committee of the Board of Directors has adopted stock ownership guidelines for directors. Under these guidelines, if a director exercises a stock option, it is expected that such director would, from such date of option exercise, maintain ownership of at least a number of shares equal to twenty percent of the net value of the shares acquired (after deducting the exercise price and taxes). In the case of shares acquired upon the exercise of a stock option, each director is expected to hold such shares for nine months after termination of his or her service on the Board of Directors.

In 2017, the Board of Directors amended the non-employee director plan by changing the initial and annual grant from options to restricted shares. The Board of Directors believes granting shares better aligns the interests of the Board of Directors with the shareholders and increases the stock ownership among the Board of Directors. The amounts for the annual retainers remain unchanged.

Executive Officers

Currently, we have the following executive officers:

Name	Age	Position with the Company
Jim Schutz	55	Chief Executive Officer
Robert Miller	76	Secretary, Chief Financial Officer
Marc Umscheid	49	Chief Operating Officer
Robert Northey	61	Executive Vice President of Research and Development

The biographies of our executive officers and certain information regarding each officer’s experience, attributes, skills and/or qualifications that led to the conclusion that the officer should be serving as an officer of Sonoma are stated below.

Jim Schutz: For Mr. Schutz’s full biography, please refer to page 55 in the section entitled “Directors.”

Robert Miller: Mr. Miller has served as our Chief Financial Officer since June 2004. Since February 2013 he has been our Secretary and from February 2013 to December 2017 he was our Chief Operating Officer. He was a consultant to us from March 2003 to May 2004. Mr. Miller has served as a consulting Chief Financial Officer at various companies from January 2000 to June 2004. Prior to this, Mr. Miller was the Chief Financial Officer for GAF Corporation, Penwest Ltd. and Bugle Boy, the Treasurer of Mead Corporation and Vice President – Investment Banking at Blyth Eastman Dillon and Associate at Merrill Lynch. Mr. Miller earned a B.A. in economics from Stanford University and an MBA in finance from Columbia University.

Marc Umscheid: Mr. Umscheid has served as our Chief Strategy and Chief Marketing Officer since December 2016 and was recently appointed as our Chief Operating Officer. Under Mr. Umscheid’s guidance, we are undergoing an extensive re-branding and overhaul of marketing practices. The re-branding seeks to clearly define the Company’s marketing and sales efforts and create consistency and innovation. Prior to joining Sonoma, Mr. Umscheid served as General Manager/Senior Marketing Director at the Clorox Company since 1999. Mr. Umscheid earned a B.S. in business management and finance and an MBA with a concentration in marketing management and operations from Cornell University.

Robert Northey, Ph.D.: Robert Northey, Ph.D. has served as our Executive Vice President of Research and Development since July 2005. Dr. Northey served as a consultant to us from May 2001 to June 2005. From August 1998 until June 2005, he was an assistant professor in the paper science and engineering department at the University of Washington. Dr. Northey received a B.S. in wood and fiber science and a Ph.D. in wood chemistry, each from the University of Washington.

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Executive Compensation

This prospectus contains information about the compensation paid to our Named Executive Officers, as defined by Item 402(m)(2) of Regulation S-K, during our fiscal year ended March 31, 2018, or fiscal year 2018. For fiscal year 2018, in accordance with the rules and regulations of the Securities and Exchange Commission for smaller reporting companies, we determined that the following officers were our Named Executive Officers:

•	Jim Schutz, Chief Executive Officer,

•	Bob Miller, Chief Financial Officer, and

•	Jeffrey Day, President of our IntraDerm Pharmaceuticals division (terminated effective October 1, 2018).

Summary Compensation Table

The following table sets forth, for the fiscal years ended March 31, 2018 and 2017, all compensation paid or earned by (i) all individuals serving as our Principal Executive Officer; (ii) our two most highly compensated executive officers, other than our Principal Executive Officer, who were serving as executive officers at the end of our fiscal year ended March 31, 2018; and (iii) up to two individuals for whom disclosure would have been provided but for the fact that the individual was not serving as an executive officer. These executive officers are referred to herein as our “Named Executive Officers” or NEOs.

Name and Principal Position	Fiscal Year Ended March 31,	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($) (1)	All Other Compensation (2) ($)	Total ($)
Jim Schutz Chief Executive Officer	2018 2017	250,000 250,000	40,002 80,000	116,694 17,003	184,869 207,231	97,438 63,717	689,003 617,951
Robert Miller Chief Financial Officer	2018 2017	250,000 250,000	– –	28,621 75,002	184,869 207,231	54,875 86,216	518,365 618,449
Jeffrey Day President of IntraDerm Pharmaceuticals (4)	2018	232,000	51,750	–	104,759	68,135	456,644

(1)	Represents the aggregate grant date fair value of stock or option awards granted in the covered fiscal year as computed in accordance with FASB ASC Topic 718. The fair value of each stock option award is estimated for the covered fiscal year on the date of grant using the Black-Scholes option valuation model. A discussion of the assumptions used in calculating the amounts in this column may be found in Note 14 to our audited consolidated financial statements for the applicable fiscal year. The amounts in this column do not represent the actual amounts paid to or realized by our Named Executive Officers during the fiscal years ended March 31, 2018 and 2017.

(2)	The following table provides the details for the amounts reported for fiscal years 2018 and 2017 for each NEO:

Name	Fiscal Year Ended March 31,	Personal Use of Company Car or Car Allowance ($)	Matching 401k Contribution ($)	Premium for Life, Health, Dental and Vision Insurance ($)	Tax Reimbursement ($)	Other ($)
Jim Schutz	2018	2,692	10,800	41,652	42,294	–
	2017	2,229	11,047	41,341	9,100	–
Robert Miller	2018	–	10,153	40,902	3,820	–
	2017	–	10,985	41,331	33,900	–
Jeffrey Day	2018	9,000	10,778	48,257	–	100 (3)

(3)	Gym membership.

(4)	Mr. Day was terminated effective October 1, 2018.

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Employment Agreements and Potential Payments upon Termination

Employment Agreements with Mr. Jim Schutz and Mr. Robert Miller

On July 26, 2016, we entered into a new employment agreement with Jim Schutz, our President and Chief Executive Officer, to update his agreement and responsibilities. On November 30, 2016, we entered into a new employment agreement with Robert Miller, our Chief Financial Officer. On November 30, 2016, as a signing bonus for executing new employment agreements, we granted to both Jim Schutz and Robert Miller options to purchase 50,000 shares of our common stock. The options vested immediately on the day of grant and have an exercise price of $4.81 per share, which was the closing price of our stock on November 30, 2016. The options expire on November 30, 2026.

The terms of the new employment agreements provide for a continued annual base salary of $250,000 each, or such other amount as the Board of Directors may set. In addition, Mr. Schutz and Mr. Miller are eligible to receive an annual bonus, the payment, type and amount of which is in the sole discretion of the Compensation Committee. Mr. Schutz and Mr. Miller also receive certain benefits, such as participation in our health and welfare plans, vacation and reimbursement of expenses.

The employment agreements provide Mr. Schutz and Mr. Miller with certain separation benefits in the event of termination without cause, upon change of control or resignation by the executive for good reason, as such terms are defined in the employment agreements. In the event Mr. Schutz or Mr. Miller are terminated without cause, or upon change of control, or resigns for good reason, the executive is entitled to:

•	a lump severance payment equal to one-and-a-half times the executive’s base salary;

•	a bonus, upon determination by the Corporation’s Board of Directors or Compensation Committee, as appropriate, to be made in its sole discretion as to whether to grant a bonus, and if such bonus is granted, the amount, form and payment schedule. For the avoidance of doubt, executive shall not be entitled to any bonus solely for reason of termination, unless the Board of Directors or the Compensation Committee, as appropriate, in its sole discretion awards a bonus to executive;

•	automatic vesting of all unvested time-based options and equity awards and exercisability of awards for the remainder of their respective terms;

•	vesting of performance-based equity compensation awards in accordance with the terms of the awards, if the performance goals are satisfied; and

•	up to 18 months (the lesser of one year following the date of termination or until such executive becomes eligible for medical insurance coverage provided by another employer) reimbursement for health care premiums under COBRA.

Mr. Schutz and Mr. Miller may terminate their employment for any reason upon at least 30 days prior written notice. Receipt of the termination benefits described above is contingent on each executive executing a general release of claims against our Company, their resignation from any and all directorships and every other position held by them with our Company or any of our subsidiaries, and their return to our Company of all Company property received from or on account of our Company or any of our affiliates by such executive. In addition, the executive is not entitled to such benefits if he did not comply with the non-competition and invention assignment provisions of his employment agreement during the term of his employment or the confidentiality provisions of his employment agreement, whether during or after the term of his employment. Furthermore, we are under no obligation to pay the above-mentioned benefits if the executive does not comply with the non-solicitation provisions of his employment agreement, which prohibit a terminated executive from interfering with the business relations of our Company or any of our affiliates and from soliciting employees of our Company. These provisions apply during the term of employment and for two years following termination.

In connection with the entry into the new agreements, the Compensation Committee intended to eliminate certain outdated pay practices, including providing a full tax gross up upon termination, automatic vesting of all performance-based equity awards under certain circumstances, and single-trigger change of control payments. Additionally, the Compensation Committee wanted to bring the employment agreements in line with current law by adding provisions.

Employment Agreement with Mr. Jeffrey Day

On November 30, 2016, we entered into a new employment agreement with Jeffrey Day, our President of IntraDerm™ Pharmaceuticals division, to update his agreements and responsibilities. Effective October 1, 2018, we terminated Mr. Day.

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The terms of the employment agreement provide for a continued annual base salary of $232,000 or such other amount as the Board of Directors may set. In addition, Mr. Day is eligible to receive an annual bonus, the payment, type and amount of which is in the sole discretion of the Compensation Committee. Mr. Day also receives certain benefits, such as participation in our health and welfare plans, vacation, reimbursement of expenses, and a car allowance in the amount of $750 per month, which car allowance may be increased, decreased, or eliminated in our sole discretion.

The employment agreement provides Mr. Day with certain separation benefits in the event of termination without cause, upon change of control or resignation by him for good reason; as such terms are defined in the employment agreement. In the event Mr. Day is terminated without cause, or upon change of control, or resigns for good reason, Mr. Day is entitled to:

•	a severance payment equal to one-time Mr. Day’s base salary, to be paid in six equal monthly installments;

•	a bonus, upon determination by the Board of Directors or Compensation Committee, as appropriate, to be made in its sole discretion as to whether to grant a bonus, and if such bonus is granted, the amount, form and payment schedule. For the avoidance of doubt, Mr. Day shall not be entitled to any bonus solely for reason of termination, unless the Board of Directors or the Compensation Committee, as appropriate, in its sole discretion awards such bonus;

•	automatic vesting of all unvested time-based options and equity awards and exercisability of awards for the remainder of their respective terms;

•	vesting of performance-based equity compensation awards in accordance with the terms of the awards, if the applicable performance goals are satisfied, such determination to be in the sole discretion of the Compensation Committee or the Board, as the case may be; and

•	reimbursement for health care premiums under COBRA until the earliest of: (i) one year following the date of termination; (ii) the date Mr. Day is no longer eligible to receive COBRA continuation coverage; or (iii) until Mr. Day becomes eligible for medical insurance coverage provided by another employer.

Mr. Day may terminate his employment for any reason upon at least 30 days prior written notice. Receipt of the termination benefits described above is contingent on Mr. Day executing a general release of claims against our Company, his resignation from any and all directorships and every other position held by him with our Company or any of our subsidiaries, and his return to our Company of all Company property received from or on account of our Company or any of our affiliates by him. In addition, Mr. Day is not entitled to such benefits if he did not comply with the non-competition and invention assignment provisions of his employment agreement during the term of his employment or the confidentiality provisions of his employment agreement, whether during or after the term of his employment. Furthermore, we are under no obligation to pay the above-mentioned benefits if he does not comply with the non-solicitation provisions of his employment agreement, which prohibit a terminated executive from interfering with the business relations of our Company or any of our affiliates and from soliciting employees of our Company. These provisions apply during the term of employment and for two years following termination.

Potential Payments upon Termination

The table below was prepared as though each of Messrs. Schutz, Miller and Day had been terminated on March 31, 2018, the last day of our last completed fiscal year, without cause, or upon change of control, or resigned for good reason, as these terms are defined in the agreements with our Company. More detailed information about the payment of benefits, including duration, is contained in the discussion above. In addition to salary and benefits, the Compensation Committee or the Board of Directors may also award a discretionary bonus, the amount, type and payment of which is at the sole discretion of the Compensation Committee or Board. All such payments and benefits would be provided by us. The assumptions and valuations are noted in the footnotes.

Name	Salary Continuation ($)	Health and Welfare Benefits Continuation ($)
Jim Schutz	375,000	62,000 (1)
Robert Miller	375,000	62,000 (1)
Jeffrey Day	232,000	49,000 (2)

(1)	Amount assumes our cost of providing life, health, dental and vision insurance at the same rate for 18 months.

(2)	Amount assumes our cost of providing life, health, dental and vision insurance at the same rate for 12 months.

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Annual Performance Bonus Plan

Pursuant to our annual bonus plan, our executive officers, including Messrs. Schutz, Miller and Day have the potential to earn an annual bonus based on the individual’s contribution to our Company’s target goals and milestones. The performance bonus plan is designed to reward long- and short-term performance of our executive officers. The performance bonus plan establishes specific target goals and milestones and a bonus range for each executive officer to reward performance and individual and collective contribution to our performance. The Compensation Committee will determine a maximum bonus potential for each executive officer. At its sole discretion, the Compensation Committee will determine whether to pay out the bonus, as earned, after the end of the fiscal year in cash, shares of stock, restricted stock units, stock options or a combination thereof.

The Compensation Committee has sole discretion with respect to the tax treatment for stock awards and may decide to (1) pay a cash tax gross-up of up to 40%, (2) facilitate the sale of a sufficient number of the granted shares to cover taxes, or (3) require the recipient to be responsible for his or her own taxes. Any cash tax gross-up or sale of shares to cover taxes will be calculated based on the closing stock price of the shares on the date of vesting of the shares, and will be paid in proportion to the vesting schedule of the shares.

The performance bonus is not an entitlement or guarantee of payment of bonus but rather memorializes the potential for bonuses for executive officers if they meet their respective target goals and milestones, as set out in the plan. For the avoidance of doubt, the Compensation Committee may determine that no bonus is payable to any or all executive officers. All decisions of the Compensation Committee are final.

The Compensation Committee will evaluate the performance of our executive officers against the corporate goals and objectives contained in the performance bonus plan after completion of each fiscal year and receipt of audited financial results of operations, on such date as determined by the Compensation Committee (except as otherwise expressly provided herein).

The Compensation Committee will review and consider changes and, if appropriate, make changes to the performance bonus plan for the following fiscal year during or at the end of each fiscal year and any other fiscal year for which the Compensation Committee resolves to extend the plan. The Compensation Committee has absolute sole discretion to amend the plan at any time.

The Compensation Committee is empowered to make additional awards to executive officers in its sole discretion. Any other awards to executive officers that may be made under the performance bonus plan may be made in the form of cash, restricted stock units, stock options or stock or a combination thereof as determined solely by the Compensation Committee.

In determining whether stock awards will be made, the Compensation Committee will take into consideration the shares available for grant under our Stock Incentive Plans, our contractual obligations to grant options, and whether it is appropriate to grant additional awards to attract or retain talented officers, other employees or consultants. In no event will the number of options, units or stock granted exceed the number of shares authorized and available for awards to be made under our Stock Incentive Plans plus the known contractual obligations to grant options in the next one-year period. Options, units or stock will be granted in compliance with all applicable securities laws.

The performance bonus plan is not intended to adjust the executive officers’ base salary. To be eligible to receive an award or payment of a bonus, including vesting of stock, units or options, under the plan, each executive officer must remain employed and in good standing with the Company as further described in our Stock Incentive Plans.

2018 Bonus Awards for Named Executive Officers

On July 24, 2017, the Compensation Committee approved our bonus plan for fiscal year 2018. The 2018 performance bonus plan covered bonuses earned through March 31, 2018. Pursuant to the 2018 bonus plan, our executive officers had the potential to earn a performance bonus based on the Compensation Committee’s assessment of the individual’s performance towards target goals and milestones. Each executive officer’s performance was measured against three target goals which varied depending on that executive’s role within the Company. Bonuses will be paid in cash, options and/or shares of our common stock at the discretion of the Compensation Committee. The potential 2018 bonus range for each officer was:

•	Chief Executive and Financial Officer: $127,500 - $187,500, with a target of 100% total bonus of $150,000;

•	Chief Operating Officer, Executive Vice Presidents, President of IntraDerm Pharmaceuticals: $106,250 - $156,250, with a target of 100% total bonus of $125,000.

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The President of IntraDerm Pharmaceuticals, Jeffrey Day, was also eligible for quarterly cash bonuses during fiscal year 2018. The Compensation Committee determined that the cash bonus will be $10,000 for each quarter, with a maximum of $40,000, provided the milestone has been met. None of the quarterly cash bonus was earned or paid for fiscal year 2018.

On July 20, 2018, the Compensation Committee determined the fiscal year 2018 bonuses of the executive officers based on the achievements of the Company and the officers during fiscal year 2018, and awarded the following bonuses:

Name	Total bonus awarded ($)	Number of stock options granted (1)
Jim Schutz	139,462	67,733
Robert Miller	139,462	67,733
Jeffrey Day	0	0

(1)	The stock options have an exercise price of $2.41 per share which equals the closing price of our common stock on July 20, 2018. The options have a 10-year term and are immediately vested.

2019 Bonus Plan Structure for Named Executive Officers

On July 16, 2018, the Compensation Committee approved our bonus plan for the fiscal year 2019. The 2019 performance bonus plan covers bonuses earned through March 31, 2019. Pursuant to the 2019 bonus plan, our executive officers have the potential to earn a performance bonus based on the Compensation Committee’s assessment of the individual’s performance toward target goals and milestones. Each executive officer’s performance is measured against four target goals which vary depending on the executive’s role within the Company. Three of the goals measure financial performance and one of the goals relates to the achievement of certain specific objectives. A bonus will only be earned if at least two or three of the goals are met, depending on the executive officer’s individual plan. Bonuses may be paid in cash, units, options, and/or shares of our common stock at the discretion of the Compensation Committee. The potential 2019 bonus range for each officer is:

•	Chief Executive and Financial Officer: $127,500-$187,500, with a target of 100% bonus of $150,000;

•	Chief Operating Officer, Executive Vice President, President of IntraDerm Pharmaceuticals: $106,250-$156,250, with a target of 100% total bonus of $125,000.

The President of IntraDerm Pharmaceuticals will also be eligible for quarterly cash bonuses during fiscal year 2019. The Compensation Committee determined that the cash bonus will be $10,000 for each quarter and set certain performance milestones, with a maximum of $40,000, provided the milestone has been met.

Outstanding Equity Awards

The following table shows grants of options outstanding on March 31, 2018, the last day of our last completed fiscal year, to each of the Named Executive Officers named in the Summary Compensation Table. All shares and per share data have been adjusted to reflect a 1-for-7 reverse stock split, effective April 1, 2013 and a 1-for-5 reverse stock split, effective June 24, 2016.

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Name	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)*	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Note Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)*
Jim Schutz	5,271	0	0	$38.15	3/10/2019	1,604 (2)	5,903
	3,571	0	0	$66.85	2/10/2020
	1,785	0	0	$68.95	6/7/2020
	3,928	0	0	$70.35	3/31/2021
	1,428	0	0	$56.00	6/16/2021
	5,357	0	0	$43.75	3/7/2022
	4,285	0	0	$32.55	8/24/2022
	20,000	0	0	$30.00	9/19/2023
	50,000	0	0	$4.81	11/30/2026
	0	30,000 (1)	0	$7.06	4/3/2027
Robert Miller	5,271	0	0	$38.15	3/10/2019	2,749 (2)	10,116
	5,357	0	0	$68.95	6/7/2020
	357	0	0	$70.35	3/31/2021
	5,000	0	0	$56.00	6/16/2021
	1,785	0	0	$43.75	3/7/2022
	4,285	0	0	$32.55	8/24/2022
	5,351	0	0	$14.85	9/19/2023
	26,020	0	0	$19.50	3/4/2024
	7,912	0	0	$5.80	8/21/2025
	50,000	0	0	$4.81	11/30/2026
	0	30,000 (1)	0	$7.06	4/3/2027
Jeffrey Day	25,500	0	0	$13.80	8/13/2024
	6,000	0	5,000	$5.80	8/21/2015
	4,166	834	0	$5.80	8/21/2025
	0	17,000 (1)	0	$7.06	4/3/2027

*	Market value of shares was determined by multiplying the number of shares of stock or units by $3.68, the closing price of our common stock on March 29, 2018, the last trading day of our fiscal year, and then rounded to the nearest dollar.

(1)	Options expiring on April 3, 2027, vest in three equal installments, beginning on April 3 or 11, 2018 and becoming fully vested on April 3 or 11, 2020, respectively.

(2)	The restricted shares were granted on June 29, 2018, and vest in three equal increments of one-third over two years with the first tranche vested immediately on the grant date.

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Retirement Benefits

On January 1, 2011, we established a qualified 401(k) employee savings and retirement plan for all regular full-time U.S. employees. Eligible employees may elect to defer a percentage of their eligible compensation in the 401(k) plan, subject to the statutorily prescribed annual limit. We may make matching contributions on behalf of all participants in the 401(k) plan in the amount equal to 4% of an employee’s contributions. All contributions are immediately fully vested. We intend the 401(k) plan to qualify under Sections 401(k) and 501 of the Internal Revenue Code of 1986, as amended, so that contributions by employees or us to the 401(k) plan and income earned, if any, on plan contributions are not taxable to employees until withdrawn from the 401(k) plan (except as regards Roth contributions), and so that we will be able to deduct our contributions when made. The trustee of the 401(k) plan, at the direction of each participant, invests the assets of the 401(k) plan in any of a number of investment options. Company contributions to the 401(k) plan amounted to an aggregate of $281,000 and $196,000 for the years ended March 31, 2018 and 2017, respectively.

Certain Relationships AND Related Transactions

It is our policy that all employees, officers and directors must avoid any activity that is, or has the appearance of, conflicting with the interests of our Company. This policy is included in our Code of Business Conduct, and our Board formally adopted a Related Party Transaction Policy and Procedures in July 2007 for the approval of interested transactions with persons who are Board members or nominees, executive officers, holders of 5% of our common stock, or family members of any of the foregoing. The Related Party Transaction Policy and Procedures are administered by our Audit Committee. We conduct a review of all related party transactions for potential conflict of interest situations on an ongoing basis and all such transactions relating to executive officers and directors must be approved by the Audit Committee. There have been no relevant related party transactions meeting the disclosure requirements in this period.

Arrangements or Understandings between our Executive Officers or Directors and Others

There are no arrangements or understandings between our executive officers or directors and any other person pursuant to which he or she was or is to be selected as a director or officer.

Security Ownership of Certain Beneficial Owners and Management

The following tables set forth certain information as of September 30, 2018, as to shares of our common stock beneficially owned by: (1) shareholders known to us who own more than 5%, (2) each of our Named Executive Officers listed in the Summary Compensation Table, (3) each of our current directors and (4) all of our directors and executive officers as a group.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.

In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock subject to options held by that person that are currently exercisable or exercisable upon vesting. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Share numbers have been adjusted for the 1-for-5 reverse stock split effective June 24, 2016.

Stockholder Known to Us to Own 5% or More of Our Common Stock

Name and address of beneficial owner	Amount and Nature of Beneficial Ownership	Percent of Shares Beneficially Owned (1)
Montreux Equity Partners V, L.P. (2) One Ferry Building, Suite 255 San Francisco, CA 94111	571,428	8.8%
Bard Associates, Inc. (3) 135 South LaSalle Street, Suite 3700 Chicago, IL 60603	334,199	5.2%

(1)	On September 30, 2018, we had a total of 6,479,633 shares of common stock issued and outstanding.

(2)	We relied in part on the Schedule 13G filed jointly by Montreux Equity Partners V, L.P., Montreux Equity Management V, LLC and Daniel K. Turner III with the SEC on March 9, 2018 for this information.

(3)	We relied in part on the Schedule 13G filed by Bard Associates, Inc. with the SEC on February 13, 2018 for this information.

69

Officers and Directors

		Amount of Beneficial Ownership
Name and address of beneficial owner (1)	Nature of beneficial ownership	Shares Owned	Shares – Includes all Rights to Acquire (2)	Total	Percent of Shares Beneficially Owned (3)
Jim Schutz (4)	Chief Executive Officer and Director	35,858	125,625	161,483	2.4%
Robert Miller (5)	Secretary, Chief Financial Officer	38,956	141,338	180,294	2.7%
Jeffrey Day (6)	President of IntraDerm™ Pharmaceuticals	–	53,500	53,500	*
Jerry McLaughlin (7)	Lead Independent Director	48,728	29,224	77,952	1.2%
Sharon Barbari (8)	Director	43,417	16,192	59,609	*
Philippe Weigerstorfer (9)	Director	22,500	–	22,500	*
Jay Birnbaum (10)	Director	51,659	33,370	85,029	1.3%
All directors and executive officers as a group (10 persons) (11)		256,797	594,204	851,001	12.0%

*Indicates ownership of less than 1.0%

(1)	Unless otherwise stated, the address of each beneficial owner listed in the table is c/o Sonoma Pharmaceuticals, Inc. 1129 North McDowell Blvd. Petaluma, CA 94954.

(2)	Represents shares subject to outstanding stock options and warrants currently exercisable or exercisable upon vesting.

(3)	We had a total of 6,479,633 shares of common stock issued and outstanding on September 30, 2018.

(4)	Mr. Schutz is our President and Chief Executive Officer. He is also a member of our Board of Directors. Mr. Schutz beneficially owns 35,858 shares of common stock and 125,625 shares of common stock issuable upon the exercise of options.

(5)	Mr. Miller is our Chief Financial Officer. Mr. Miller beneficially owns 38,956 shares of common stock, which includes 18,868 shares held by The Miller 2005 Grandchildren’s Trust, for which Mr. Miller and his wife, Margaret I. Miller, are the trustees. Mr. Miller and Mrs. Miller share voting and dispositive control over the shares held by The Miller 2005 Grandchildren’s Trust. Mr. Miller also beneficially owns 141,338 shares of common stock issuable upon the exercise of options.

(6)	Mr. Day is our President of IntraDerm™ Pharmaceuticals division. He beneficially owns 53,500 shares of common stock issuable upon the exercise of options. Mr. Day’s employment with our Company ended effective October 1, 2018.

(7)	Mr. McLaughlin is a member of our Board of Directors and was appointed as Lead Independent Director on March 26, 2014. He beneficially owns 48,728 shares of common stock and 29,224 shares of common stock issuable upon the exercise of options.

(8)	Ms. Barbari is a member of our Board of Directors. She beneficially owns 43,417 shares of common stock held by The Barbari Family Trust – Sharon Ann Barbari and Edward Paul Barbari Trustees, and 16,192 shares of common stock issuable upon the exercise of options.

(9)	Mr. Weigerstorfer is a member of our Board of Directors. He beneficially owns 22,500 shares of common stock.

(10)	Dr. Birnbaum is a member of our Board of Directors. He beneficially owns 51,659 shares of common stock and 33,370 shares of common stock issuable upon the exercise of options.

(11)	Apart from our Named Executive Officers and directors listed in the table, this includes Marc Umscheid, our Chief Operating Officer, Dr. Robert Northey, our Executive Vice President of Research and Development and Bruce Thornton, our Executive Vice President of International Operations and Sales.

As of March 31, 2018, there are no arrangements among our beneficial owners, known to management which may result in a change of control of our Company.

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DESCRIPTION OF SECURITIES

The following description of our capital stock and provisions of our Restated Certificate of Incorporation and our Amended and Restated Bylaws, is only a summary. You should also refer to our Restated Certificate of Incorporation, and our Amended and Restated Bylaws, copies of which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. All shares have been adjusted for a 1-for-5 reverse stock split effective June 24, 2016.

Preferred Stock

Our Board of Directors is authorized to issue 714,286 shares of preferred stock in one or more series and to fix the rights, preferences, privileges, qualifications, limitations and restrictions thereof, including dividend rights and rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series or the designation of such series, without any vote or action by our shareholders. Any preferred stock to be issued could rank prior to our common stock with respect to dividend rights and rights on liquidation. Our Board of Directors, without shareholder approval, may issue preferred stock with voting and conversion rights which could adversely affect the voting power of holders of our common stock and discourage, delay or prevent a change in control of the Company. As of the date of this prospectus, no shares of preferred stock are outstanding.

Common Stock

We are authorized to issue up to a total of 24,000,000 shares of common stock, $0.0001 par value per share. Each holder of common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. We have not provided for cumulative voting for the election of directors in our Restated Certificate of Incorporation, as amended. This means that the holders of a majority of the shares voted can elect all of the directors then standing for election. Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of our common stock are entitled to receive dividends out of assets legally available at the times and in the amounts that our Board of Directors may determine from time to time.

Holders of common stock have no preemptive subscription, redemption or conversion rights or other subscription rights. Upon our liquidation, dissolution or winding-up, the holders of common stock are entitled to share in all assets remaining after payment of all liabilities and the liquidation preferences of any outstanding preferred stock. Each outstanding share of common stock is, and all shares of common stock to be issued in this offering, when they are paid for will be, fully paid and nonassessable.

Warrants Being Issued in this Offering

In connection with this offering, we will issue warrants to purchase [___] shares of our common stock. For every Unit we will issue [___] of a warrant. Each full warrant is exercisable for one share of our common stock at an initial exercise price of $[___] per share. The warrants are exercisable commencing upon consummation of this offering and terminating on the fifth anniversary of the date of issuance.

The warrants were issued in registered form under a warrant agreement between us and our warrant agent. The material provisions of the warrants are set forth herein but are only a summary and are qualified in their entirety by the provisions of the warrant agreement that has been filed as an exhibit to the registration statement of which this prospectus forms a part.

The warrants may be exercised upon execution of the exercise form on or prior to the expiration date at the offices of the warrant agent, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised. Under the terms of the warrant agreement, we have agreed to use our best efforts to maintain the effectiveness of the registration statement and current prospectus relating to common stock issuable upon exercise of the warrants until the expiration of the warrants. During any period we fail to have maintained an effective registration statement covering the shares underlying the warrants, the warrant holder may exercise the warrants on a cashless basis. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

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No fractional shares of common stock will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we, at our sole discretion may, upon exercise, either round up to the nearest whole number of shares of common stock to be issued to the warrant holder or pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the price per share at which shares of common stock may be purchased at the time a warrant is exercised. If multiple warrants are exercised by the holder at the same time, we will aggregate the number of whole shares issuable upon exercise of all the warrants.

The exercise price and number of shares of common stock issuable upon exercise of the warrants may be adjusted in certain circumstances, including in the event of a stock dividend, extraordinary dividend on or recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below their respective exercise prices.

Series [__] Convertible Preferred Stock

The following summary of certain terms and provisions of the Preferred Stock offered in this offering is subject to, and qualified in its entirety by reference to, the terms and provisions set forth in our certificate of designation of preferences, rights and limitations of the Preferred Stock, which has been filed as an exhibit to the registration statement of which this prospectus is a part. You should review a copy of the certificate of designation of the Preferred Stock for a complete description of the terms and conditions of the Preferred Stock.

Each share of Preferred Stock is convertible at any time at the holder’s option into [___] shares of common stock (subject to the beneficial ownership limitations as provided in the related certificate of designation of preferences), subject to adjustment as provided in the certificate of designation, provided that the holder will be prohibited from converting Preferred Stock into shares of our common stock if, as a result of such conversion, the holder, together with its affiliates, would own more than 4.99% of the total number of shares of our common stock then issued and outstanding. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99%, provided that any increase in such percentage shall not be effective until the 61st day after such notice to us.

In the event of our liquidation, dissolution, or winding up, holders of our Preferred Stock will be entitled to receive the amount of cash, securities or other property to which such holder would be entitled to receive with respect to such shares of Preferred Stock if such shares had been converted to common stock immediately prior to such event (without giving effect for such purposes to the 4.99% or 9.99% beneficial ownership limitation, as applicable) subject to the preferential rights of holders of any class or series of our capital stock specifically ranking by its terms senior to the Preferred Stock as to distributions of assets upon such event, whether voluntarily or involuntarily.

Shares of Preferred Stock are not entitled to receive any dividends, unless and until specifically declared by our board of directors. However, holders of our Preferred Stock are entitled to receive dividends on shares of Preferred Stock equal (on an as-if-converted-to-common-stock basis) to and in the same form as dividends actually paid on shares of the common stock when such dividends are specifically declared by our board of directors, except for stock dividends or distributions payable in shares of common stock on shares of common stock or any other common stock equivalents for which the conversion price will be adjusted. We are not obligated to redeem or repurchase any shares of Preferred Stock. Shares of Preferred Stock are not otherwise entitled to any redemption rights, or mandatory sinking fund or analogous fund provision.

The holders of the Preferred Stock have no voting rights, except as required by law. We may not disproportionally alter or change adversely the powers, preferences and rights of the Preferred Stock or amend the certificate of designation or amend our articles of incorporation or bylaws in any manner that disproportionally adversely affect any right of the holders of the Preferred Stock without the affirmative vote of the holders of a majority of the shares of Preferred Stock then outstanding.

Listing

Our common stock is listed on the Nasdaq Capital Market under the symbol “SNOA.” The warrants and Preferred Stock sold in this offering will not be listed or quoted on a securities exchange or nationally recognized trading system.

72

Transfer Agent

The transfer agent for our common stock and our warrants is Computershare, Inc. located at 462 South 4th Street, Suite 1600, Louisville, KY 40202. Its telephone number is 1-888-647-8901.

LEGAL MATTERS

Trombly Business Law, PC passed upon the validity of the securities offered hereby. Certain legal matters in connection with this offering were passed upon for the underwriter by Schiff Hardin LLP, Washington D.C.

EXPERTS

The consolidated financial statements as of and for the years ended March 31, 2018 and 2017 included in this prospectus have been so included in reliance on the report, which includes an explanatory paragraph as to the Company’s ability to continue as a going concern, of Marcum LLP, an independent registered public accounting firm, appearing elsewhere herein and in the prospectus, given on the authority of said firm as experts in auditing and accounting.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this registration statement as having prepared or certified any part of this registration statement or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed for such purpose on a contingency basis, or had, or is to receive, in connection with this offering, a substantial interest, direct or indirect, in us or any of our parents or subsidiaries, nor was any such person connected with us or any of our parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission, Washington, D.C., 20549, under the Securities Act of 1933, a registration statement on Form S-1 relating to the securities offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to our company and the securities we are offering by this prospectus you should refer to the registration statement, including the exhibits and schedules thereto. You may inspect a copy of the registration statement without charge at the Public Reference Section of the Securities and Exchange Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission also maintains an Internet site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission. The Securities and Exchange Commission's World Wide Web address is http://www.sec.gov.

We file periodic reports, proxy statements and other information with the Securities and Exchange Commission in accordance with requirements of the Exchange Act. These periodic reports, proxy statements and other information are available for inspection and copying at the regional offices, public reference facilities and Internet site of the Securities and Exchange Commission referred to above. In addition, you may request a copy of any of our periodic reports filed with the Securities and Exchange Commission at no cost, by writing or telephoning us at the following address:

Investor Relations

Sonoma Pharmaceuticals, Inc.

1129 N. McDowell Blvd.

Petaluma, CA 94954

(707) 283-0550

Investors and others should note that we announce material financial information using our company website: www.sonomapharma.com, our investor relations website: ir.sonomapharma.com, SEC filings, press releases, public conference calls and webcasts. The information on or accessible through our websites is not incorporated by reference in this prospectus.

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You should rely only on the information contained in or incorporated by reference or provided in this prospectus or any supplement to this prospectus. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume the information in this prospectus is accurate as of any date other than the date on the front of this prospectus.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, or persons controlling our Company pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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Sonoma Pharmaceuticals, Inc.

F-1

SONOMA PHARMACEUTICALS, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In thousands, except share and per share amounts)

	June 30,	March 31,
	2018	2018
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$7,685	$10,066
Accounts receivable, net	2,214	1,537
Inventories	2,600	2,865
Prepaid expenses and other current assets	1,276	1,547
Current portion of deferred consideration, net of discount	218	239
Total current assets	13,993	16,254
Property and equipment, net	988	1,136
Deferred consideration, net of discount, less current portion	1,174	1,322
Other assets	478	494
Total assets	$16,633	$19,206

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,336	$1,272
Accrued expenses and other current liabilities	1,608	1,406
Deferred revenue	139	147
Deferred revenue Invekra	54	59
Current portion of long-term debt	194	230
Current portion of capital leases	151	147
Total current liabilities	3,482	3,261
Long-term deferred revenue	389	443
Long-term debt, less current portion	29	32
Long-term capital leases, less current portion	104	144
Total liabilities	4,004	3,880
Commitments and Contingencies (Note 5)
Stockholders’ Equity
Convertible preferred stock, $0.0001 par value; 714,286 shares authorized, none issued and outstanding at June 30, 2018 and March 31, 2018 respectively	–	–
Common stock, $0.0001 par value; 12,000,000 shares authorized at June 30, 2018 and March 31, 2018, 6,432,749 and 6,171,736 shares issued and outstanding at June 30, 2018 and March 31, 2018, respectively	1	1
Additional paid-in capital	178,003	176,740
Accumulated deficit	(160,898)	(157,440)
Accumulated other comprehensive loss	(4,477)	(3,975)
Total stockholders’ equity	12,629	15,326
Total liabilities and stockholders’ equity	$16,633	$19,206

The accompanying footnotes are an integral part of these condensed consolidated financial statements.

F-2

SONOMA PHARMACEUTICALS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Comprehensive Loss

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended June 30,
	2018	2017
Revenues
Product	$4,095	$3,603
Service	274	232
Total revenues	4,369	3,835
Cost of revenues
Product	2,424	1,913
Service	214	160
Total cost of revenues	2,638	2,073
Gross profit	1,731	1,762
Operating expenses
Research and development	350	382
Selling, general and administrative	4,933	4,763
Total operating expenses	5,283	5,145
Loss from operations	(3,552)	(3,383)
Interest expense	(12)	(10)
Interest income	55	53
Other income (expense), net	51	(168)
Net loss	(3,458)	(3,508)
Net loss per share: basic and diluted	$(0.55)	$(0.82)
Weighted-average number of shares used in per common share calculations: basic and diluted	6,241	4,294
Other comprehensive loss
Net loss	$(3,458)	$(3,508)
Foreign currency translation adjustments	(502)	200
Comprehensive loss	$(3,960)	$(3,308)

The accompanying footnotes are an integral part of these condensed consolidated financial statements.

F-3

SONOMA PHARMACEUTICALS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended June 30,
	2018	2017
Cash flows from operating activities
Net loss	$(3,458)	$(3,508)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	121	109
Stock-based compensation	347	438
Changes in operating assets and liabilities:
Accounts receivable	(738)	(592)
Inventories	106	(81)
Prepaid expenses and other current assets	249	(630)
Accounts payable	95	(486)
Accrued expenses and other current liabilities	237	206
Deferred revenue	(19)	(90)
Net cash used in operating activities	(3,060)	(4,634)
Cash flows from investing activities:
Purchases of property and equipment	(27)	(157)
Deposits	12	(14)
Net cash used in investing activities	(15)	(171)
Cash flows from financing activities:
Proceeds from sale of common stock	916	–
Proceeds from exercise of common stock purchase warrants	–	45
Principal payments on capital leases	(35)	(31)
Principal payments on long-term debt	(87)	(40)
Net provided by (cash used) in financing activities	794	(26)
Effect of exchange rate on cash and cash equivalents	(100)	8
Net decrease in cash and cash equivalents	(2,381)	(4,823)
Cash and cash equivalents, beginning of period	10,066	17,461
Cash and cash equivalents, end of period	$7,685	$12,638

Supplemental disclosure of cash flow information:
Cash paid for interest	$12	$10

Non-cash operating and financing activities:
Automobiles financed using capital leases	$–	$180

The accompanying footnotes are an integral part of these condensed consolidated financial statements.

F-4

SONOMA PHARMACEUTICALS, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

(Unaudited)

Note 1.	Organization and Recent Developments

Organization

Sonoma Pharmaceuticals, Inc. (the “Company”) was incorporated under the laws of the State of California in April 1999 and was reincorporated under the laws of the State of Delaware in December 2006. The Company’s principal office is located in Petaluma, California. The Company is a specialty pharmaceutical company dedicated to identifying, developing and commercializing unique, differentiated therapies to patients living with chronic skin conditions. The Company believes its products, which are sold throughout the United States and internationally, have improved patient outcomes by treating and reducing certain skin diseases including acne, atopic dermatitis, scarring, infections, itch, pain and harmful inflammatory responses.

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements as of June 30, 2018 and for the three months then ended have been prepared in accordance with the accounting principles generally accepted in the United States of America for interim financial information and pursuant to the instructions to Form 10-Q and Article 8 of Regulation S-X of the Securities and Exchange Commission (“SEC”) and on the same basis as the Company prepares its annual audited consolidated financial statements. The condensed consolidated balance sheet as of June 30, 2018 and the condensed consolidated statements of comprehensive loss and cash flows for the three months ended June 30, 2018 and 2017 are unaudited, but include all adjustments, consisting only of normal recurring adjustments, which the Company considers necessary for a fair presentation of the consolidated financial position, operating results and cash flows for the periods presented. The results for the three months ended June 30, 2018 are not necessarily indicative of results to be expected for the year ending March 31, 2019 or for any future interim period. The condensed consolidated balance sheet at March 31, 2018 has been derived from audited consolidated financial statements. These unaudited condensed consolidated financial statements of the Company have been prepared in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) for interim financial information. Accordingly, they do not include all of the information and notes required by GAAP for complete financial statements. The accompanying condensed consolidated financial statements should be read in conjunction with the consolidated financial statements for the year ended March 31, 2018, and notes thereto included in the Company’s annual report on Form 10-K, which was filed with the SEC on June 26, 2018.

Note 2.	Liquidity and Financial Condition

The Company reported a net loss of $3,458,000 for the three months ended June 30, 2018. At June 30, 2018 and March 31, 2018, the Company’s accumulated deficit amounted to $160,898,000 and $157,440,000, respectively. The Company had working capital of $10,511,000 and $12,993,000 as of June 30, 2018 and March 31, 2018, respectively.

On December 8, 2017, the Company entered into an At Market Issuance Sales Agreement, with B. Riley FBR, Inc. under which the Company may issue and sell shares of common stock having an aggregate offering price of up to $5,000,000 from time to time through B. Riley acting as its sales agent. The Company will pay B. Riley a commission rate equal to 3.0% of the gross proceeds from the sale of any shares of common stock sold through B. Riley as agent. For the three months ended June 30, 2018, the Company sold 245,132 shares of common stock for gross proceeds of $946,000 and net proceeds of $916,000 after deducting commissions and other offering expenses. From July 1, 2018 through August 6, 2018, the Company sold 6,695 shares of common stock for gross proceeds of $16,000 and net proceeds of $15,500 after deducting commissions and other offering expenses.

F-5

The Company expects to continue incurring losses for the foreseeable future and will need to raise additional capital to pursue its product development initiatives, to penetrate markets for the sale of its products and continue as a going concern. The Company cannot provide any assurances that it will be able to raise additional capital.

Management believes that the Company has access to additional capital resources through possible public or private equity offerings, debt financings, corporate collaborations or other means; however, the Company cannot provide any assurance that other new financings will be available on commercially acceptable terms, if needed. If the economic climate in the U.S. deteriorates, the Company’s ability to raise additional capital could be negatively impacted. If the Company is unable to secure additional capital, it may be required take additional measures to reduce costs in order to conserve its cash in amounts sufficient to sustain operations and meet its obligations. These measures could cause significant delays in the Company’s continued efforts to commercialize its products, which is critical to the realization of its business plan and the future operations of the Company. These matters raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying condensed consolidated financial statements do not include any adjustments that may be necessary should the Company be unable to continue as a going concern.

Note 3.	Summary of Significant Accounting Policies

Use of Estimates

The preparation of condensed consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent liabilities at the dates of the condensed consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from these estimates. Significant estimates and assumptions include reserves and write-downs related to receivables and inventories, the recoverability of long-lived assets, the valuation allowance relating to the Company’s deferred tax assets, valuation of equity and derivative instruments, debt discounts, valuation of investments, determination of the relative selling prices of the components sold to Invekra, and the estimated amortization periods of upfront product licensing fees received from customers. Periodically, the Company evaluates and adjusts estimates accordingly.

Net Loss per Share

The Company computes basic net loss per share by dividing net loss per share available to common stockholders by the weighted average number of common shares outstanding for the period and excludes the effects of any potentially dilutive securities. Diluted earnings per share, if presented, would include the dilution that would occur upon the exercise or conversion of all potentially dilutive securities into common stock using the “treasury stock” and/or “if converted” methods as applicable. The computation of basic loss per share for the three months ended June 30, 2018 and 2017 excludes the potentially dilutive securities summarized in the table below because their inclusion would be anti-dilutive.

	June 30,
	2018	2017
Restricted stock awards	21,000	45,000
Options to purchase common stock	1,411,000	1,353,000
Warrants to purchase common stock	1,375,000	1,333,000
	2,807,000	2,731,000

Revenue Recognition

On April 1, 2018, the Company adopted Accounting Standards Update ("ASU") No. 2014-09, "Revenue from Contracts with Customers Topic 606” (“Topic 606”) using the modified retrospective method. There was no impact to the Company upon the adoption of Topic 606. Revenue is recognized when the entity transfers promised goods or services to the customer, in an amount that reflects the consideration which the entity expects to receive in exchange for those goods or services. In determining the appropriate amount of revenue to be recognized as the Company fulfills its obligations under the agreement, the Company performs the following steps: (i) identification of the promised goods or services in the contract; (ii) determination of whether the promised goods or services are performance obligations including whether they are distinct in the context of the contract; (iii) measurement of the transaction price, including the constraint on variable consideration; (iv) allocation of the transaction price to the performance obligations; and (v) recognition of revenue when (or as) the Company satisfies each performance obligation. The Company only applies the five-step model to contracts when it is probable that it will collect the consideration it is entitled to in exchange for the goods or services it transfers to the customer.

F-6

The Company derives the majority of its revenue sales of its products to a customer base including hospitals, medical centers, doctors, pharmacies, distributors and wholesalers. The Company sells products directly to end users and to distributors. The Company also has entered into agreements to license its technology and products. The Company also provides regulatory compliance testing and quality assurance services to medical device and pharmaceutical companies.

The Company considers customer purchase orders, which in some cases are governed by master sales agreements, to be the contracts with a customer. For each contract, the Company considers the promise to transfer products, each of which are distinct, to be the identified performance obligations. In determining the transaction price the Company evaluates whether the price is subject to refund or adjustment to determine the net consideration to which it expects to be entitled.

For all of its sales to non-consignment distribution channels, revenue is recognized when control of the product is transferred to the customer (i.e. when our performance obligation is satisfied), which typically occurs when title passes to the customer upon shipment but could occur when the customer receives the product based on the terms of the agreement with the customer.  For product sales to its value-added resellers, non-stocking distributors and end-user customers, the Company grants return privileges to its customers and the Company has a long history with its customers and is able to estimate the amount of product that will be returned.  Sales incentives and other programs that the Company may make available to these customers are considered to be a form of variable consideration and the Company maintains estimated accruals and allowances using the expected value method.

The Company has entered into consignment arrangements in which goods are left in the possession of another party to sell. As products are sold from the customer to third parties, the Company recognizes revenue based on a variable percentage of a fixed price.  Revenue recognized varies based on if a patient is covered by insurance or is not covered by insurance. In addition, the Company may incur a revenue deduction related to the use of the Company’s rebate program.

Sales to stocking distributors are made under terms with fixed pricing and limited rights of return (known as “stock rotation”) of the Company’s products held in their inventory. Revenue from sales to distributors is recognized upon the transfer of control to the distributor.

The Company assessed the promised goods and services in the technical support to Invekra for a ten year period as being a distinct service that Invekra can benefit from on its own and is separately identifiable from any other promises within the contract. Given that the distinct service is not substantially the same as other goods and services within the Invekra contract, the Company accounted for the distinct service as a performance obligation.

Revenue from testing contracts is recognized as tests are completed and a final report is sent to the customer.

Disaggregation of Revenue

The following table presents the Company’s disaggregated revenues by revenue source:

	Three Months Ended June 30,
Product	2018	2017
Human Skin Care	$3,554,000	$3,209,000
Animal Skin Care	541,000	394,000
	4,095,000	3,603,000
Service	274,000	232,000
Total	$4,369,000	$3,835,000

The following table shows the Company’s product revenues by geographic region:

	Three Months Ended June 30,
	2018	2017
United States	$1,971,000	$1,859,000
Latin America	1,079,000	569,000
Europe and Rest of the World	1,045,000	1,175,000
Total	$4,095,000	$3,603,000

F-7

Accounts Receivable

Trade accounts receivable are recorded net of allowances for cash discounts for prompt payment, doubtful accounts, and sales returns. Estimates for cash discounts and sales returns are based on analysis of contractual terms and historical trends.

The Company’s policy is to reserve for uncollectible accounts based on its best estimate of the amount of probable credit losses in its existing accounts receivable. The Company periodically reviews its accounts receivable to determine whether an allowance for doubtful accounts is necessary based on an analysis of past due accounts and other factors that may indicate that the realization of an account may be in doubt. Other factors that the Company considers include its existing contractual obligations, historical payment patterns of its customers and individual customer circumstances, an analysis of days sales outstanding by customer and geographic region, and a review of the local economic environment and its potential impact on government funding and reimbursement practices. Account balances deemed to be uncollectible are charged to the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The allowance for doubtful accounts represents probable credit losses of $30,000 and $17,000 at June 30, 2018 and March 31, 2018, respectively. Additionally, at June 30, 2018 and March 31, 2018 the Company has allowances of $1,299,000 and $1,275,000, respectively, related to potential discounts, returns, distributor fees and rebates. The allowances are included in Accounts Receivable, net in the accompanying condensed consolidated balance sheets.

Inventories

Inventories are stated at the lower of cost, cost being determined on a standard cost basis (which approximates actual cost on a first-in, first-out basis), or net realizable value.

Due to changing market conditions, estimated future requirements, age of the inventories on hand and production of new products, the Company regularly reviews inventory quantities on hand and records a provision to write down excess and obsolete inventory to its estimated net realizable value. The Company recorded a provision to reduce the carrying amounts of inventories to their net realizable value in the amount of $111,000 at June 30, 2018 and March 31, 2018, respectively, which is included in cost of product revenues on the Company’s accompanying condensed consolidated statements of comprehensive loss.

Subsequent Events

Management has evaluated subsequent events or transactions occurring through the date the condensed consolidated financial statements were issued (Note 11).

Adoption of Recent Accounting Standards

Financial Instruments

On April 1, 2018, the Company adopted ASU 2016-01 Financial Instruments-Overall, which addressed certain aspects of recognition, measurement, presentation, and disclosure of financial instruments. The Company has determined there was no material impact on the Company’s consolidated financial position and results of operations upon adoption of this topic.

Statement of Cash Flows

On April 1, 2018, the Company adopted ASU No. 2016-15, Statement of Cash Flows (Topic 230). This amendment provides guidance on the presentation and classification of specific cash flow items to improve consistency within the statement of cash flows. The Company has determined there was not a material impact on the Company’s consolidated financial position and results of operations upon adoption of this topic.

F-8

On April 1, 2018, the Company adopted ASU No. 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash (“ASU 2016-18”) that changes the presentation of restricted cash and cash equivalents on the statement of cash flows. Restricted cash and restricted cash equivalents will be included with cash and cash equivalents when reconciling the beginning-of-period and end-of-period total amounts shown on the statement of cash flows. The Company has determined there was no material impact on the Company’s consolidated financial position and results of operations upon adoption of this topic.

Business Combinations

On April 1, 2018, the Company adopted ASU 2017-01, Business Combinations (Topic 805) Clarifying the Definition of a Business. The amendments in this Update is to clarify the definition of a business with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions (or disposals) of assets or businesses. The definition of a business affects many areas of accounting including acquisitions, disposals, goodwill, and consolidation. The Company has determined there was no material impact on the Company’s consolidated financial position and results of operations upon adoption of this topic.

Stock Compensation

On April 1, 2018, the Company adopted ASU No. 2017-09, Compensation-Stock Compensation (Topic 718): Scope of Modification Accounting, clarifying when a change to the terms or conditions of a share-based payment award must be accounted for as a modification. The new guidance requires modification accounting if the fair value, vesting condition or the classification of the award is not the same immediately before and after a change to the terms and conditions of the award. The Company has determined there was no material impact on the Company’s consolidated financial position and results of operations upon adoption of this topic.

Recent Accounting Standards

Leases

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842) which supersedes FASB ASC Topic 840, Leases (Topic 840) and provides principles for the recognition, measurement, presentation and disclosure of leases for both lessees and lessors. The FASB has continued to clarify this guidance and most recently issued ASU 2017-13 Amendments to SEC Paragraphs Pursuant to the Staff Announcement at the July 20, 2017 EITF Meeting and Rescission of Prior SEC Staff Announcements and Observer Comments. The new standard requires lessees to apply a dual approach, classifying leases as either finance or operating leases based on the principle of whether or not the lease is effectively a financed purchase by the lessee. This classification will determine whether lease expense is recognized based on an effective interest method or on a straight-line basis over the term of the lease, respectively. A lessee is also required to record a right-of-use asset and a lease liability for all leases with a term of greater than twelve months regardless of classification. Leases with a term of twelve months or less will be accounted for similar to existing guidance for operating leases. The standard will be effective for annual and interim periods beginning after December 15, 2018, with early adoption permitted upon issuance. The Company is currently evaluating the impact that ASU 2016-02 will have on its consolidated financial statements and related disclosures.

Reporting Comprehensive Income

In February 2018, the FASB issued ASU No. 2018-02, Income Statement - Reporting Comprehensive Income (Topic 220): Reclassification of Certain Tax Effects from Accumulated Other Comprehensive Income ("ASU 2018-02"). ASU 2018-02 provides financial statement preparers with an option to reclassify stranded tax effects within accumulated other comprehensive income to retained earnings in each period in which the effect of the change in the U.S. federal corporate income tax rate in the Tax Reform (or portion thereof) is recorded. ASU 2018-02 is effective for fiscal years beginning after December 15, 2018. Early adoption is permitted for any interim period for which financial statements have not been issued. The Company does not believe that the adoption of this guidance will have a material impact on the Company's consolidated financial statements due the presence of a full valuation allowance. However, the Company is in the process of evaluating the impact of this new guidance on the Company's consolidated financial statements and disclosures.

F-9

Accounting standards that have been issued or proposed by the FASB, the SEC or other standard setting bodies that do not require adoption until a future date are not expected to have a material impact on the consolidated financial statements upon adoption.

Note 4.	Condensed Consolidated Balance Sheets

Inventories

Inventories consist of the following:

	June 30,	March 31,
	2018	2018
Raw materials	$1,466,000	$1,619,000
Finished goods	1,134,000	1,246,000
	$2,600,000	$2,865,000

Note 5.	Commitments and Contingencies

Legal Matters

On March 17, 2017, the Company filed a lawsuit against Collidion, Inc. and several of its former employees, officers and directors, for the misappropriation of its confidential, proprietary and trade secret information as well as breach of fiduciary duties in the United States District Court for the Northern District of California, San Francisco Division. The Company is primarily seeking injunctive relief and damages in an amount yet to be proven at trial. No countersuit has been filed to date. The Company plans to vigorously defend its intellectual property by pursuing this lawsuit.

Aside from the lawsuit described above, on occasion, the Company may be involved in legal matters arising in the ordinary course of business including matters involving proprietary technology. While management believes that such matters are currently insignificant, matters arising in the ordinary course of business for which the Company is or could become involved in litigation may have a material adverse effect on its business and financial condition of comprehensive loss.

Employment Agreements

As of June 30, 2018, the Company had employment agreements in place with five of its key executives. The agreements provide, among other things, for the payment of nine to twenty-four months of severance compensation for terminations under certain circumstances. With respect to these agreements, at June 30, 2018, aggregated annual salaries would be $1,167,000 and potential severance payments to these key executives would be $1,417,000 if triggered.

Note 6.	Stockholders’ Equity

Authorized Capital

The Company is authorized to issue up to 12,000,000 shares of common stock with a par value of $0.0001 per share and 714,286 shares of convertible preferred stock with a par value of $0.0001 per share.

Note 7.	Stock-Based Compensation

The weighted average grant date fair values of options granted during the three month period of June 30, 2018 and 2017 was $3.57 and $6.06, respectively.

F-10

Share-based awards compensation expense is as follows:

	Three Months Ended June 30,
	2018	2017
Cost of revenues	$35,000	$44,000
Research and development	32,000	45,000
Selling, general and administrative	280,000	349,000
Total stock-based compensation	$347,000	$438,000

At June 30, 2018, there were unrecognized compensation costs of $1,911,000 related to stock options which is expected to be recognized over a weighted-average amortization period of 1.80 years.

No income tax benefit has been recognized relating to stock-based compensation expense and no tax benefits have been realized from exercised stock options.

Stock-Based Award Activity

Stock options award activity is as follows:

	Number of Shares	Weighted- Average Exercise Price	Weighted- Average Contractual Term	Aggregate Intrinsic Value
Outstanding at April 1, 2018	1,393,000	$12.70
Options granted	24,000	3.94
Options forfeited	(5,000)	6.90
Options expired	(1,000)	7.02
Outstanding at June 30, 2018	1,411,000	$12.58	7.22	$–
Exercisable at June 30, 2018	957,000	$15.55	6.52	$–

The aggregate intrinsic value of stock options is calculated as the difference between the exercise price of the underlying stock options and the fair value of the Company’s common stock, or $2.48 per share at June 30, 2018.

Restricted stock award activity is as follows:

	Number of Shares	Weighted Average Award Date Fair Value per Share
Unvested restricted stock awards outstanding at April 1, 2018	32,000	$6.46
Restricted stock awards granted	4,000	3.86
Restricted stock awards vested	(15,000)	5.50
Unvested restricted stock awards outstanding at June 30, 2018	21,000	$6.64

At June 30, 2018, there were unrecognized compensation costs of $121,000 related to restricted stock which is expected to be recognized over a weighted-average amortization period of 1.17 years.

F-11

The Company did not capitalize any cost associated with stock-based compensation.

The Company issues new shares of common stock upon exercise of stock options or release of restricted stock awards.

The Company issues new shares of common stock upon exercise of stock based awards.

Note 8.	Income Taxes

The Company has completed a study to assess whether a change in control has occurred or whether there have been multiple changes of control since the Company’s formation through March 31, 2018. The Company determined, based on the results of the study, no change in control occurred for purposes of Internal Revenue Code section 382. The Company, after considering all available evidence, fully reserved for these and its other deferred tax assets since it is more likely than not such benefits will not be realized in future periods. The Company has incurred losses for both financial reporting and income tax purposes for the year ended March 31, 2018. Accordingly, the Company is continuing to fully reserve for its deferred tax assets. The Company will continue to evaluate its deferred tax assets to determine whether any changes in circumstances could affect the realization of their future benefit. If it is determined in future periods that portions of the Company’s deferred income tax assets satisfy the realization standards, the valuation allowance will be reduced accordingly.

The Company only recognizes tax benefits from an uncertain tax position if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position are measured based on the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate resolution. To date, the Company has not recognized such tax benefits in its consolidated financial statements.

On December 22, 2017, the U.S. government enacted comprehensive tax legislation commonly referred to as the Tax Cuts and Jobs Act (the “Tax Act”). The Tax Act reduces the federal corporate income tax rate from 35% to 21% effective January 1, 2018, which the Company expects will positively impact its future effective tax rate and after-tax earnings in the United States. The Company recognized a decrease related to its federal deferred tax assets and deferred tax liabilities, before the valuation allowance. As change in the valuation allowance completely offsets the change in deferred taxes, therefore there was no impact on the consolidated financial statements related to the rate change.

The Company may also be affected by certain other aspects of the Tax Act including, without limitation, provisions regarding repatriation of accumulated foreign earnings and deductibility of capital expenditures. However, these assessments are based on preliminary review and analysis of the Tax Act and are subject to change as the Company continues to evaluate these highly complex rules as additional interpretive guidance is issued. The Company is also in the process of determining the impacts of the new Global Intangibles Low-Taxed Income (“GILTI”) tax law and has not yet included any potential GILTI tax or elected any related accounting policy. The Company will continue to analyze the effects of the Tax Act and any additional impacts of the Tax Act will be recorded as they are identified during the measurement period.

Also on December 22, 2017, the SEC staff issued Staff Accounting Bulletin 118, Income Tax Accounting Implications of the Tax Cuts and Jobs Act (“SAB 118”), which provides guidance on accounting for the impact of the Tax Act. As permitted by SAB 118, both of the tax benefits recorded by the Company for the fiscal year ended March 31, 2018 represent provisional amounts based on its current best estimates. Any adjustments made to those provisional amounts will be included in income from operations and recorded as an adjustment to tax expense through the fiscal year ending March 31, 2019. The recorded, provisional amounts reflect assumptions made based upon our current interpretation of the Tax Act, and may change as the Company receives additional clarification and guidance in the form of technical corrections to the Tax Act or regulations issued by the U.S. Treasury.

The Company does not have any tax positions for which it is reasonably possible the total amount of gross unrecognized tax benefits will increase or decrease within 12 months of March 31, 2018. The unrecognized tax benefits may increase or change during the next year for items that arise in the ordinary course of business.

F-12

Note 9.	Segment and Geographic Information

The Company generates product revenues from products which are sold into the human and animal healthcare markets, and the Company generates service revenues from laboratory testing services which are provided to medical device manufacturers. Additionally, the Company provides technical services to Invekra.

The following table shows the Company’s product revenues by geographic region:

	Three Months Ended June 30,
	2018	2017
United States	$1,971,000	$1,859,000
Latin America	1,079,000	569,000
Europe and Rest of the World	1,045,000	1,175,000
Total	$4,095,000	$3,603,000

The Company’s service revenues amounted to $274,000 and $232,000 for the three months ended June 30, 2018 and 2017, respectively. During the three months ended June 30, 2018 and 2017, the Company recorded service revenue related to technical services provided to Invekra in the amount of $14,000 and $39,000, respectively.

Note 10.	Significant Customer Concentrations

For the three months ended June 30, 2018, one customer represented 25% of net revenue and one customer represented 14% of net revenue. For the three months ended June 30, 2017, one customer represented 18% of net revenue, one customer represented 16% of net revenue, one customer represented 12% of net revenue and one customer represented 11% of net revenue.

At June 30, 2018, one customer represented 21%, of the net accounts receivable balance. At March 31, 2018, one customer represented 36%, and one customer represented 18% of the net accounts receivable balance.

Note 11.	Subsequent Events

Sale of Common Stock

On December 8, 2017, the Company entered into an At Market Issuance Sales Agreement, with B. Riley FBR, Inc. under which the Company may issue and sell shares of common stock having an aggregate offering price of up to $5,000,000 from time to time through B. Riley acting as its sales agent. The Company will pay B. Riley a commission rate equal to 3.0% of the gross proceeds from the sale of any shares of common stock sold through B. Riley as agent. From July 1, 2018 through August 6, 2018, the Company sold 6,695 shares of common stock for gross proceeds of $16,000 and net proceeds of $15,500 after deducting commissions and other offering expenses.

Common Stock Issued to Service Provider

On July 12, 2018, the Company issued 17,741 shares of common stock at a price of $2.48 per share to a service provider.

Stock Options Grants

On July 20, 2018, the Company awarded the CEO and CFO each 67,733 stock options as a bonus for fiscal year 2018. The options have an exercise price of $2.41 per share.

Increase in Authorized Shares

Effective September 13, 2018, we filed a certificate of amendment with the Secretary of State of the State of Delaware in order to effect an increase of the total number of shares of our common stock we are authorized to issue to 24,000,000.

At the annual meeting, our stockholders approved an amendment to our Restated Certificate of Incorporation, as amended, to increase the number of authorized common stock, $0.0001 par value per share, to a total number of 24,000,000 shares.

F-13

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

Sonoma Pharmaceuticals, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Sonoma Pharmaceuticals, Inc. and Subsidiaries (the “Company”) as of March 31, 2018 and 2017, and the related consolidated statements of comprehensive (loss) income, changes in stockholders’ equity and cash flows for each of the two years in the period ended March 31, 2018, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of March 31, 2018 and 2017, and the results of its operations and its cash flows for each of the two years in the period ended March 31, 2018, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph – Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 2, the Company has incurred significant losses and needs to raise additional funds to meet its obligations and sustain its operations. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Marcum llp

Marcum llp

We are uncertain as to the year we began serving consecutively as the auditor of the Company’s financial statements; however, we are aware that we have been the Company’s auditor consecutively since at least 2006.

New York, NY
June 26, 2018

F-14

SONOMA PHARMACEUTICALS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share amounts)

	March 31
	2018	2017
ASSETS
Current assets:
Cash and cash equivalents	$10,066	$17,461
Accounts receivable, net	1,537	2,108
Inventories	2,865	2,221
Prepaid expenses and other current assets	1,547	616
Current portion of deferred consideration, net of discount	239	237
Total current assets	16,254	22,643
Property and equipment, net	1,136	1,239
Deferred consideration, net of discount, less current portion	1,322	1,497
Other assets	494	80
Total assets	$19,206	$25,459

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,272	$1,255
Accrued expenses and other current liabilities	1,406	1,302
Deferred revenue	147	345
Deferred revenue Invekra (Note 4)	59	176
Current portion of long-term debt	230	123
Current portion of capital leases	147	74
Taxes payable	–	13
Total current liabilities	3,261	3,288
Long-term deferred revenue Invekra (Note 4)	443	527
Long-term debt, less current portion	32	45
Long-term capital leases, less current portion	144	168
Total liabilities	3,880	4,028
Commitments and Contingencies (Note 12)
Stockholders’ Equity
Convertible preferred stock, $0.0001 par value; 714,286 shares authorized, none issued and outstanding at March 31, 2018 and March 31, 2017, respectively	–	–
Common stock, $0.0001 par value; 12,000,000 shares authorized at March 31, 2018 and March 31, 2017, 6,171,736 and 4,289,322 shares issued and outstanding at March 31, 2018 and March 31, 2017, respectively (Note 13)	1	1
Additional paid-in capital	176,740	168,709
Accumulated deficit	(157,440)	(143,101)
Accumulated other comprehensive loss	(3,975)	(4,178)
Total stockholders’ equity	15,326	21,431
Total liabilities and stockholders’ equity	$19,206	$25,459

The accompanying footnotes are an integral part of these consolidated financial statements.

F-15

SONOMA PHARMACEUTICALS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE (LOSS) INCOME

(In thousands, except per share amounts)

	Year Ended March 31,
	2018	2017
Revenues
Product	$15,663	$11,957
Service	995	868
Total revenues	16,658	12,825
Cost of revenues
Product	8,669	6,419
Service	679	738
Total cost of revenues	9,348	7,157
Gross profit	7,310	5,668
Operating expenses
Research and development	1,575	1,576
Selling, general and administrative	19,924	17,066
Total operating expenses	21,499	18,642
Loss from operations	(14,189)	(12,974)
Interest expense	(40)	(3)
Interest income	258	22
Other (expense) income, net	(357)	18
Loss from continuing operations before income taxes	(14,328)	(12,937)
Income tax benefit	–	4,268
Loss from continuing operations	(14,328)	(8,669)
Income from discontinued operations (net of tax) (Note 4)	–	17,943
Net (loss) income	$(14,328)	$9,274

Net (loss) income per share: basic and diluted
Continuing operations	$(3.16)	$(2.05)
Discontinued operations	–	4.25
	$(3.16)	$2.20

Weighted-average number of shares used in per share calculations: basic and diluted	4,530	4,224

Other comprehensive (loss) income
Net (loss) income	$(14,328)	$9,274
Foreign currency translation adjustments	203	(324)
Comprehensive (loss) income	$(14,125)	$8,950

The accompanying footnotes are an integral part of these consolidated financial statements.

F-16

SONOMA PHARMACEUTICALS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

For the Years Ended March 31, 2018 and 2017

(In thousands, except share amounts)

	Common Stock ($0.0001 par Value)		Additional Paid in	Accumulated	Accumulated Other Comprehensive
	Shares	Amount	Capital	Deficit	Loss	Total
Balance, April 1, 2016	4,196,873	$1	$166,368	$(152,375)	$(3,854)	$10,140
Adjustment due to 5:1 reverse stock-split on June 24, 2016	(214)	–	–	–	–	–
Issuance of common stock upon exercise of common stock purchase warrants	18,232	–	91	–	–	91
Issuance of common stock upon exercise of common stock options	1,250	–	7	–	–	7
Issuance of common stock for settlement of service fees	20,801	–	98	–	–	98
Stock based compensation related to issuance of common stock restricted stock grants	52,380	–	302	–	–	302
Stock based compensation, net of forfeitures	–	–	1,843	–		1,843
Foreign currency translation adjustment	–	–	–	–	(324)	(324)
Net income	–	–	–	9,274	–	9,274
Balance, March 31, 2017	4,289,322	$1	$168,709	$(143,101)	$(4,178)	$21,431
Cumulative adjustment to April 1, 2017 resulting from adoption of ASU No. 2016-09	–	–	11	(11)	–	–
Issuance of common stock in connection with December 8, 2017 closing of offering, net of commissions, expenses and other offering costs	228,000	–	968	–	–	968
Issuance of common stock in connection with March 6, 2018 closing of offering, net of commissions, expenses and other offering costs	1,428,570	–	4,500	–	–	4,500
Issuance of common stock upon exercise of common stock purchase warrants	9,244	–	47	–	–	47
Issuance of common stock upon exercise of common stock options	901	–	5	–	–	5
Issuance of common stock for settlement of service fees	15,916	–	90	–	–	90
Stock based compensation related to issuance of common stock restricted stock grants	199,783	–	1,179	–	–	1,179
Stock based compensation, net of forfeitures	–	–	1,231	–		1,231
Foreign currency translation adjustment	–	–	–	–	203	203
Net loss	–	–	–	(14,328)	–	(14,328)
Balance, March 31, 2018	6,171,736	$1	$176,740	$(157,440)	$(3,975)	$15,326

The accompanying footnotes are an integral part of these consolidated financial statements.

F-17

SONOMA PHARMACEUTICALS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Year Ended March 31,
	2018	2017
Cash flows from operating activities
Net loss from continuing operations	$(14,328)	$(8,669)
Net income from discontinued operations, net of tax	–	17,943
Net (loss) income	(14,328)	9,274
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Depreciation and amortization	490	248
Provision for (recovery of) doubtful accounts	4	(1)
Provision for discounts, rebates, distributor fees and returns	603	19
Provision for obsolete inventory	44	–
Gain on sale of Latin American assets, net of tax	–	(15,399)
Income tax benefit	–	(4,268)
Stock-based compensation	2,410	2,145
Service provider expenses settled with common stock	90	98
Loss on disposal of property and equipment	–	10
Changes in operating assets and liabilities:
Accounts receivable	11	(2)
Inventories	(583)	(675)
Deferred consideration, net of discount	222	–
Prepaid expenses and other current assets	(1,065)	979
Accounts payable	9	(58)
Accrued expenses and other current liabilities	48	(298)
Deferred revenue	(394)	(239)
Net cash used in operating activities	(12,439)	(8,167)
Cash flows from investing activities:
Purchases of property and equipment	(187)	(394)
Proceeds from sale of Latin American assets, net of costs	–	18,639
Deposits	(14)	(21)
Net cash (used in) provided by investing activities	(201)	18,224
Cash flows from financing activities:
Proceeds from issuance of common stock, net of offering costs	5,468	–
Proceeds from exercise of common stock options	5	7
Proceeds from exercise of common stock purchase warrants	47	91
Principal payments on long-term debt	(148)	(130)
Principal payments on capital leases	(132)	–
Net cash provided by (used in) financing activities	5,240	(32)
Effect of exchange rate on cash and cash equivalents	5	(33)
Net (decrease) increase in cash and cash equivalents	(7,395)	9,992
Cash and cash equivalents, beginning of year	17,461	7,469
Cash and cash equivalents, end of year	$10,066	$17,461

Supplemental disclosure of cash flow information:
Cash paid for interest	$40	$3

Non-cash operating and financing activities:
Service provider expenses settled with common stock	$90	$98
Insurance premiums financed	241	120
Automobiles financed using long-term debt	–	64
Automobiles financed using capital leases	180	242

Sale to Invekra:
Assets sold and liabilities transferred:
Deferred consideration – current, net	$–	$237
Deferred consideration – long-term, net	–	1,497
Taxes payable	–	(13)
Deferred revenue – current	–	(176)
Deferred revenue – long-term	–	(527)
	$–	$1,018

The accompanying footnotes are an integral part of these consolidated financial statements.

F-18

SONOMA PHARMACEUTICALS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – Organization and Recent Developments

Organization

Sonoma Pharmaceuticals, Inc., (the “Company”) was incorporated under the laws of the State of California in April 1999 and was reincorporated under the laws of the State of Delaware in December 2006. The Company’s principal office is located in Petaluma, California. The Company is a specialty pharmaceutical company dedicated to identifying, developing and commercializing unique, differentiated therapies to patients living with chronic skin conditions. The Company believes its products, which are sold throughout the United States and internationally, have improved patient outcomes by treating and reducing certain skin diseases including acne, atopic dermatitis, scarring, infections, itch, pain and harmful inflammatory responses.

NOTE 2 – Liquidity and Financial Condition

The Company reported a net loss of $14,328,000 for the year ended March 31, 2018. At March 31, 2018 and March 31, 2017, the Company’s accumulated deficit amounted to $157,440,000 and $143,101,000, respectively. The Company had working capital of $12,993,000 and $19,355,000 as of March 31, 2018 and March 31, 2017, respectively. The Company expects to continue incurring losses for the foreseeable future and may need to raise additional capital to pursue its product development initiatives, and penetrate markets for the sale of its products.

On December 8, 2017, the Company entered into an At Market Issuance Sales Agreement, with B. Riley FBR, Inc. (“B. Riley”) under which the Company may issue and sell shares of its common stock having an aggregate offering price of up to $5,000,000 from time to time through B. Riley acting as its sales agent. The Company will pay B. Riley a commission rate equal to 3.0% of the gross proceeds from the sale of any shares of common stock sold through B. Riley as agent. For the year ended March 31, 2018, the Company sold 228,000 shares of common stock for gross proceeds of $1,034,000 and net proceeds of $968,000 after deducting commissions and other offering expenses.

On March 2, 2018, the Company entered into a placement agency agreement with Dawson James Securities, Inc. Dawson James Securities, Inc. acted as the lead placement agent and The Benchmark Company, LLC acted as a co-placement agent in the public offering. On March 6, 2018, the Company sold 1,428,570 shares of its common stock at a public offering price of $3.50 per share, for gross proceeds of $5,000,000 and net proceeds of $4,500,000 after deducting commissions and other offering expenses.

The Company expects to continue incurring losses for the foreseeable future and may need to raise additional capital to pursue its product development initiatives, to penetrate markets for the sale of its products and continue as a going concern. The Company cannot provide any assurances that it will be able to raise additional capital.

Management believes that the Company has access to additional capital resources through possible public or private equity offerings, debt financings, corporate collaborations or other means; however, the Company cannot provide any assurance that other new financings will be available on commercially acceptable terms, if needed. If the economic climate in the U.S. deteriorates, the Company’s ability to raise additional capital could be negatively impacted. If the Company is unable to secure additional capital, it may be required take additional measures to reduce costs in order to conserve its cash in amounts sufficient to sustain operations and meet its obligations. These measures could cause significant delays in the Company’s continued efforts to commercialize its products, which is critical to the realization of its business plan and the future operations of the Company. These matters raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying condensed consolidated financial statements do not include any adjustments that may be necessary should the Company be unable to continue as a going concern.

NOTE 3 – Summary of Significant Accounting Policies

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, Aquamed Technologies, Inc. (“Aquamed”), Oculus Technologies of Mexico S.A. de C.V. (“OTM”), and Sonoma Pharmaceuticals Netherlands, B.V. (“SP Europe”). Aquamed has no current operations. All significant intercompany accounts and transactions have been eliminated in consolidation.

F-19

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent liabilities at the dates of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from these estimates. Significant estimates and assumptions include reserves and write-downs related to receivables and inventories, the recoverability of long-lived assets, the valuation allowance relating to the Company’s deferred tax assets, valuation of equity and derivative instruments, fair value allocation of assets sold to Invekra, and the estimated amortization periods of upfront product licensing fees received from customers. Periodically, the Company evaluates and adjusts estimates accordingly.

Revenue Recognition and Accounts Receivable

The Company generates revenue from sales of its products to a customer base including hospitals, medical centers, doctors, pharmacies, distributors and wholesalers. The Company sells products directly to end users and to distributors. The Company also entered into agreements to license its technology and products.

The Company also provides regulatory compliance testing and quality assurance services to medical device and pharmaceutical companies.

The Company records revenue when (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred, (iii) the fee is fixed or determinable, and (iv) collectability of the sale is reasonably assured.

The Company requires all product sales to be supported by evidence of a sale transaction that clearly indicates the selling price to the customer, shipping terms and payment terms. Evidence of an arrangement generally consists of a contract or purchase order approved by the customer. The Company has ongoing relationships with certain customers from which it customarily accepts orders by telephone in lieu of purchase orders.

The Company recognizes revenue at the time it receives confirmation that the goods were either tendered at their destination, when shipped “FOB destination,” or transferred to a shipping agent, when shipped “FOB shipping point.” Delivery to the customer is deemed to have occurred when the customer takes title to the product. Generally, title passes to the customer upon shipment, but could occur when the customer receives the product based on the terms of the agreement with the customer.

The selling prices of all goods are fixed, and agreed to with the customer, prior to shipment. Selling prices are generally based on established list prices. The right to return product is customarily based on the terms of the agreement with the customer. The Company estimates and accrues for potential returns and records this as a reduction of revenue in the same period the related revenue is recognized. Additionally, distribution fees are paid to certain wholesale distributors based on contractually determined rates. The Company estimates and accrues the fee on shipment to the respective wholesale distributors and recognizes the fee as a reduction of revenue in the same period the related revenue is recognized. The Company also offers cash discounts to certain customers, generally 2% of the sales price, as an incentive for prompt payment. The Company accounts for cash discounts by reducing accounts receivable by the prompt pay discount amount and recognizes the discount as a reduction of revenue in the same period the related revenue is recognized. Additionally, the Company participates in certain rebate programs which provide discounted prescriptions to qualified patients. The Company contracts with a third-party to administer the program. The Company estimates and accrues for future rebates based on historical data for rebate redemption rates and the historical value of redemptions. Rebates are recognized as a reduction of revenue in the same period the related revenue is recognized. The estimates for future rebates and distribution fees are reported as allowances in Accounts Receivable, net in the accompanying consolidated balance sheets.

The Company evaluates the creditworthiness of new customers and monitors the creditworthiness of its existing customers to determine whether an event or changes in their financial circumstances would raise doubt as to the collectability of a sale at the time in which a sale is made. Payment terms on sales made in the United States are generally 30 days and are extended up to 90 days for initial product launches, payment terms internationally generally range from prepaid prior to shipment to 90 days.

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In the event a sale is made to a customer under circumstances in which collectability is not reasonably assured, the Company either requires the customer to remit payment prior to shipment or defers recognition of the revenue until payment is received. The Company maintains a reserve for amounts which may not be collectible due to risk of credit losses.

In the event a sale is made to a customer under circumstances in which returns cannot be estimated, the Company defers recognition of the revenue until sell-through is confirmed.

Product license revenue is generated through agreements with strategic partners for the commercialization of Microcyn® products. The terms of the agreements sometimes include non-refundable upfront fees. The Company analyzes multiple element arrangements to determine whether the elements can be separated. Analysis is performed at the inception of the arrangement and as each product is delivered. If a product or service is not separable, the combined deliverables are accounted for as a single unit of accounting and recognized over the performance obligation period.

When appropriate, the Company defers recognition of non-refundable upfront fees. If the Company has continuing performance obligations then such up-front fees are deferred and recognized over the period of continuing involvement.

The Company recognizes royalty revenues from licensed products upon the sale of the related products.

Revenue from consulting contracts is recognized as services are provided. Revenue from testing contracts is recognized as tests are completed and a final report is sent to the customer.

Sales Tax and Value Added Taxes

The Company accounts for sales taxes and value added taxes imposed on its goods and services on a net basis.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. Cash equivalents may be invested in money market funds, commercial paper, variable rate demand instruments, and certificates of deposits.

Concentration of Credit Risk and Major Customers

Financial instruments that potentially subject the Company to concentration of credit risk consist principally of cash, cash equivalents and accounts receivable. Cash and cash equivalents are maintained in financial institutions in the United States, Mexico and the Netherlands. The Company is exposed to credit risk in the event of default by these financial institutions for amounts in excess of the Federal Deposit Insurance Corporation insured limits. Cash and cash equivalents held in foreign banks are intentionally kept at minimal levels, and therefore have minimal credit risk associated with them.

The Company grants credit to its business customers, which are primarily located in Mexico, Europe and the United States. Collateral is generally not required for trade receivables. The Company maintains allowances for potential credit losses. At March 31, 2018, one customer represented 36%, and one customer represented 18% of the net accounts receivable balance. For the year ended March 31, 2018, one customer represented 22%, one customer represented 19%, one customer represented 13%, and one customer represented 12% of net revenues. At March 31, 2017, one customer represented 26%, one customer represented 12%, and one customer represented 10% of the net accounts receivable balance. For the year ended March 31, 2017, one customer represented 12% and two customers each represented 10% of net revenues.

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Accounts Receivable

Trade accounts receivable are recorded net of allowances for cash discounts for prompt payment, doubtful accounts, and sales returns. Estimates for cash discounts and sales returns are based on analysis of contractual terms and historical trends.

The Company’s policy is to reserve for uncollectible accounts based on its best estimate of the amount of probable credit losses in its existing accounts receivable. The Company periodically reviews its accounts receivable to determine whether an allowance for doubtful accounts is necessary based on an analysis of past due accounts and other factors that may indicate that the realization of an account may be in doubt. Other factors that the Company considers include its existing contractual obligations, historical payment patterns of its customers and individual customer circumstances, an analysis of days sales outstanding by customer and geographic region, and a review of the local economic environment and its potential impact on government funding and reimbursement practices. Account balances deemed to be uncollectible are charged to the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The allowance for doubtful accounts represents probable credit losses at March 31, 2018 and 2017 in the amounts of $17,000 and $14,000, respectively. Additionally at March 31, 2018 and 2017, the Company has allowances of $1,275,000 and $672,000, respectively, related to potential discounts, returns, distributor fees and rebates. The allowances are included in Accounts Receivable, net in the accompanying consolidated balance sheets.

Inventories

Inventories are stated at the lower of cost, cost being determined on a standard cost basis (which approximates actual cost on a first-in, first-out basis), or net realizable value.

Due to changing market conditions, estimated future requirements, age of the inventories on hand and production of new products, the Company regularly reviews inventory quantities on hand and records a provision to write down excess and obsolete inventory to its estimated net realizable value. The Company recorded a provision to reduce the carrying amounts of inventories to their net realizable value in the amounts of $111,000 and $61,000 at March 31, 2018 and 2017, respectively, which is included in cost of product revenues on the Company’s accompanying consolidated statements of comprehensive (loss) income.

Financial Assets and Liabilities

Financial instruments, including cash and cash equivalents, accounts receivable, accounts payable and accrued expenses and other liabilities are carried at cost, which management believes approximates fair value due to the short-term nature of these instruments. The fair value of capital lease obligations and equipment loans approximates their carrying amounts as a market rate of interest is attached to their repayment. The Company measures the fair value of financial assets and liabilities based on the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. The Company maximizes the use of observable inputs and minimizes the use of unobservable inputs when measuring fair value. The Company uses three levels of inputs that may be used to measure fair value:

Level 1 – quoted prices in active markets for identical assets or liabilities

Level 2 – quoted prices for similar assets and liabilities in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations in which all significant inputs and significant value drivers are observable in active markets

Level 3 – inputs that are unobservable (for example cash flow modeling inputs based on assumptions)

Level 3 liabilities are valued using unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the liabilities. For fair value measurements categorized within Level 3 of the fair value hierarchy, the Company’s accounting and finance department, who report to the Chief Financial Officer, determine its valuation policies and procedures. The development and determination of the unobservable inputs for Level 3 fair value measurements and fair value calculations are the responsibility of the Company’s accounting and finance department and are approved by the Chief Financial Officer.

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As of March 31, 2018 and 2017, there were no transfers in or out of Level 3 from other levels in the fair value hierarchy.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation of property and equipment is computed using the straight-line method over the estimated useful lives of the respective assets. Depreciation of leasehold improvements is computed using the straight-line method over the lesser of the estimated useful life of the improvement or the remaining term of the lease. Estimated useful asset life by classification is as follows:

Years
Office equipment	3
Manufacturing, lab and other equipment	5
Furniture and fixtures	7

Upon retirement or sale, the cost and related accumulated depreciation are removed from the consolidated balance sheet and the resulting gain or loss is reflected in operations. Maintenance and repairs are charged to operations as incurred.

Impairment of Long-Lived Assets

The Company periodically reviews the carrying values of its long-lived assets when events or changes in circumstances would indicate that it is more likely than not that their carrying values may exceed their realizable values, and records impairment charges when considered necessary. Specific potential indicators of impairment include, but are not necessarily limited to:

•	a significant decrease in the fair value of an asset;

•	a significant change in the extent or manner in which an asset is used or a significant physical change in an asset;

•	a significant adverse change in legal factors or in the business climate that affects the value of an asset;

•	an adverse action or assessment by the U.S. Food and Drug Administration or another regulator; and

•	an accumulation of costs significantly in excess of the amount originally expected to acquire or construct an asset; and operating or cash flow losses combined with a history of operating or cash flow losses or a projection or forecast that demonstrates continuing losses associated with an income-producing asset.

When circumstances indicate that an impairment may have occurred, the Company tests such assets for recoverability by comparing the estimated undiscounted future cash flows expected to result from the use of such assets and their eventual disposition to their carrying amounts. In estimating these future cash flows, assets and liabilities are grouped at the lowest level for which there are identifiable cash flows that are largely independent of the cash flows generated by other such groups. If the undiscounted future cash flows are less than the carrying amount of the asset, an impairment loss, measured as the excess of the carrying value of the asset over its estimated fair value, will be recognized. The cash flow estimates used in such calculations are based on estimates and assumptions, using all available information that management believes is reasonable.

During the years ended March 31, 2018 and 2017, the Company had noted no indicators of impairment.

Research and Development

Research and development expense is charged to operations as incurred and consists primarily of personnel expenses, clinical and regulatory services and supplies. For the years ended March 31, 2018 and 2017, research and development expense amounted to $1,575,000 and $1,576,000, respectively.

F-23

Advertising Costs

Advertising costs are charged to operations as incurred. Advertising costs amounted to $177,000 and $149,000, for the years ended March 31, 2018 and 2017, respectively. Advertising costs are included in selling, general and administrative expenses in the accompanying consolidated statements of comprehensive (loss) income.

Shipping and Handling Costs

The Company classifies amounts billed to customers related to shipping and handling in sale transactions as product revenues. The corresponding shipping and handling costs incurred are recorded in cost of product revenues. For the years ended March 31, 2018 and 2017, the Company recorded revenue related to shipping and handling costs of $46,000 and $49,000, respectively. These amounts are included in product revenues in the accompanying consolidated statements of comprehensive (loss) income.

Foreign Currency Reporting

The Company’s subsidiary, OTM, uses the local currency (Mexican Pesos) as its functional currency and its subsidiary, SP Europe, uses the local currency (Euro) as its functional currency. Assets and liabilities are translated at exchange rates in effect at the balance sheet date, and revenue and expense accounts are translated at average exchange rates during the period. Resulting translation adjustments amounted to $203,000 and $324,000 for the years ended March 31, 2018 and 2017, respectively. These amounts were recorded in other comprehensive (loss) income in the accompanying consolidated statements of comprehensive (loss) income for the years ended March 31, 2018 and 2017.

Foreign currency transaction gains (losses) relate primarily to trade payables and receivables and intercompany transactions between subsidiaries OTM and SP Europe. These transactions are expected to be settled in the foreseeable future. The Company recorded foreign currency transaction losses of $208,000, and foreign currency transaction gains of $107,000 and $36,000, for the years ended March 31, 2018 and 2017, respectively. The related amounts were recorded in other (expense) income, net, in the accompanying consolidated statements of comprehensive (loss) income.

Stock-Based Compensation

The Company accounts for share-based awards exchanged for employee services at the estimated grant date fair value of the award. The Company estimates the fair value of employee stock option awards using the Black-Scholes option pricing model. The Company amortizes the fair value of employee stock options on a straight-line basis over the requisite service period of the awards.  Compensation expense includes the impact of an estimate for forfeitures for all stock options.

The Company accounts for equity instruments issued to non-employees at their fair value on the measurement date. The measurement of stock-based compensation is subject to periodic adjustment as the underlying equity instrument vests or becomes non-forfeitable. Non-employee stock-based compensation charges are amortized over the vesting period or as earned.

Income Taxes

Deferred tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and net operating loss and credit carryforwards using enacted tax rates in effect for the year in which the differences are expected to impact taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized.

Tax benefits claimed or expected to be claimed on a tax return are recorded in the Company’s consolidated financial statements. A tax benefit from an uncertain tax position is only recognized if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the consolidated financial statements from such a position are measured based on the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate resolution. Uncertain tax positions have had no impact on the Company’s consolidated financial condition, results of comprehensive (loss) income or cash flows.

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Comprehensive (Loss) Income

Other comprehensive (loss) income includes all changes in stockholders’ equity during a period from non-owner sources and is reported in the consolidated statement of changes in stockholders’ equity. To date, other comprehensive loss consists of changes in accumulated foreign currency translation adjustments. Accumulated other comprehensive losses at March 31, 2018 and 2017 were $3,975,000 and $4,178,000, respectively.

Net (Loss) Income per Share

The Company computes basic net (loss) income per share by dividing net (loss) income per share available to common stockholders by the weighted average number of common shares outstanding for the period and excludes the effects of any potentially dilutive securities. Diluted earnings per share, if presented, would include the dilution that would occur upon the exercise or conversion of all potentially dilutive securities into common stock using the “treasury stock” and/or “if converted” methods as applicable. The computation of basic (loss) income per share for the years ended March 31, 2018 and 2017 excludes the potentially dilutive securities summarized in the table below because their inclusion would be anti-dilutive.

	March 31,
	2018	2017
Restricted stock units	32,000	34,000
Options to purchase common stock	1,393,000	899,000
Warrants to purchase common stock	1,375,000	1,344,000
	2,800,000	2,277,000

Common Stock Purchase Warrants and Other Derivative Financial Instruments

The Company classifies common stock purchase warrants and other free standing derivative financial instruments as equity if the contracts (i) require physical settlement or net-share settlement or (ii) give the Company a choice of net-cash settlement or settlement in its own shares (physical settlement or net-share settlement). The Company classifies any contracts that (i) require net-cash settlement (including a requirement to net cash settle the contract if an event occurs and if that event is outside the control of the Company), (ii) give the counterparty a choice of net cash settlement or settlement in shares (physical settlement or net-share settlement), or (iii) contain reset provisions as either an asset or a liability. The Company assesses classification of its freestanding derivatives at each reporting date to determine whether a change in classification between assets and liabilities is required. The Company determined that its freestanding derivatives, which principally consist of warrants to purchase common stock, satisfied the criteria for classification as equity instruments, other than certain warrants that contained reset provisions and certain warrants that required net-cash settlement that the Company classified as derivative liabilities.

Preferred Stock

The Company applies the accounting standards for distinguishing liabilities from equity when determining the classification and measurement of its preferred stock. Shares that are subject to mandatory redemption (if any) are classified as liability instruments and are measured at fair value. The Company classifies conditionally redeemable preferred shares, which includes preferred shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control, as temporary equity. At all other times, preferred shares are classified as stockholders' equity.

Subsequent Events

Management has evaluated subsequent events or transactions occurring through the date these consolidated financial statements were issued.

Adoption of Recent Accounting Standards

In March 2016 the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2016-09, Compensation-Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting. This update simplifies the accounting for employee share-based payment transactions, including the accounting for income taxes, forfeitures, and statutory tax withholding requirements, as well as classification in the statement of cash flows.

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On April 1, 2017, the Company adopted ASU No. 2016-09. As a result of adopting ASU No. 2016-09, the Company has made an accounting policy election to account for forfeitures as they occur. This change has been applied on a modified retrospective basis, with no material impacts on the Company’s consolidated financial statements. The adoption of ASU No. 2016-09 also requires excess tax benefits and tax deficiencies be recorded in the income statement as opposed to additional paid-in capital when the awards vest or are settled and recognize all previously unrecognized excess tax benefits and tax deficiencies upon adoption as a cumulative-effect adjustment to retained earnings. As of April 1, 2017, the Company recognized excess tax benefit of approximately $533,000 as an increase to deferred tax assets. However, the entire amount was offset by a full valuation allowance.  Accordingly, no cumulative-effect adjustment to retained earnings was recorded as of March 31, 2018.

Recent Accounting Standards

Financial Instruments

In January 2016, the FASB issued ASU 2016-01 Financial Instruments-Overall, which address certain aspects of recognition, measurement, presentation, and disclosure of financial instruments. The amendments in this update are effective for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. Earlier application is permitted under specific circumstances. The Company has determined there will not be a material impact on the Company’s consolidated financial position and results of operations upon adoption of this topic.

Statement of Cash Flows

In August 2016, the FASB issued ASU No. 2016-15, Statement of Cash Flows (Topic 230). This amendment will provide guidance on the presentation and classification of specific cash flow items to improve consistency within the statement of cash flows. ASU 2016-15 is effective for fiscal years, and interim periods within those fiscal years beginning after December 15, 2017, with early adoption permitted. The Company has determined there will not be a material impact on the Company’s consolidated financial position and results of operations upon adoption of this topic.

In November 2016, the FASB issued ASU No. 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash (“ASU 2016-18”) that changes the presentation of restricted cash and cash equivalents on the statement of cash flows. Restricted cash and restricted cash equivalents will be included with cash and cash equivalents when reconciling the beginning-of-period and end-of-period total amounts shown on the statement of cash flows. This ASU is effective for public business entities for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years, but early adoption is permissible. The Company has determined there will not be a material impact on the Company’s consolidated financial position and results of operations upon adoption of this topic.

Leases

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842) which supersedes FASB ASC Topic 840, Leases (Topic 840) and provides principles for the recognition, measurement, presentation and disclosure of leases for both lessees and lessors. The FASB has continued to clarify this guidance and most recently issued ASU 2017-13 Amendments to SEC Paragraphs Pursuant to the Staff Announcement at the July 20, 2017 EITF Meeting and Rescission of Prior SEC Staff Announcements and Observer Comments. The new standard requires lessees to apply a dual approach, classifying leases as either finance or operating leases based on the principle of whether or not the lease is effectively a financed purchase by the lessee. This classification will determine whether lease expense is recognized based on an effective interest method or on a straight-line basis over the term of the lease, respectively. A lessee is also required to record a right-of-use asset and a lease liability for all leases with a term of greater than twelve months regardless of classification. Leases with a term of twelve months or less will be accounted for similar to existing guidance for operating leases. The standard will be effective for annual and interim periods beginning after December 15, 2018, with early adoption permitted upon issuance. The Company is currently evaluating the impact that ASU 2016-02 will have on its consolidated financial statements and related disclosures.

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Revenue

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (“ASU 2014-09”). ASU 2014-09 amends the guidance for revenue recognition to replace numerous, industry-specific requirements and converges areas under this topic with those of the International Financial Reporting Standards. The ASU implements a five-step process for customer contract revenue recognition that focuses on transfer of control, as opposed to transfer of risk and rewards. The amendment also requires enhanced disclosures regarding the nature, amount, timing and uncertainty of revenues and cash flows from contracts with customers. Other major provisions include the capitalization and amortization of certain contract costs, ensuring the time value of money is considered in the transaction price, and allowing estimates of variable consideration to be recognized before contingencies are resolved in certain circumstances. The amendments of ASU 2014-09 were effective for reporting periods beginning after December 15, 2016, with early adoption prohibited. Entities can transition to the standard either retrospectively or as a cumulative-effect adjustment as of the date of adoption. In August 2015, the FASB issued ASU 2015-14 Revenue from Contracts with Customers (Topic 606), Deferral of the Effective Date, which defers by one year the effective date of ASU 2014-09. Accordingly, this guidance is effective for interim and annual periods beginning after December 15, 2017 with early adoption permitted for interim and annual periods beginning after December 15, 2016. While the Company has provided expanded disclosures as a result of ASU No. 2014-09, this standard is not expected to have a material impact on its results of operations and financial condition. In March 2016, the FASB issued ASU 2016-08 Principal versus Agent Considerations (Reporting Revenue Gross versus Net) which finalizes its amendments to the guidance in the new revenue standard on assessing whether an entity is a principal or an agent in a revenue transaction. This conclusion impacts whether an entity reports revenue on a gross or net basis. In April 2016, the FASB issued ASU 2016-10 Identifying Performance Obligations and Licensing, which finalizes its amendments to the guidance in the new revenue standard regarding the identification of performance obligations and accounting for the license of intellectual property. In May 2016, the FASB issued ASU 2016-12 Narrow-Scope Improvements and Practical Expedients, which finalizes its amendments to the guidance in the new revenue standard on collectability, noncash consideration, presentation of sales tax, and transition. In December 2016, the FASB issued ASU 2016-20, Technical Corrections and Improvements to Topic 606, Revenue from Contracts with Customers, which continues the FASB’s ongoing project to issue technical corrections and improvements to clarify the codification or correct unintended applications of guidance. In September 2017, the FASB issued ASU 2017-13, Revenue Recognition (Topic 605), Revenue from Contracts with Customers (Topic 606), Leases (Topic 840), and Leases (Topic 842), which provides additional implementation guidance on the previously issued ASU 2014-09. The amendments are intended to make the guidance more operable and lead to more consistent application. The amendments have the same effective date and transition requirements as the new revenue recognition standard. The Company has adopted Topic 606 as of April 1, 2018 and the Company has concluded that it will utilize the modified retrospective method of adoption. The Company has determined there will not be a material impact on the Company’s consolidated financial position and results of operations upon adoption of this topic.

Business Combinations

In January 2017, the FASB issued an ASU 2017-01, Business Combinations (Topic 805) Clarifying the Definition of a Business. The amendments in this Update is to clarify the definition of a business with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions (or disposals) of assets or businesses. The definition of a business affects many areas of accounting including acquisitions, disposals, goodwill, and consolidation. The guidance is effective for annual periods beginning after December 15, 2017, including interim periods within those periods. The Company has determined there will not be a material impact on the Company’s consolidated financial position and results of operations upon adoption of this topic.

Stock Compensation

In May 2017, the FASB issued ASU No. 2017-09, Compensation–Stock Compensation (Topic 718): Scope of Modification Accounting, clarifying when a change to the terms or conditions of a share-based payment award must be accounted for as a modification. The new guidance requires modification accounting if the fair value, vesting condition or the classification of the award is not the same immediately before and after a change to the terms and conditions of the award. The new guidance is effective for the Company on a prospective basis beginning on April 1, 2018, with early adoption permitted. The Company has determined there will not be a material impact on the Company’s consolidated financial position and results of operations upon adoption of this topic.

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Reporting Comprehensive Income

In February 2018, the FASB issued ASU No. 2018-02, Income Statement – Reporting Comprehensive Income (Topic 220): Reclassification of Certain Tax Effects from Accumulated Other Comprehensive Income ("ASU 2018-02"). ASU 2018-02 provides financial statement preparers with an option to reclassify stranded tax effects within accumulated other comprehensive income to retained earnings in each period in which the effect of the change in the U.S. federal corporate income tax rate in the Tax Reform (or portion thereof) is recorded. ASU 2018-02 is effective for fiscal years beginning after December 15, 2018. Early adoption is permitted for any interim period for which financial statements have not been issued. The Company does not believe that the adoption of this guidance will have a material impact on the Company's consolidated financial statements due the presence of a full valuation allowance. However, the Company is in the process of evaluating the impact of this new guidance on the Company's consolidated financial statements and disclosures.

Accounting standards that have been issued or proposed by the FASB, the SEC or other standard setting bodies that do not require adoption until a future date are not expected to have a material impact on the consolidated financial statements upon adoption.

NOTE 4 - Disposition of Latin American Operations

Description of Sale to Invekra

On October 27, 2016, the Company, along with its Mexican subsidiary and manufacturer Oculus Technologies of Mexico, S.A. de C.V. (“OTM”), closed on an asset purchase agreement with Invekra, S.A.P.I de C.V. (“Invekra”), an affiliate of Laboratorios Sanfer S.A. de C.V., for the sale of certain of its Latin America assets. Specifically, the Company agreed to sell certain patents, patent applications, trademarks and territory rights for Mexico, the Caribbean and South America, excluding the sale of dermatology products in Brazil, as well as to build and deliver equipment that Invekra will use to produce its own product.

The aggregate purchase price that Invekra will pay for the assets is $22,000,000, of which $18,000,000 was paid upon closing, $1,500,000 was paid on March 16, 2017 upon the delivery of certain equipment, and $2,500,000 is to be paid in Mexican currency in quarterly installments over a period of ten years from closing as consideration for the provision of certain services and providing technical assistance, calculated as three percent on net sales of certain products in Latin America, excluding Mexico. Because the $2,500,000 is to be paid in foreign currency, the Company may receive more or less than $2,500,000 due to currency fluctuations.

In connection with the asset purchase agreement, the Company agreed to provide the technology, know-how and assistance to Invekra to enable Invekra to manufacture on its own the products as currently produced by the Company (“Technical Services Arrangement”), and continue to supply product to Invekra for a two year transition period from the Sale Date, which was extended to October 27, 2020. During the years ended March 31, 2018 and 2017, the Company reported $3,007,000 and $1,299,000, respectively, of Latin America product revenue related to the Supply Agreement with Invekra. During the year ended March 31, 2018, the Company recorded $208,000 of service revenue related to providing technical assistance and $189,000 of interest income related to a discount on deferred consideration.

The Company will provide product under the Supply Agreement at a reduced price from its current price list, while Invekra builds its own manufacturing line. At the conclusion of the transition period, the Company will cease to be a supplier of product to Invekra. The Company is uncertain as to the duration of the transition period or when Invekra will complete the build out of its manufacturing line. Pursuant to the Supply Agreement, the Company is subject to a potential penalty for failure to supply the products for a consecutive period of six months. The penalty, if triggered, will require the Company to make a one-time payment of $2,000,000 to Invekra. The penalty decreases by 12.5% each quarter of the term of the supply period. The Company does not expect to incur this penalty.

Accounting for the disposition

For accounting purposes, the Company determined that there were three discrete components of the sale to Invekra. These components were the intellectual property and territory rights, the services to be provided under the Technical Services Arrangement and the production equipment to be manufactured for Invekra.

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The Company determined an arm’s length selling price for each component of the sale and then allocated the net proceeds received to the components on a relative selling price basis. The Company estimated the selling prices of each component as described below:

Component of Sale	Methodology to Estimate Selling Price
Services under the Technical Services Arrangement	Based upon revenues expected from a market participant to provide technical services at expected service levels
Production equipment manufactured	Based upon an expected selling price derived from costs marked up to selling price at market participant margins
Intellectual property and territory rights	Based upon a discounted cash flow analysis of the benefit to Invekra of producing rather than purchasing its product and operating royalty free

The Company determined proceeds, net of estimated transaction costs and net of the discount to adjust for consideration to be received in the future. The total proceeds were as follows:

Cash received on October 27, 2016	$18,000,000
Cash received on March 16, 2017	1,500,000
Face value of variable consideration ($250,000 per year for ten years)	2,500,000
Total proceeds from sale	22,000,000
Equipment costs	(305,000)
Transaction costs	(556,000)
Total proceeds, net of transaction costs	21,139,000
Discount on variable consideration (using a 7.5% discount rate)	(752,000)
Total proceeds, net of discount	$20,387,000

Proceeds were allocated to the components of the sale based upon their relative selling prices are as follows:

Services under the Technical Services Arrangement	$708,000
Production equipment manufactured, net	192,000
Intellectual property and territory rights	19,487,000
Total proceeds	$20,387,000

The proceeds related to the intellectual property and territory rights were included in gain on sale on the date of the sale. The proceeds allocated to the services under the Technical Services Agreement were recorded in deferred revenue as of the date of the sale and will be recognized as technical services are provided. The proceeds related to the production equipment to be manufactured were included in deferred gain and will be recognized upon delivery of the equipment.

Discontinued operations

As of March 31, 2017, the Company determined that the sale of its Latin American operations to Invekra qualified as a sale of a component of its business and, as such, all such activity prior to consummation of the sale is required to be included in discontinued operations on the Company’s consolidated statement of operations. This includes the direct labor and materials for the product delivered to Invekra, the revenue on the sales to Invekra and the gain on the sale to Invekra, net of tax.

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The operations of its Latin American business included in discontinued operations is summarized as follows:

	Year Ended March 31,
	2018	2017
Revenues	$–	$3,105,000
Cost of revenues	–	561,000
Income from discontinued operations before tax	–	2,544,000
Gain on disposal of discontinued operations before income taxes	–	19,679,000
Total income from discontinued operations, before tax	–	22,223,000
Income tax expense	–	(4,280,000)
Income from discontinued operations, net of tax	$–	$17,943,000

NOTE 5 – Accounts Receivable

Accounts receivable, net consists of the following:

	March 31,
	2018	2017
Accounts receivable	$2,829,000	$2,794,000
Less: allowance for doubtful accounts	(17,000)	(14,000)
Less: discounts, rebates, distributor fees and returns	(1,275,000)	(672,000)
	$1,537,000	$2,108,000

NOTE 6 – Inventories

Inventories consist of the following:

	March 31,
	2018	2017
Raw materials	$1,619,000	$1,480,000
Finished goods	1,246,000	741,000
	$2,865,000	$2,221,000

NOTE 7 – Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets consist of the following:

	March 31,
	2018	2017
Prepaid insurance	$440,000	$587,000
Prepaid rebates	270,000	–
Tax prepaid to Mexican tax authorities	215,000	–
Other prepaid expenses and other current assets	622,000	29,000
	$1,547,000	$616,000

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The long-term portion of the prepayment to the Mexican tax authorities amounted to $399,000 and is recorded in other assets in the accompanying March 31, 2018 balance sheet.

NOTE 8 – Property and Equipment

Property and equipment consists of the following:

	March 31,
	2018	2017
Manufacturing, lab, and other equipment	$3,653,000	$3,319,000
Office equipment	361,000	324,000
Furniture and fixtures	100,000	91,000
Leasehold improvements	592,000	536,000
	4,706,000	4,270,000
Less: accumulated depreciation and amortization	(3,570,000)	(3,031,000)
	$1,136,000	$1,239,000

Depreciation and amortization expense amounted to $490,000 and $248,000 for the years ended March 31, 2018 and 2017, respectively.

During the year ended March 31, 2018, the Company did not incur a loss or gain on the disposal of property and equipment. During the year ended March 31, 2017, the Company realized a loss of $10,000 on the disposal of property and equipment. This amount was recorded within operating expenses in the accompanying consolidated statements of comprehensive (loss) income.

NOTE 9 – Accrued Expenses and Other Current Liabilities

Accrued expenses and other current liabilities consist of the following:

	March 31,
	2018	2017
Salaries and related costs	$817,000	$681,000
Professional fees	206,000	79,000
Other	383,000	542,000
	$1,406,000	$1,302,000

NOTE 10 – Long-Term Debt

Financing of Insurance Premiums

On February 1, 2017, the Company entered into a note agreement for $84,000 with an interest rate of 5.60% per annum with final payment on December 1, 2017. This instrument was issued in connection with financing insurance premiums. The note is payable in monthly installments of $8,600. During the year ended March 31, 2017, the Company made principal and interest payments in the amounts of $8,000 and $340, respectively. During the year ended March 31, 2018, the Company made principal and interest payments in the amounts of $76,000 and $840, respectively. There is no outstanding balance on this note as of March 31, 2018.

On March 10, 2017, the Company entered into a note agreement for $36,000 with an interest rate of 5.60% per annum with final payment on December 1, 2017. This instrument was issued in connection with financing insurance premiums. The note is payable in monthly installments of $4,100. During the year ended March 31, 2017, the Company did not pay principal or interest on this note. During the year ended March 31, 2018, the Company made principal and interest payments in the amounts of $36,000 and $400, respectively. There is no outstanding balance on this note as of March 31, 2018.

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On February 1, 2018, the Company entered into a note agreement for $241,000 with an interest rate of 5.81% per annum with final payment on December 1, 2018. This instrument was issued in connection with financing insurance premiums. The note is payable in monthly installments of $25,000. During the year ended March 31, 2018, the Company made principal and interest payments in the amounts of $24,000 and $1,000, respectively. The remaining balance of $217,000 is included in the current portion of long-term debt in the accompanying consolidated balance sheet.

Financing of Automobiles

On August 10, 2016, the Company entered into a note agreement for $26,000 with an interest rate of 2.49% per year, and a monthly payment of $432. This instrument was issued in connection with the financing of an automobile. During the year ended March 31, 2017, the Company made principal and interest payments related to this note in the amounts of $4,000 (includes a first installment payment of $2,000) and $336, respectively. During the year ended March 31, 2018, the Company made principal and interest payments related to this note in the amounts of $4,000 and $350, respectively. The remaining balance of this note amounted to $18,000 at March 31, 2018, of which $5,000 is included in the current portion of long-term debt in the accompanying consolidated balance sheet.

On September 27, 2016, the Company entered into a note agreement for $38,000 with an interest rate of 0%, and monthly payment of $630. This instrument was issued in connection with the financing of an automobile. During the year ended March 31, 2017, the Company made principal payments related to this note in the amount of $4,000. During the year ended March 31, 2018, the Company made principal payments related to this note in the amount of $8,000. The remaining balance of this note amounted to $27,000 at March 31, 2018, of which $8,000 is included in the current portion of long-term debt in the accompanying consolidated balance sheet.

Principal note payments due in years subsequent to March 31, 2018 are as follows:

For Years Ending March 31,
2019	$230,000
2020	13,000
2021	13,000
2022	6,000
Total minimum payments	$262,000
Less: current portion	(230,000)
Long-term portion	$32,000

NOTE 11 – Capital Leases

During March 2017, the Company entered into a fleet capital lease. The Company at various times from March 2017 to March 31, 2018 leased automobiles through the lease agreement. The aggregate cost of the assets financed is $422,000 and for the year ended March 31, 2018 the Company recorded depreciation expense of $154,000. The present value of the minimum lease payments was calculated using discount rates of ranging from 9.7% to 10.9%. Lease payments, including amounts representing interest, amounted to $750 for the year ended March 31, 2017. Lease payments, including amounts representing interest, amounted to $168,000 for the year ended March 31, 2018. During the year ended March 31, 2018, the Company made principal and interest payments related to capital leases in the amounts of $132,000 and $37,000, respectively. The remaining principal balance on these obligations amounted to $291,000 at March 31, 2018, including $147,000 included in the current portion of capital lease obligations in the accompanying consolidated balance sheet.

The Company recorded interest expense in connection with these lease agreements in the amount of $36,000 for the year ended March 31, 2018.

Minimum capital lease payments due in years subsequent to March 31, 2018 are as follows:

For Years Ending March 31,
2019	$170,000
2020	149,000
Total minimum lease payments	$319,000
Less: amounts representing interest	(28,000)
Present value of minimum lease payments	291,000
Less: current portion	(147,000)
Long-term portion	$144,000

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NOTE 12 – Commitments and Contingencies

Lease Commitments

On June 23, 2016, the Company entered into Amendment No. 8 to its property lease agreement, extending the lease on its Petaluma, California facility to September 30, 2024. The lease contains an early termination right for the Company effective October 31, 2019, if the landlord is unable to accommodate the Company’s growth. Pursuant to the amendment, the Company agreed to increase the lease payment from $11,072 to $11,764 per month, commencing on October 1, 2017, with annual increases thereafter through the lease term.

The Company also shares certain office and laboratory space, as well as certain laboratory equipment, in a building located at 454 North 34th Street, Seattle, Washington. The space is rented for $2,700 per month and requires a ninety-day notice for cancellation.

The Company currently rents approximately 800 square feet of sales office space in Herten, the Netherlands. The office space is rented on a month to month basis at $1,700 per month and requires a sixty-day notice for cancellation.

On May 12, 2016, the Company entered into a property lease agreement, on its Woodstock, Georgia sales office space. The initial term of the agreement was from June 1, 2016 expiring on May 31, 2019, with an option to extend for a one-year period. On May 1, 2018, the Company amended the lease term to run from June 1, 2018 to August 31, 2018. The payment is $1,300 per month.

On August 1, 2016, the Company entered into Amendment No. 1 to its property lease agreement in Jamison, Pennsylvania. Pursuant to the amendment, the Company extended the term of the lease to July 31, 2019. Additionally, the Company agreed to lease payments of $2,369 per month for year one, $2,431 per month for year two and $2,493 per month for year three.

On June 15, 2017, the Company entered into its property lease agreement, on its Fairfield, California office space. The initial term of the agreement is from June 15, 2017 expiring on October 31, 2019. The payment is $4,103 per month.

Minimum lease payments for non-cancelable operating leases are as follows:

For Years Ending March 31,
2019	$438,000
2020	245,000
2021	7,000
Total minimum lease payments	$690,000

Rental expense amounted to $507,000 and $429,000 for the years ended March 31, 2018 and 2017, respectively.

Legal Matters

On March 17, 2017, the Company filed a lawsuit against Collidion, Inc. and several of its former employees, officers and directors, for the misappropriation of our confidential, proprietary and trade secret information as well as breach of fiduciary duties in the United States District Court for the Northern District of California, San Francisco Division. The Company is primarily seeking injunctive relief and damages in an amount yet to be proven at trial. No countersuit has been filed to date. The Company plans to vigorously defend its intellectual property by pursuing this lawsuit.

Aside from the lawsuit described above, on occasion, may be involved in legal matters arising in the ordinary course of business including matters involving proprietary technology. While management believes that such matters are currently insignificant, matters arising in the ordinary course of business for which the Company is or could become involved in litigation may have a material adverse effect on its business and financial condition of comprehensive (loss) income.

Employment Agreements

On July 26, 2016, the Company entered into a new employment agreement with Jim Schutz, its President and Chief Executive Officer to update his agreements and responsibilities. The terms of the new employment agreement provide for a continued annual base salary of $250,000 or such other amount as the Board of Directors may set. In addition, Mr. Schutz is eligible to receive an annual bonus, the payment, type and amount of which is in the sole discretion of the Compensation Committee. Mr. Schutz also receives certain benefits, such as participation in the Company’s health and welfare plans, vacation and reimbursement of expenses.

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As of March 31, 2018, the Company had employment agreements in place with five of its key executives. The agreements provide, among other things, for the payment of nine to twenty-four months of severance compensation for terminations under certain circumstances. With respect to these agreements, at March 31, 2018, aggregated annual salaries would be $1,167,000 and potential severance payments to these key executives would be $1,417,000 if triggered.

NOTE 13 – Stockholders’ Equity

Authorized Capital

The Company is authorized to issue up to 12,000,000 shares of common stock with a par value of $0.0001 per share and 714,286 shares of convertible preferred stock with a par value of $0.0001 per share.

Description of Common Stock

Each share of common stock has the right to one vote. The holders of common stock are entitled to dividends when funds are legally available and when declared by the board of directors.

Description of Series B Preferred Stock

On October 18, 2016, the Company’s board of directors approved, and the Company entered into, a Section 382 rights agreement, or the Rights Agreement, with Computershare Inc., or the Rights Agent. The Rights Agreement provides for a dividend of one preferred stock purchase right, or a Right, for each share of common stock, par value $0.0001 per share, of the Company outstanding on November 1, 2016, or the Record Date. Each Right entitles the holder to purchase from the Company one one-thousandth of a share of Series B Preferred Stock, par value $0.0001 per share, or the Preferred Stock, for a purchase price of $10.00, subject to adjustment as provided in the Rights Agreement. The description and terms of the rights are set forth in the Rights Agreement.

In connection with the adoption of the Rights Agreement, the Company’s board of directors adopted a Certificate of Designation of Series B Preferred Stock. The Certificate of Designation was filed with the Secretary of State of the State of Delaware and became effective on October 18, 2016.

The Company’s board of directors adopted the Rights Agreement to protect shareholder value by guarding against a potential limitation on the Company’s ability to use its net operating loss carryforwards, or NOLs, and other tax benefits, which may be used to reduce potential future income tax obligations. The Company has experienced and continue to experience substantial operating losses, and under the Internal Revenue Code of 1986, as amended, and rules promulgated thereunder, the Company may “carry forward” these NOLs and other tax benefits in certain circumstances to offset any current and future earnings and thus reduce our income tax liability, subject to certain requirements and restrictions. To the extent that the NOLs and other tax benefits do not otherwise become limited, the Company believes that it will be able to carry forward a significant amount of NOLs and other tax benefits, and therefore these NOLs and other tax benefits could be a substantial asset to the Company. However, if the Company experiences an “ownership change,” as defined in Section 382 of the Code, its ability to use its NOLs and other tax benefits will be substantially limited. Generally, an ownership change would occur if our shareholders who own, or are deemed to own, 5% or more of the Company’s common stock increase their collective ownership in the Company by more than 50% over a rolling three-year period.

To date no Series B Preferred Stock has been issued.

At-the-Market Offering

On December 8, 2017, the Company entered into an At Market Issuance Sales Agreement, with B. Riley FBR, Inc. (“B. Riley”) under which the Company may issue and sell shares of its common stock having an aggregate offering price of up to $5,000,000 from time to time through B. Riley acting as its sales agent. The Company will pay B. Riley a commission rate equal to 3.0% of the gross proceeds from the sale of any shares of common stock sold through B. Riley as agent. For the year ended March 31, 2018, the Company sold 228,000 shares of common stock for gross proceeds of $1,034,000 and net proceeds of $968,000 after deducting commissions and other offering expenses.

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Registered Direct Offering

On March 2, 2018, the Company entered into a placement agency agreement with Dawson James Securities, Inc. Dawson James Securities, Inc. acted as the lead placement agent and The Benchmark Company, LLC acted as a co-placement agent in the public offering. On March 6, 2018, the Company sold 1,428,570 shares of its common stock at a public offering price of $3.50 per share, for gross proceeds of $5,000,000 and net proceeds of $4,500,000 after deducting commissions and other offering expenses. Additionally, pursuant to the placement agency agreement, the Company agreed to pay the placement agents a cash fee equal to 8% of the aggregate gross proceeds raised in the public offering, excluding any proceeds from the sale of shares to Montreux Equity Partners. The Company also issued the placement agents warrants to purchase up to 42,857 shares of its common stock. The placement agent warrants will be exercisable beginning on August 28, 2018 and ending on March 1, 2023 and have an exercise price of $4.375 per share. The Company also agreed to pay certain expenses of the placement agents, including legal and diligence fees, in any case not to exceed $65,000.

Common Stock Issued to Services Providers

On April 24, 2009, the Company entered into an agreement with Advocos LLC, a contract sales organization that served as part of the Company’s sales force, for the sale of the Company’s wound care products in the United States. Pursuant to the agreement, the Company agreed to pay the contract sales organization a monthly fee and potential bonuses that was based on achievement of certain levels of sales. The Company agreed to issue the contract sales organization cash or shares of common stock to settle fees for its services. The Company has determined that the fair value of the common stock was more readily determinable than the fair value of the services rendered. This agreement was terminated on September 28, 2016. Pursuant to the termination agreement the Company paid outstanding fees of $111,000, issued 14,390 shares of common stock with a fair value of $69,000, and transferred certain assets valued at $62,000 related to a product line the Company deemed to be non-core and immaterial to its operations. The expense was recorded as selling, general and administrative expense in the accompanying consolidated statement of comprehensive (loss) income for the year ended March 31, 2017.

On August 1, 2016, the Company entered into an agreement with CorProminence, LLC for financial advisory services. Pursuant to the agreement, the Company agreed to pay CorProminence, LLC common stock as compensation for services provided. The Company determined that the fair value of the common stock was more readily determinable than the fair value of the services rendered. Accordingly, the Company recorded the fair market value of the stock as expense. During the year ended March 31, 2017, the Company issued 6,411 shares of common stock in connection with this agreement. During the year ended March 31, 2017, the Company recorded $29,000 of expense related to this agreement. The expense was recorded as selling, general and administrative expense in the accompanying consolidated statements of comprehensive (loss) income.

During the year ended March 31, 2018, the Company entered into an agreement with Actual, Inc., a firm that provides marketing and branding consulting services. On July 27, 2017, the Company issued 2,570 shares of restricted common stock valued at $6.74 per share and on August 22, 2017, the Company issued 3,133 shares of restricted common stock valued at $5.53 per share. The aggregate fair market value of the common stock issued in July 2017 and August 2017 was $35,000. On December 1, 2017, the Company issued 5,479 shares of restricted common stock valued at $5.02 per share. On January 2, 2018, the Company issued 4,734 shares of restricted common stock valued at $5.81 per share. The aggregate fair market value of the 15,916 shares of common stock issued during the year ended March 31, 2018 was $90,000. The Company has determined that the fair value of the common stock was more readily determinable than the fair value of the services rendered. Accordingly, during year ended March 31, 2018, the Company recorded $90,000 of expense related to common stock issued. The expense was recorded as selling, general and administrative expense in the accompanying condensed consolidated statement of comprehensive (loss) income for year ended March 31, 2018.

NOTE 14 – Stock-Based Compensation

2006 Stock Plan

The board initially adopted the 2006 Stock Incentive Plan on August 25, 2006. On December 14, 2006, the stockholders approved the 2006 Stock Incentive Plan which became effective at the close of the Company’s initial public offering. The 2006 Stock Incentive Plan was later amended and restated by a unanimous board resolution on April 26, 2007, and such amendments were subsequently approved by the stockholders. On September 10, 2009, the Company’s shareholders approved a subsequent amendment to the 2006 Stock Incentive Plan. The 2006 Stock Incentive Plan, as amended and restated, is hereafter referred to as the “2006 Plan.”

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The 2006 Plan provided for the granting of incentive stock options to employees and the granting of non-statutory stock options to employees, non-employee directors, advisors and consultants. The 2006 Plan also provided for grants of restricted stock, stock appreciation rights and stock unit awards to employees, non-employee directors, advisors and consultants.

In accordance with the 2006 Plan the stated exercise price may not be less than 100% and 85% of the estimated fair market value of common stock on the date of grant for ISOs and NSOs, respectively, as determined by the board of directors at the date of grant. With respect to any 10% stockholder, the exercise price of an ISO or NSO shall not be less than 110% of the estimated fair market value per share on the date of grant.

Options issued under the 2006 Plan generally have a ten-year term.

During the year ended March 31, 2017, the 2006 Plan expired. No additional equity will be granted from the 2006 Plan. All outstanding options will remain outstanding until exercised or expired.

2011 Stock Plan

On September 12, 2011, upon recommendation of the board, the stockholders approved the Company’s 2011 Stock Incentive Plan (the “2011 Plan”). The 2011 Plan is effective as of June 21, 2012.

The 2011 Plan provides for the grant of incentive stock options as defined in Section 422 of the Internal Revenue Code to employees, and the grant of non-statutory stock options and stock purchase rights to employees, non-employee directors, advisors and consultants. The 2011 Plan also permits the grant of stock appreciation rights, stock units and restricted stock.

The board has initially authorized 85,572 of the Company’s common stock for issuance under the 2011 Plan, in addition to automatic increases provided for in the 2011 Plan through April 1, 2021. The number of shares of the Company’s common stock reserved for issuance under the 2011 Plan will automatically increase, with no further action by the stockholders, at the beginning of each fiscal year by an amount equal to the lesser of (i) 15% of the outstanding shares of the Company’s common stock on the last day of the immediately preceding year, or (ii) an amount approved by the Company’s board of directors.

Options issued under the 2011 Plan will generally have a ten-year term.

In accordance with the 2011 Plan, the stated exercise price of an employee incentive stock option shall not be less than 100% of the estimated fair market value of a share of common stock on the date of grant, and the stated exercise price of an non-statutory option shall not be less 85% of the estimated fair market value of a share of common stock on the date of grant, as determined by the board of directors. An employee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company shall not be eligible for the grant of an employee incentive stock option unless such grant satisfies the requirements of Section 422(c)(5) of the Internal Revenue Code.

Shares subject to awards that expire unexercised or are forfeited or terminated for any other reason will again become available for issuance under the 2011 Plan. No participant in the 2011 Plan can receive option grants, stock appreciation rights, restricted shares, or stock units for more than 21,428 shares in the aggregate in any calendar year. As provided under the 2011 Plan, the aggregate number of shares authorized for issuance as awards under the 2011 Plan automatically increases on April 1 of each year by in an amount equal to the lesser of (i) 15% of the outstanding shares on the last day of the immediately preceding year, or (ii) an amount determined by the board. During the year ended March 31, 2016, the board of directors approved an increase of 451,352 shares authorized for issuance. During the year ended March 31, 2017, the board of directors approved an increase of 629,504 shares authorized for issuance. During the year ended March 31, 2018, the board of directors approved an increase of 643,383 shares authorized for issuance.

2016 Stock Plan

On September 2, 2016, upon recommendation of the board, the stockholders approved the Company’s 2016 Equity Incentive Plan (the “2016 Plan”). The 2016 Plan is effective as of September 2, 2016.

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The 2016 Plan provides for the grant of options, including incentive stock options as defined in Section 422 of the Internal Revenue Code to employees, stock appreciation rights, restricted awards, performance share awards and performance compensation awards to employees, non-employee directors, advisors and consultants.

Options issued under the 2016 Plan will generally have a ten-year term.

In accordance with the 2016 Plan, the stated exercise price of an employee incentive stock option or a non-statutory stock option shall not be less than 100% of the estimated fair market value of a share of common stock on the date of grant. An employee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company shall not be eligible for the grant of an employee incentive stock option unless such grant satisfies the requirements of Section 422(c)(5) of the Internal Revenue Code.

Shares subject to awards that expire unexercised or are forfeited or terminated for any other reason will again become available for issuance under the 2016 Plan. No participant in the 2016 Plan can receive more than 100,000 option grants, or other awards with respect to more than 120,000 shares in the aggregate in any calendar year.

The board has authorized 400,000 of the Company’s common stock for issuance under the 2016 Plan, in addition to automatic increases provided for in the 2016 Plan through April 1, 2026. The number of shares of the Company’s common stock reserved for issuance under the 2016 Plan will automatically increase, with no further action by the stockholders, at the beginning of each fiscal year by an amount equal to the lesser of (i) 8% of the outstanding shares of the Company’s common stock on the last day of the immediately preceding year, or (ii) an amount determined by the Company’s board of directors. During the year ended March 31, 2018, the board of directors approved an increase of 343,137 shares authorized for issuance.

Performance Based Awards Program

The Company’s Compensation Committee approved a short-term performance-based bonus program for fiscal year 2016 with predetermined objectives related to revenue and expense targets. In the event the fiscal year 2016 objectives were met, eighty-percent of the options would have vested on June 30, 2016. On August 21, 2015, certain executives and senior managers were granted an aggregate of 75,500 stock options in connection with this program. The stock options have an exercise price of $5.80 and expire ten years from the date of grant. At March 31, 2016, it was determined targets were met related to 50,400 stock options which vested on June 30, 2016. At March 31, 2016, 10,000 stock options expired due to targets that were not met. The vesting of the remaining 15,100 stock options was at the discretion of the Company’s Compensation Committee. The Company’s Compensation Committee determined 14,772 of the 15,100 discretionary stock options vested at June 30, 2016 and 228 of the discretionary stock options expired unvested.

The Company also approved a long-term market-based stock option bonus program for senior managers. Vesting of the stock options granted as part of this program is contingent upon the achievement of four separate target stock prices. The market-based options vest based on the 30-trading day trailing average of the stock price of the Company’s common stock with options vesting in 25% increments at each of the target stock prices. On the last day of each quarter, the chief executive officer and/or chief financial officer will determine if any of the target stock prices have been met by evaluating the period between the quarter end date and the grant date of the option. In the event that a target stock price has been met, the senior manager will be notified that such options have vested. At the end of five years from the date of the grant, if the stock target prices have not been met, then the unvested portion of the option will expire. On August 21, 2015, certain senior managers were granted an aggregate of 23,750 stock options in connection with this program. The stock options have an exercise price of $5.80 and if they vest will expire ten years from the date of grant. None of these options vested as of March 31, 2018.

Stock-Based Compensation

On April 1, 2017, the Company adopted ASU 2016-09 and, as a result, made a Company-wide accounting policy change with respect to accounting for forfeitures. The Company applied a modified retrospective approach for adoption of the new policy and accordingly recorded an $11,000 increase to opening accumulated deficit at April 1, 2017. In accordance with the adoption of the accounting policy, the Company no longer estimates forfeitures based on historical experience and no longer reduces compensation expense based on the expected forfeitures. Beginning April 1, 2017, the Company will record forfeitures as they occur and will reduce compensation cost at the time of forfeiture.

F-37

The Company issues service, performance and market-based stock options to employees and non-employees. The Company estimates the fair value of service and performance stock option awards using the Black-Scholes option pricing model. The Company estimates the fair value of market-based stock option awards using a Monte-Carlo simulation. Compensation expense for stock option awards is amortized on a straight-line basis over the awards’ vesting period. Compensation expense includes the impact of an estimate for forfeitures for all stock options.

The expected term of the stock options represents the average period the stock options are expected to remain outstanding and is based on the expected term calculated using the approach prescribed by the Securities and Exchange Commission's Staff Accounting Bulletin No. 110 for “plain vanilla” options. The expected stock price volatility for the Company’s stock options was determined by using an average of the historical volatilities of the Company and its industry peers. The Company will continue to analyze the stock price volatility and expected term assumptions as more data for the Company’s common stock and exercise patterns become available. The risk-free interest rate assumption is based on the U.S. Treasury instruments whose term was consistent with the expected term of the Company’s stock options. The expected dividend assumption is based on the Company’s history and expectation of dividend payouts.

The Company estimated the fair value of employee and non-employee stock options using the Black-Scholes option pricing model. The fair value of employee stock options is being amortized on a straight-line basis over the requisite service periods of the respective awards. The fair value of employee stock options was estimated using the following weighted-average assumptions:

	Year Ended March 31,
	2018	2017
Fair value of the Company’s common stock on date of grant	$6.78	$4.87
Expected term	6.42 yrs	5.73 yrs
Risk-free interest rate	2.04%	1.91%
Dividend yield	0.00%	0.00%
Volatility	120.8%	126.0%
Fair value of options granted	$5.97	$4.12

Share-based awards compensation expense is as follows:

	Year Ended March 31,
	2018	2017
Cost of revenues	$169,000	$248,000
Research and development	159,000	245,000
Selling, general and administrative	2,082,000	1,652,000
Total stock-based compensation	$2,410,000	$2,145,000

At March 31, 2018, there were unrecognized compensation costs of $2,253,000 related to stock options which is expected to be recognized over a weighted-average amortization period of 1.99 years.

At March 31, 2018, there were unrecognized compensation costs of $150,000 related to restricted stock which is expected to be recognized over a weighted-average amortization period of 1.41 years.

No income tax benefit has been recognized relating to stock-based compensation expense and no tax benefits have been realized from exercised stock options.

F-38

Stock-Based Award Activity

Stock-based awards outstanding at March 31, 2018 under the various plans are as follows:

		Unvested
Plan	Stock Options	Restricted Stock	Total
2006 Plan	163,000	–	163,000
2011 Plan	1,000,000	9,000	1,009,000
2016 Plan	230,000	23,000	253,000
	1,393,000	32,000	1,425,000
Stock-based awards available for grant as of March 31, 2018			1,455,000

Stock options award activity is as follows:

	Number of Shares	Weighted- Average Exercise Price	Weighted- Average Contractual Term	Aggregate Intrinsic Value
Outstanding at April 1, 2017	899,000	$17.87
Options granted	554,000	6.78
Options exercised	(1,000)	5.27
Options forfeited	(51,000)	6.78
Options expired	(8,000)	222.37
Outstanding at March 31, 2018	1,393,000	$12.70	7.45	$–
Exercisable at March 31, 2018	796,000	$17.32	6.35	$–

The aggregate intrinsic value of stock options is calculated as the difference between the exercise price of the underlying stock options and the fair value of the Company’s common stock, or $3.68 per share at March 31, 2018.

Restricted stock award activity is as follows:

	Number of Shares	Weighted Average Award Date Fair Value per Share
Unvested restricted stock awards outstanding at April 1, 2017	34,000	$7.27
Restricted stock awards granted	199,000	5.58
Restricted stock awards vested	(201,000)	5.72
Restricted stock awards forfeited	–	–
Unvested restricted stock awards outstanding at March 31, 2018	32,000	$6.46

The Company did not capitalize any cost associated with stock-based compensation.

The Company issues new shares of common stock upon exercise of stock options or release of restricted stock awards.

F-39

NOTE 15 – Income Taxes

The Company has the following net deferred tax assets:

	March 31,
	2018	2017
Deferred tax assets:
Net operating loss carryforwards	$25,487,000	$33,394,000
Research and development tax credit carryforwards	1,789,000	1,746,000
Stock-based compensation	3,697,000	5,439,000
Allowances and accruals	1,118,000	1,232,000
Other deferred tax assets	284,000	240,000
State income taxes	1,000	4,000
Basis difference in assets	(3,000)	1,000
Total deferred tax assets	$32,373,000	$42,056,000

Deferred tax assets	32,373,000	42,056,000
Valuation allowance	(32,373,000)	(42,056,000)
Deferred tax assets	$–	$–

The Company’s income tax expense/(benefits) consist of the following:

	Year Ended March 31,
	2018	2017
Current:
State	$37,000	$6,000
Foreign	13,000	–
	50,000	6,000
Deferred:
Federal	–	(3,272,000)
State	–	(158,000)
Foreign	–	(844,000)
	$50,000	$(4,268,000)

For the year ended March 31, 2018, $50,000 of income tax expenses was reported in other (expense) income in the accompanying consolidated statement of comprehensive (loss) income.

A reconciliation of the statutory federal income tax rate to the Company’s effective tax rate for continuing operations is as follows:

	Year Ended March 31,
	2018		2017
Expected federal statutory rate	30.8%		34.0%
State income taxes, net of federal benefit	0.5%		1.2%
Research and development credit	0.3%		0.3%
Foreign earnings taxed at different rates	(0.3%	)	(1.0%	)
Effect of state net operating loss expiration	(0.9%	)	(2.3%	)
Effect of permanent differences	(4.2%	)	0.0%
True-up of state deferred assets	7.7%		(7.4%	)
Tax cuts and Jobs Act impact	(103.7%	)	(0.0%	)
	(69.8%	)	24.8%
Change in valuation allowance	68.5%		8.2%
Totals	(1.3%	)	33.0%

F-40

As of March 31, 2018, the Company had net operating loss carryforwards for Federal, California and Foreign income tax purposes of approximately $100,050,000, $35,765,000 and $3,435,000, respectively, which will begin to expire in the years 2021, 2028 and 2028, respectively, if not utilized. The remaining states net operating loss carryforwards will expire at various dates, if not utilized, beginning in the fiscal year ending March 31, 2018. The Company also had, at March 31, 2018, federal and state research credit carryforwards of approximately $948,000 and $790,000, respectively. The federal credits will expire, if not utilized at various dates, beginning in the fiscal year ending March 31, 2025, and the state credits do not expire. The Company also had, at March 31, 2018 foreign tax credits carryforwards of approximately $50,000. The foreign credits will expire, if not utilized at various dates, beginning in the fiscal year ending March 31, 2023.

The Company has completed a study to assess whether a change in control has occurred or whether there have been multiple changes of control since the Company’s formation through March 31, 2018. The Company determined, based on the results of the study, no change in control occurred for purposes of Internal Revenue Code section 382. The Company, after considering all available evidence, fully reserved for these and its other deferred tax assets since it is more likely than not such benefits will not be realized in future periods. The Company has incurred losses for both financial reporting and income tax purposes for the year ended March 31, 2018. Accordingly, the Company is continuing to fully reserve for its deferred tax assets. The Company will continue to evaluate its deferred tax assets to determine whether any changes in circumstances could affect the realization of their future benefit. If it is determined in future periods that portions of the Company’s deferred income tax assets satisfy the realization standards, the valuation allowance will be reduced accordingly.

On April 1, 2017, the Company adopted ASU No. 2016-09. As a result of adopting ASU No. 2016-09, the Company has made an accounting policy election to account for forfeitures as they occur. This change has been applied on a modified retrospective basis, with no material impacts on the Company’s financial statements. The adoption of ASU No. 2016-09 also requires excess tax benefits and tax deficiencies be recorded in the income statement as opposed to additional paid-in capital when the awards vest or are settled and recognize all previously unrecognized excess tax benefits and tax deficiencies upon adoption as a cumulative-effect adjustment to retained earnings. As of April 1, 2017, the Company recognized excess tax benefit of approximately $533,000 as an increase to deferred tax assets. However, the entire amount was offset by a full valuation allowance.  Accordingly, an $11,000 cumulative-effect adjustment to retained earnings was recorded as of March 31, 2018.

The Company only recognizes tax benefits from an uncertain tax position if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position are measured based on the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate resolution. To date, the Company has not recognized such tax benefits in its consolidated financial statements.

The Company has identified its federal tax return and its state tax return in California as major tax jurisdictions. The Company also filed tax returns in foreign jurisdictions, principally Mexico and the Netherlands. The Company’s evaluation of uncertain tax matters was performed for tax years ended through March 31, 2018. Generally, the Company is subject to audit for the years ended March 31, 2017, 2016 and 2015, and may be subject to audit for amounts relating to net operating loss carryforwards generated in periods prior to March 31, 2017. The Company has elected to retain its existing accounting policy with respect to the treatment of interest and penalties attributable to income taxes, and continues to reflect interest and penalties attributable to income taxes, to the extent they arise, as a component of its income tax provision or benefit as well as its outstanding income tax assets and liabilities. The Company believes that its income tax positions and deductions would be sustained on audit and does not anticipate any adjustments, other than those identified above that would result in a material change to its financial position.

On December 22, 2017, the U.S. government enacted comprehensive tax legislation commonly referred to as the Tax Cuts and Jobs Act (the “Tax Act”). The Tax Act reduces the federal corporate income tax rate from 35% to 21% effective January 1, 2018, which the Company expects will positively impact its future effective tax rate and after-tax earnings in the United States. The Company recognized a decrease related to its federal deferred tax assets and deferred tax liabilities, before the valuation allowance. As change in the valuation allowance completely offsets the change in deferred taxes, therefore there was no impact on the consolidated financial statements related to the rate change.

The Company may also be affected by certain other aspects of the Tax Act including, without limitation, provisions regarding repatriation of accumulated foreign earnings and deductibility of capital expenditures. However, these assessments are based on preliminary review and analysis of the Tax Act and are subject to change as the Company continues to evaluate these highly complex rules as additional interpretive guidance is issued. The Company is also in the process of determining the impacts of the new Global Intangibles Low-Taxed Income (“GILTI”) tax law and has not yet included any potential GILTI tax or elected any related accounting policy. The Company will continue to analyze the effects of the Tax Act and any additional impacts of the Tax Act will be recorded as they are identified during the measurement period.

F-41

Also on December 22, 2017, the SEC staff issued Staff Accounting Bulletin 118, Income Tax Accounting Implications of the Tax Cuts and Jobs Act (“SAB 118”), which provides guidance on accounting for the impact of the Tax Act. As permitted by SAB 118, both of the tax benefits recorded by us for the fiscal year ended March 31, 2018 represent provisional amounts based on our current best estimates. Any adjustments made to those provisional amounts will be included in income from operations and recorded as an adjustment to tax expense through the fiscal year ending March 31, 2019.The recorded, provisional amounts reflect assumptions made based upon our current interpretation of the Tax Act, and may change as we receive additional clarification and guidance in the form of technical corrections to the Tax Act or regulations issued by the U.S. Treasury.

The Company does not have any tax positions for which it is reasonably possible the total amount of gross unrecognized tax benefits will increase or decrease within 12 months of March 31, 2018. The unrecognized tax benefits may increase or change during the next year for items that arise in the ordinary course of business.

NOTE 16 – Employee Benefit Plan

The Company has a program to contribute and administer a qualified 401(k) plan. Under the 401(k) plan, the Company matches employee contributions to the plan up to 4% of the employee’s salary. Company contributions to the plan amounted to an aggregate of $281,000 and $196,000 for the years ended March 31, 2018 and 2017, respectively.

NOTE 17 – Geographic Information

The Company generates product revenues from products which are sold into the human and animal healthcare markets, and the Company generates service revenues from laboratory testing services which are provided to medical device manufacturers.

The following table shows the Company’s product revenues by geographic region:

	Year Ended March 31,
	2018	2017
United States	$8,372,000	$6,580,000
Latin America	3,007,000	1,299,000
Europe and Rest of the World	4,284,000	4,078,000
Total	$15,663,000	$11,957,000

In connection with the Company’s sale of its Latin American business to Invekra, product revenues were reclassified from continuing operations to discontinued operations as follows:

	Year Ended March 31,
	2018	2017
Product revenues	$–	$2,693,000
Product license fees and royalties	–	412,000
Total product related revenues	$–	$3,105,000

The Company’s service revenues amounted to $995,000 and $868,000 for the years ended March 31, 2018 and 2017, respectively.

NOTE 18 – Subsequent Events

At Market Sales Issuance

On December 8, 2017, the Company entered into an At Market Issuance Sales Agreement, with B. Riley FBR, Inc. under which the Company may issue and sell shares of common stock having an aggregate offering price of up to $5,000,000 from time to time through B. Riley acting as its sales agent. The Company will pay B. Riley a commission rate equal to 3.0% of the gross proceeds from the sale of any shares of common stock sold through B. Riley as agent. From April 1, 2018 through June 11, 2018, the Company sold 245,132 shares of common stock for gross proceeds of $946,000 and net proceeds of $916,000 after deducting commissions and other offering expenses.

F-42

No dealer, salesman or any other person has been authorized to give any information or to make any representation not contained in this prospectus in connection with the offer made by this prospectus. If given or made, such information or representation must not be relied upon as having been authorized by Sonoma Pharmaceuticals, Inc. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by any person in any jurisdiction in which such an offer or solicitation is not authorized or is unlawful. Neither delivery of this prospectus nor any sale made hereunder shall under any circumstances create an implication that information contained herein is correct as of any time subsequent to the date of this prospectus.

Dealer Prospectus Delivery Obligation

Until _____________, 2018, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

______________ Units

SONOMA PHARMACEUTICALS, INC.

_______________________

PROSPECTUS

_______________________

Dawson James Securities, Inc.

PART II — INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of the issuance and distribution of the securities registered under this prospectus are denoted below. Please note that all amounts are estimates other than the Commission’s registration fee.

Amount to be paid
Approximate SEC registration fee		$727.20
Transfer agent fees		*
Accounting fees and expenses		*
Legal fees and expenses		*
Miscellaneous (including EDGAR filing fees)		*
Total	$	*

* To be filed by amendment.

We will pay all expenses of the offering listed above from cash on hand.

Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law provides for the indemnification of officers, directors, and other corporate agents in terms sufficiently broad to indemnify such persons under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933 (the “Securities Act”). Our Restated Certificate of Incorporation and Bylaws, each as amended, provide for indemnification of our directors, officers, employees and other agents to the extent and under the circumstances permitted by the Delaware General Corporation Law. We have also entered into agreements with our directors and officers that will require us, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers to the fullest extent not prohibited by law.

Recent Sales of Unregistered Securities

All share numbers and exercise prices have been adjusted for the 1-for-5 reverse stock split of our common stock effective June 24, 2016.

Within the past three years, we sold the following unregistered securities:

On December 9, 2015, we issued 2,921 shares of common stock to Advocos, LLC as compensation for services provided, and such shares were valued at $83,000.

On March 31, 2016, we issued warrants to purchase up to 50,000 shares of common stock valued at $5.00 per share to a consulting firm for services provided to us.

On November 4, 2016, we issued 6,411 shares of common stock valued at $3.90 per share to a service provider for services provided to us.

On July 27, 2017, we issued 2,570 shares of common stock to a service provider valued at $6.74 per share.

II-1

On August 22, 2017, we issued 3,133 shares of common stock to a service provider valued at $5.53 per share.

On December 1, 2017, we issued 5,479 shares of common stock to a service provider valued at $5.02 per share.

On March 6, 2018, we issued warrants to purchase up to 42,857 shares of our common stock valued at $4.375 per share to service providers for services provided to us.

On July 12, 2018, we issued 17,741 shares of common stock at a price of $2.48 per share to a service provider.

We relied on the Section 4(a)(2) exemption from securities registration under the federal securities laws for transactions not involving any public offering. No advertising or general solicitation was employed in offering the securities. The securities were issued to accredited investors. The securities were offered for investment purposes only and not for the purpose of resale or distribution, and the transfers thereof was appropriately restricted by us.

II-2

EXHIBITS AND FINANCIAL STATEMENTS SCHEDULES

Exhibit No.	Description
1.1	Underwriting Agreement (to be filed by amendment)
3.1	Restated Certificate of Incorporation of Oculus Innovative Sciences, Inc., effective January 30, 2006 (included as exhibit 3.1 of the Company’s Annual Report on Form 10-K filed June 20, 2007, and incorporated herein by reference).
3.2	Certificate of Amendment of Restated Certificate of Incorporation of Oculus Innovative Sciences, Inc., effective October 22, 2008 (included as exhibit A in the Company’s Definitive Proxy Statement on Schedule 14A filed July 21, 2008, and incorporated herein by reference).
3.4	Certificate of Amendment of Restated Certificate of Incorporation of Oculus Innovative Sciences, Inc., as amended, effective March 29, 2013 (included as exhibit 3.1 to the Company’s Current Report on Form 8-K filed March 22, 2013, and incorporated herein by reference).
3.5	Certificate of Amendment of Restated Certificate of Incorporation of Oculus Innovative Sciences, Inc., as amended, effective December 4, 2014 (included as exhibit 3.1 to the Company’s Current Report on Form 8-K filed December 8, 2014, and incorporated herein by reference).
3.6	Certificate of Amendment of Restated Certificate of Incorporation of Oculus Innovative Sciences, Inc., as amended, effective October 22, 2015 (included as exhibit 3.1 to the Company’s Current Report on Form 8-K filed October 27, 2015, and incorporated herein by reference).
3.7	Certificate of Amendment of Restated Certificate of Incorporation of Oculus Innovative Sciences, Inc., as amended, effective June 24, 2016 (included as exhibit 3.1 to the Company’s Current Report on Form 8-K filed June 28, 2016, and incorporated herein by reference).
3.8	Certificate of Amendment of Restated Certificate of Incorporation of Sonoma Pharmaceuticals, Inc., as amended, effective December 6, 2016 (included as exhibit 3.1 to the Company’s Current Report on Form 8-K filed December 7, 2016, and incorporated herein by reference).
3.9	Amended and Restated Bylaws, as amended, of Sonoma Pharmaceuticals, Inc., effective December 6, 2016 (included as exhibit 3.2 to the Company’s Current Report on Form 8-K filed December 7, 2016, and incorporated herein by reference).
3.10	Certificate of Designation of Preferences, Rights and Limitations of Series A 0% Convertible Preferred Stock, filed with the Delaware Secretary of State on April 24, 2012 (included as exhibit 4.2 to the Company’s Current Report on Form 8-K, filed April 25, 2012, and incorporated herein by reference).
3.11	Certificate of Designation of Series B Preferred Stock, effective October 18, 2016 (included as exhibit 3.1 to the Company’s Current Report on Form 8-K filed October 21, 2016, and incorporated herein by reference).
4.1	Specimen Common Stock Certificate (included as exhibit 4.1 to the Company’s Annual Report on Form 10-K filed June 28, 2017, and incorporated herein by reference).
4.2	Form of Series A Common Stock Purchase Warrant for February 2014 offering (included as exhibit 4.1 to the Company’s Current Report on Form 8-K filed February 26, 2014, and incorporated herein by reference).
4.3	Warrant Agreement, including Form of Warrant entered into by and between Oculus Innovative Sciences, Inc. and Computershare, Inc. and Computershare Trust Company, N.A., dated January 20, 2015 (included as exhibit 4.1 to the Company’s Current Report on Form 8-K filed January 26, 2015, and incorporated herein by reference).
4.4	Underwriters Warrant issued to Maxim Partners LLC on January 26, 2015 (included as exhibit 4.2 to the Company’s Current Report on Form 8-K filed January 26, 2015, and incorporated herein by reference).
4.5	Underwriters Warrant issued to Robert D. Keyser, Jr. on January 26, 2015 (included as exhibit 4.3 to the Company’s Current Report on Form 8-K filed January 26, 2015, and incorporated herein by reference).
4.6	Underwriters Warrant issued to R. Douglas Armstrong on January 26, 2015 (included as exhibit 4.4 to the Company’s Current Report on Form 8-K filed January 26, 2015, and incorporated herein by reference).
4.7	Underwriters Warrant issued to Dawson James Securities, Inc. on January 26, 2015 (included as exhibit 4.5 to the Company’s Current Report on Form 8-K filed January 26, 2015, and incorporated herein by reference).
4.8	Underwriters Warrant issued to Dawson James Securities, Inc. on January 26, 2015 (included as exhibit 4.6 to the Company’s Current Report on Form 8-K filed January 26, 2015, and incorporated herein by reference).
4.9	Warrant Agreement, including Form of Warrant entered into by and between Oculus Innovative Sciences, Inc. and Computershare, Inc. and Computershare Trust Company, N.A., dated March 18, 2016 (included as exhibit 4.1 to the Company’s Current Report on Form 8-K filed March 18, 2016, and incorporated herein by reference).

II-3

4.10	Form of Warrant issued to Dawson James Securities, Inc. on March 31, 2016 (included as exhibit 4.25 to the Company’s Annual Report on Form 10-K filed June 21, 2016, and incorporated herein by reference).
4.11	Section 382 Rights Agreement, dated as of October 18, 2016, between Oculus Innovative Sciences, Inc. and Computershare Inc., which includes the Form of Certificate of Designation of Series B Preferred Stock as Exhibit A, the Form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Stock as Exhibit C (included as exhibit 4.1 to the Company’s Current Report on Form 8-K filed October 21, 2016, and incorporated herein by reference).
4.12	Form of Placement Agent Warrant granted to Dawson James Securities, Inc. and The Benchmark Company, LLC in connection with the March 2, 2018 public offering, dated March 6, 2018 (included as exhibit 4.1 to the Company’s Current Report on Form 8-K filed March 6, 2018, and incorporated herein by reference).
5.1	Opinion of Trombly Business Law, PC (to be filed by amendment).
10.1	Form of Indemnification Agreement between Oculus Innovative Sciences, Inc. and its officers and directors (included as exhibit 10.1 to the Company’s Registration Statement on Form S-1 (File No. 333-135584), as amended, declared effective on January 24, 2007, and incorporated herein by reference).
10.2	Office Lease Agreement, dated October 26, 1999, between Oculus Innovative Sciences, Inc. and RNM Lakeville, L.P. (included as exhibit 10.7 to the Company’s Registration Statement on Form S-1 (File No. 333-135584), as amended, declared effective on January 24, 2007, and incorporated herein by reference).
10.3	Amendment No. 1 to Office Lease Agreement, dated September 15, 2000, between Oculus Innovative Sciences, Inc. and RNM Lakeville L.P. (included as exhibit 10.8 to the Company’s Registration Statement on Form S-1 (File No. 333-135584), as amended, declared effective on January 24, 2007, and incorporated herein by reference).
10.4	Amendment No. 2 to Office Lease Agreement, dated July 29, 2005, between Oculus Innovative Sciences, Inc. and RNM Lakeville L.P. (included as exhibit 10.9 to the Company’s Registration Statement on Form S-1 (File No. 333-135584), as amended, declared effective on January 24, 2007, and incorporated herein by reference).
10.5	Amendment No. 3 to Office Lease Agreement, dated August 23, 2006, between Oculus Innovative Sciences, Inc. and RNM Lakeville L.P. (included as exhibit 10.23 to the Company’s Registration Statement on Form S-1 (File No. 333-135584), as amended, declared effective on January 24, 2007, and incorporated herein by reference).
10.6	Office Lease Agreement, dated May 18, 2006, between Oculus Technologies of Mexico, S.A. de C.V. and Antonio Sergio Arturo Fernandez Valenzuela (translated from Spanish) (included as exhibit 10.10 to the Company’s Registration Statement on Form S-1 (File No. 333-135584), as amended, declared effective on January 24, 2007, and incorporated herein by reference).
10.7	Office Lease Agreement, dated July 2003, between Oculus Innovative Sciences, B.V. and Artikona Holding B.V. (translated from Dutch) (included as exhibit 10.11 to the Company’s Registration Statement on Form S-1 (File No. 333-135584), as amended, declared effective on January 24, 2007, and incorporated herein by reference).
10.8	Form of Director Agreement (included as exhibit 10.20 to the Company’s Registration Statement on Form S-1 (File No. 333-135584), as amended, declared effective on January 24, 2007, and incorporated herein by reference).
10.9	Amended and Restated Oculus Innovative Sciences, Inc. 2006 Stock Incentive Plan and related form stock option plan agreements (included as exhibit 10.2 to the Company’s Current Report on Form 8-K filed May 2, 2007, and incorporated herein by reference).
10.10	Amendment No. 4 to Office Lease Agreement, dated September 13, 2007, by and between Oculus Innovative Sciences, Inc. and RNM Lakeville L.P. (included as exhibit 10.43 to the Company’s Annual Report on Form 10-K filed June 13, 2008, and incorporated herein by reference).
10.11	Amendment to Office Lease Agreement, effective February 15, 2008, by and between Oculus Innovative Sciences Netherlands B.V. and Artikona Holding B.V. (translated from Dutch) (included as exhibit 10.44 to the Company’s Annual Report on Form 10-K filed June 13, 2008, and incorporated herein by reference).
10.12	Amendment No. 5 to Office Lease Agreement by and between Oculus Innovative Sciences, Inc. and RNM Lakeville, LLC, dated May 18, 2009 (included as exhibit 10.54 to the Company’s Annual Report on Form 10-K filed June 11, 2009, and incorporated herein by reference).
10.13	Amendment No. 6 to Office Lease Agreement by and between Oculus Innovative Sciences, Inc. and RNM Lakeville, L.P., dated April 26, 2011 (included as exhibit 10.52 to the Company’s Annual Report on Form 10-K filed June 3, 2011, and incorporated herein by reference).

II-4

10.14	Oculus Innovative Sciences, Inc. 2011 Stock Incentive Plan (included as exhibit A in the Company’s Definitive Proxy Statement on Schedule 14A filed July 29, 2011, and incorporated herein by reference).
10.15	Amendment No. 7 to Office Lease Agreement by and between Oculus Innovative Sciences, Inc. and 1125-1137 North McDowell, LLC, dated October 10, 2012 (included as exhibit 10.58 to the Company’s Quarterly Report on Form 10-Q filed November 8, 2012, and incorporated herein by reference).
10.16	At-the-Market Issuance Sales Agreement, dated April 2, 2014, by and between Oculus Innovative Sciences, Inc. and MLV & Co. LLC (included as exhibit 10.1 to the Company’s Current Report on Form 8-K filed April 2, 2014, and incorporated herein by reference).
10.17	Lease Agreement by and between Oculus Innovative Sciences, Inc. and 2500 York, L.P., dated July 9, 2014 (included as exhibit 10.82 to the Company’s Quarterly Report on Form 10-Q filed August 12, 2014, and incorporated herein by reference).
10.18	Underwriting Agreement entered into by and between Oculus Innovative Sciences, Inc. and Maxim Group LLC as representative of the underwriters named on Schedule A thereto, dated January 20, 2015 (included as exhibit 1.1 to the Company’s Current Report on Form 8-K filed January 26, 2015, and incorporated herein by reference).
10.19†	Sales Representation Contract, dated February 1, 2015, by and between Oculus Innovative Sciences, Inc. and SLA Brands, Inc. (included as exhibit 10.1 to the Company’s Current Report on Form 8-K filed March 2, 2015, and incorporated herein by reference).
10.20†	Amendment No. 1 to Sales Representation Contract, dated November 6, 2015, by and between Oculus Innovative Sciences, Inc. and SLA Brands, Inc. (included as exhibit 10.88 to the Company’s Quarterly Report on Form 10-Q filed February 16, 2016, and incorporated herein by reference).
10.21	Underwriting Agreement entered into by and between Oculus Innovative Sciences, Inc. and Dawson James Securities, Inc. as representative of the underwriters named on Schedule 1 thereto, dated March 18, 2016 (included as exhibit 1.1 to the Company’s Current Report on Form 8-K filed March 18, 2016, and incorporated herein by reference).
10.22†	Exclusive Sales and Distribution Agreement, dated November 6, 2015, by and between Oculus Innovative Sciences, Inc. and Manna Pro Products, LLC (included as exhibit 10.1 to the Company’s Current Report on Form 8-K filed March 23, 2016, and incorporated herein by reference).
10.23	Employment Agreement by and between Oculus Innovative Sciences, Inc. and Jim Schutz, dated July 26, 2016 (included as exhibit 10.1 to the Company’s Current Report on Form 8-K filed July 29, 2016, and incorporated herein by reference).
10.24†	Asset Purchase Agreement dated October 27, 2016, between Oculus Innovative Sciences, Inc. and Invekra, S.A.P.I de C.V. (included as exhibit 10.1 to the Company’s Current Report on Form 8-K filed October 31, 2016, and incorporated herein by reference).
10.25†	Amendment Agreement to Acquisition Option dated October 27, 2016, by and between More Pharma Corporation S. de R.L. de C.V. and Oculus Technologies of Mexico, S.A. de C.V. (included as exhibit 10.2 to the Company’s Current Report on Form 8-K filed October 31, 2016, and incorporated herein by reference).
10.26	Employment Agreement by and between Oculus Innovative Sciences, Inc. and Robert Miller, dated November 30, 2016 (included as exhibit 10.1 to the Company’s Current Report on Form 8-K filed December 1, 2016, and incorporated herein by reference).
10.27	Employment Agreement by and between Oculus Innovative Sciences, Inc. and Bruce Thornton, dated November 30, 2016 (included as exhibit 10.2 to the Company’s Current Report on Form 8-K filed December 1, 2016, and incorporated herein by reference).
10.28	Employment Agreement by and between Oculus Innovative Sciences, Inc. and Robert Northey, dated November 30, 2016 (included as exhibit 10.3 to the Company’s Current Report on Form 8-K filed December 1, 2016, and incorporated herein by reference).
10.29	Employment Agreement by and between Oculus Innovative Sciences, Inc. and Jeffrey Day, dated November 30, 2016 (included as exhibit 10.4 to the Company’s Current Report on Form 8-K filed December 1, 2016, and incorporated herein by reference).
10.30	Employment Agreement by and between Sonoma Pharmaceuticals, Inc. and Marc Umscheid, dated December 31, 2016 (included as exhibit 10.97 to the Company’s quarterly report on Form 10-Q filed February 17, 2017, and incorporated herein by reference).
10.31	Master Vendor Agreement by and between Sonoma Pharmaceuticals, Inc. and PetSmart Home Office, Inc., dated November 21, 2016 (included as exhibit 10.32 to the Company’s Annual Report on Form 10-K filed on June 28, 2017, and incorporated herein by reference).
10.32†	Distribution Agreement by and between Sonoma Pharmaceuticals, Inc. and G. Pohl-Boskamp GmbH & Co. KG, dated April 13, 2016 (included as exhibit 10.33 to the Company’s Annual Report on Form 10-K filed on June 28, 2017, and incorporated herein by reference).
10.33	Amendment No. 8 to Office Lease Agreement by the between Oculus Innovative Sciences, Inc. and SSCOP Properties LLC, dated June 23, 2016 (included as exhibit 10.34 to the Company’s Annual Report on Form 10-K filed on June 28, 2017, and incorporated herein by reference).
10.35	At Market Issuance Sales Agreement, dated December 8, 2017, by and between Sonoma Pharmaceuticals, Inc. and B. Riley FBR, Inc. (included as exhibit 10.1 to the Company’s Current Report on Form 8-K filed on December 8, 2017, and incorporated herein by reference).
10.36	Placement Agency Agreement entered into by and between Sonoma Pharmaceuticals, Inc. and Dawson James Securities, Inc. as representative of the placement agents, dated March 2, 2018 (included as exhibit 10.1 to the Company’s Current Report on Form 8-K filed on March 6, 2018, and incorporated herein by reference).

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10.37	Securities Purchase Agreement entered into by and between Sonoma Pharmaceuticals, Inc. and Montreux Equity Partners V, L.P., dated March 1, 2018 (included as exhibit 10.2 to the Company’s Current Report on Form 8-K filed on March 6, 2018, and incorporated herein by reference).
10.38 #	Exclusive License and Distribution Agreement entered into by and between Sonoma Pharmaceuticals, Inc. and EMS.S.A., dated June 4, 2018 (included as exhibit 10.1 to the Company’s Current Report on Form 8-K filed on June 5, 2018, and incorporated herein by reference).
10.39	Commercial Lease (Georgia office) by and between Sonoma Pharmaceuticals, Inc. and PMR Holdings, LLC, dated May 1, 2018. (included as exhibit 10.39 to the Company’s Form 10-K filed on June 26, 2018, and incorporated herein by reference).
14.1	Code of Business Conduct (included as exhibit 14.1 to the Company’s Current Report on Form 8-K filed on January 23, 2017, and incorporated herein by reference).
21.1	List of Subsidiaries (included as exhibit 21.1 to the Company’s Annual Report on Form 10-K filed on June 28, 2017, and incorporated herein by reference).
23.1*	Consent of Marcum LLP, independent registered public accounting firm.
23.2	Consent of Trombly Business Law, PC (included in exhibit 5.1).
24.1*	Power of Attorney (set forth on the signature page of this registration statement on Form S-1).
101.INS*	XBRL Instance Document.
101.SCH*	XBRL Taxonomy Extension Schema.
101.CAL*	XBRL Taxonomy Extension Calculation Linkbase.
101.DEF*	XBRL Taxonomy Extension Definition Linkbase.
101.LAB*	XBRL Taxonomy Extension Label Linkbase.
101.PRE*	XBRL Taxonomy Extension Presentation Linkbase.

*	Filed herewith.
†	Confidential treatment has been granted with respect to certain portions of this agreement.
#	Confidential treatment is being sought for portions of this agreement.

Copies of above exhibits not contained herein are available to any stockholder, upon payment of a reasonable per page fee, upon written request to: Chief Financial Officer, Sonoma Pharmaceuticals, Inc., 1129 N. McDowell Blvd., Petaluma, California 94954.

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UNDERTAKINGS

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purposes of determining liability under the Securities Act of 1933 to any purchaser

(i)(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) (§230.424(b)(3) of this chapter) shall be deemed to be part of this registration as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§230.415(a) (1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be a part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however; that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)	Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§ 230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however; that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter);

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(7)	The undersigned registrant hereby undertakes that:

1.	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

2.	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Petaluma, State of California, on October 12, 2018.

SONOMA PHARMACEUTICALS, INC.
By:	/s/ Jim Schutz
Jim Schutz President and Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Jim Schutz and Robert Miller, and each of them individually, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Jim Schutz	President, Chief Executive Officer and	October 12, 2018
Jim Schutz	Director (Principal Executive Officer)

/s/ Robert E. Miller	Chief Financial Officer (Principal Financial, and	October 12, 2018
Robert E. Miller	Principal Accounting Officer)

/s/ Sharon Barbari	Director	October 12, 2018
Sharon Barbari

/s/ Jay Edward Birnbaum	Director	October 12, 2018
Jay Edward Birnbaum

/s/ Philippe Weigerstorfer	Director	October 12, 2018
Philippe Weigerstorfer

/s/ Jerry McLaughlin	Director	October 12, 2018
Jerry McLaughlin

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